Exhibit 10.2
EXECUTION COPY
EQUITY COMMITMENT AGREEMENT
          This Agreement (this “Agreement”) is entered into as of August 27, 2010 by and among (i) Tronox Incorporated, a Delaware corporation (as debtor in possession and reorganized debtor, as applicable, the “Company”) and (ii) each of the parties set forth on Schedule 1 hereto (together with any other Person that, pursuant to Section 11, purchases Unsubscribed Shares or shares of New Convertible Preferred Stock that a defaulting Backstop Party agreed but failed to purchase, in each case with such Person’s respective successors and permitted assigns, a “Backstop Party” and, collectively, the “Backstop Parties”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in Attachment A.
          WHEREAS, subject to the terms and conditions set forth herein, the Company has agreed to file the First Amended Plan and, pursuant to the First Amended Plan and this Agreement, to offer and sell:
          (i) 11,756,570 shares of its new Common Stock, par value $0.01 per share (the “New Common Stock”), pursuant to a rights offering (the “Rights Offering”) whereby any Person who, as of the Record Date, is (A) a holder of a General Unsecured Claim against the Debtors in excess of $250 and/or (B) a holder of an Indirect Environmental Claim against the Debtors in excess of $500, provided, in each case, that such Claim has been Allowed on or before the Rights Expiration Date (each Person described in clauses (A) and (B) above, an “Eligible Holder”), shall be offered the right (each, a “Right”) to purchase up to its pro rata share, based on the amount of such Allowed Claim (provided, however, that for holders of Indirect Environmental Claims, their respective Allowed Claim for purposes of participation in the Rights Offering shall be limited to 50% of such Allowed Claim) (the “Holder Pro Rata Share”), of 11,756,570 shares of New Common Stock (each, an “Offered Share” and, collectively, the “Offered Shares”) at a purchase price of $14.46 per Offered Share (the “Purchase Price”); and
          (ii) 600,000 shares of its new Series A Convertible Preferred Stock, par value $0.01 per share (the “New Convertible Preferred Stock”), having the terms and conditions to be set forth in a Certificate of Designation to be filed by the Company with the office of the Secretary of State of the State of Delaware, substantially in the form set forth as Exhibit A attached hereto (the “Preferred Stock COD”).
          WHEREAS, in order to facilitate the Rights Offering and the offering of shares of New Convertible Preferred Stock (the “Preferred Stock Offering”) and to fund, in part, the payments to be made pursuant to the First Amended Plan, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, each Backstop Party is severally (and not jointly or jointly and severally) committing to purchase, and the Company is committing to sell, on the effective date of the First Amended Plan (the “Effective Date”), (i) with respect to the Rights Offering, for the Purchase Price per Offered Share, the number of Unsubscribed Shares that is equal to the aggregate number of the Unsubscribed Shares multiplied by the percentage set forth opposite such Backstop Party’s name under the applicable heading on Schedule 1 (such percentage, the “Rights Offering Commitment Percentage”), and (ii) with respect to the New Convertible Preferred Stock, for the purchase price per share of New Convertible Preferred Stock, the number of shares of New Convertible Preferred Stock that is equal to 600,000 shares multiplied by the percentage set forth opposite such Backstop Party’s name under the applicable heading on Schedule 1 (such percentage, the “Preferred Stock Commitment Percentage).
          WHEREAS, the Company will conduct the Rights Offering pursuant to the provisions of the First Amended Plan and this Agreement, which Rights Offering shall include the terms and conditions set forth in the Term Sheet and such other terms and conditions as agreed upon in good faith by (i) the Company, (ii) the Required Backstop Parties, and (iii) the official committee of unsecured creditors appointed in the Chapter 11 Cases (the “Creditors’ Committee”) (provided, however, that such other terms and conditions shall not (a) adversely affect the obligations or rights of the Backstop Parties hereunder, (b) cause any representation or warranty contained herein to be incorrect or (c) be inconsistent with the Term Sheet; and
          WHEREAS, upon the terms and subject to the conditions set forth herein, the parties hereto shall seek the approval by the Bankruptcy Court of each of the First Amended Plan, this Agreement and any other documents necessary to effectuate the First Amended Plan, the Rights Offering and the Preferred Stock Offering.
          NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company and the Backstop Parties hereby agree as follows:
1. The Rights Offering.
     (a) Subject to the terms and conditions of this Agreement, the Company hereby undertakes to offer the Offered Shares for subscription by Eligible Holders holding Rights as set forth in this Agreement, including pursuant to the procedures governing the Rights Offering set forth on Exhibit C attached hereto, with such changes therein as shall be reasonably acceptable to the Company, the Creditors’ Committee and the Required Backstop Parties (the “Rights Procedures”).
     (b) In connection with the consummation of the transactions contemplated by the First Amended Plan, the Company shall issue to all Eligible Holders, Rights to purchase an aggregate of 11,756,570 Offered Shares. Each Eligible Holder as of the Record Date will receive a Right to purchase up to its Holder Pro Rata Share of the Offered Shares at the Purchase Price per Offered Share. The rights subscription form, substantially in the form of Exhibit D attached hereto, with such changes therein as shall be reasonably acceptable to the Creditors’ Committee and the Required Backstop Parties (the “Rights Subscription Form”), will be distributed to Eligible Holders in connection with the solicitation of acceptances of the First Amended Plan and shall provide a means whereby each Eligible Holder may exercise its Rights. The Rights may be exercised during the period specified in the Rights Procedures (the “Rights Exercise Period”). The Rights Subscription Form and other documentation setting forth the procedures for the Rights Offering shall provide that each Backstop Party shall have the right to pay the aggregate Purchase Price for the Shares acquired by such Backstop Party to the Company on the Effective Date.

     (c) The Rights shall not be transferrable (other than in connection with a transfer of the underlying General Unsecured Claim or Indirect Environmental Claim against the Debtors to which such Rights relate) and may be exercised in part or in full as set forth in the Rights Procedures.
     (d) Subject to the provisions set forth in Sections 3, 8 and 13, each Backstop Party hereby agrees, severally (and not jointly or jointly and severally), to subscribe for and purchase, and the Company hereby agrees to sell and issue, on the Effective Date, for the Purchase Price per Offered Share, the number of Unsubscribed Shares that is equal to the aggregate number of the Unsubscribed Shares multiplied by such Backstop Party’s Rights Offering Commitment Percentage (the Backstop Parties’ commitment to acquire the Unsubscribed Shares pursuant to this Agreement, the “Backstop Commitment”).
     (e) The Company hereby agrees and undertakes to give, or instruct the Subscription Agent to give, the Backstop Parties, by electronic facsimile transmission or by electronic mail, a notice conforming to the requirements specified herein of either (i) the number of Unsubscribed Shares, as determined in good faith by the Company, and the aggregate Purchase Price therefor (each, a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares and that the Backstop Commitment is terminated (each, a “Satisfaction Notice”), in either case as soon as practicable after the Voting Deadline and, in any event, not less than seven (7) Business Days prior to the Effective Date (the date of transmission of confirmation of a Purchase Notice or a Satisfaction Notice, as the case may be, the “Determination Date”). The Company shall provide to the Backstop Parties such written supplemental information regarding the determination of the number of Unsubscribed Shares as any Backstop Party may reasonably request. On the Effective Date, the Backstop Parties shall purchase, and the Company shall sell, only such number of Unsubscribed Shares as are listed in the Purchase Notice, without prejudice to the rights of the Backstop Parties to seek later an upward or downward adjustment if the number of Unsubscribed Shares set forth in such Purchase Notice is determined to be inaccurate.
     (f) Delivery of the certificates representing the shares of Unsubscribed Shares will be made by the Company to the Backstop Parties at 9:00 a.m., New York City time, at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, on the Effective Date against payment of the aggregate Purchase Price for the Unsubscribed Shares by wire transfer on or prior to the Effective Date of federal (same day) funds to the account specified by the Company to the Backstop Parties at least five (5) Business Days in advance.
     (g) All Unsubscribed Shares will be delivered with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Company to the extent required under the Confirmation Order or applicable Law.
     (h) Notwithstanding anything to the contrary in this Agreement, the Backstop Parties, in their sole discretion, may designate in writing at least five (5) Business Days prior to the Effective Date that some or all of the Offered Shares be issued in the name of, and delivered to, one or more of their Affiliates, and shall provide all information reasonably requested by the Company in connection therewith.

     (i) No Backstop Party shall have any liability for the Backstop Commitment of any other Backstop Party.
     (j) The Rights and the Offered Shares will be issued to the Eligible Holders without registration under the Securities Act in reliance upon the exemption from registration provided by Section 1145 of the Bankruptcy Code. The Unsubscribed Shares will be issued to the Backstop Parties without registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.
2. The Preferred Stock Offering.
     (a) Subject to the provisions set forth in Sections 3, 8 and 13, each Backstop Party hereby agrees, severally (and not jointly or jointly and severally) to subscribe for and purchase, and the Company hereby agrees to sell and issue to each Backstop Party, on the Effective Date, at a purchase price of $25.00 per share, the number of shares of New Convertible Preferred Stock that is equal to 600,000 shares of New Convertible Preferred Stock multiplied by such Backstop Party’s Preferred Stock Commitment Percentage (the Backstop Parties’ commitment to acquire the shares of New Convertible Preferred Stock pursuant to this Agreement, the “Preferred Stock Commitment”).
     (b) Delivery of the certificates representing the shares of New Convertible Preferred Stock will be made by the Company to the Backstop Parties at 9:00 a.m., New York City time, at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, on the Effective Date against payment of the aggregate purchase price for the shares of New Convertible Preferred Stock by wire transfer on or prior to the Effective Date of federal (same day) funds to the account specified by the Company to the Backstop Parties at least five (5) Business Days in advance.
     (c) All shares of New Convertible Preferred Stock will be delivered with any and all issue, stamp, transfer or similar taxes or duties payable in connection with such delivery duly paid by the Company to the extent required under the Confirmation Order or applicable law.
     (d) Notwithstanding anything to the contrary in this Agreement, the Backstop Parties, in their sole discretion, may designate in writing at least five (5) Business Days prior to the Effective Date that some or all of the shares of New Convertible Preferred Stock be issued in the name of, and delivered to, one or more of their Affiliates and shall provide all information reasonably requested by the Company in connection therewith.
     (e) No Backstop Party shall have any liability for the Preferred Stock Commitment of any other Backstop Party.
     (f) The New Convertible Preferred Stock will be issued to the Backstop Parties without registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

3. Backstop Consideration; Transaction Expenses.
     (a) Backstop Consideration. To compensate each Backstop Party for the risk of its undertakings related to the Backstop Commitment and the Preferred Stock Commitment:
          (i) Subject to the entry of a final, non-appealable ECA Order, on the Effective Date, the Company will pay to the Backstop Parties an aggregate backstop commitment fee consisting of 705,394 shares of New Common Stock (the “Equity Backstop Consideration”), distributed to each Backstop Party on a ratable basis in accordance with such Backstop Party’s Rights Offering Commitment Percentage; provided that, notwithstanding the foregoing, if the Effective Date shall not occur (subject to Section 11(b), other than directly and solely as a result of a breach by any Backstop Party of any of the terms or conditions of this Agreement) and/or this Agreement is terminated in accordance with the provisions hereof (subject to Section 11(b), other than directly and solely as a result of a breach by any Backstop Party of any of the terms or conditions of this Agreement), then (x) the Backstop Parties shall be paid in cash an amount equal to six percent (6%) of the aggregate Purchase Price of the Offered Shares and the aggregate purchase price of the shares of New Convertible Preferred Stock being offered pursuant to Sections 1 and 2 hereof (i.e., $11,100,000) (the “Cash Backstop Consideration” and, together with the Equity Backstop Consideration, the “Backstop Consideration”). To the extent payable, the Cash Backstop Consideration shall be paid (A) if this Agreement is terminated by the Company, then on the date on which this Agreement is so terminated, and (B) if this Agreement terminates automatically by its terms or is terminated by the Backstop Parties, then within two (2) Business Days following the date on which this Agreement is so terminated.
          (ii) The Backstop Consideration and the Transaction Expenses shall constitute administrative expenses of the Company under sections 364(c)(1) and 503(b) of the Bankruptcy Code. All payments of the Backstop Consideration and the Transaction Expenses hereunder shall be made free and clear of any withholding on account of Taxes unless the Company receives advice of counsel that withholding on account of Taxes is required under applicable Law.
          (iii) The Backstop Consideration shall be deemed earned upon the execution of this Agreement by each of the parties hereto and will be payable in accordance with Section 3(a)(i), whether or not any Unsubscribed Shares or any shares of New Convertible Preferred Stock are actually purchased pursuant to the Backstop Commitment or the Preferred Stock Commitment and will be nonrefundable when paid; provided that a Backstop Party shall not be entitled to receive any portion of the Backstop Consideration if this Agreement is terminated by the Company solely as a result of a breach of any of the terms or conditions of this Agreement by such Backstop Party.
          (iv) The Backstop Parties hereby agree that they shall not be entitled to any fee or payment other than as provided in this Section 3(a) and in Section 3(b) in connection with the Backstop Commitment, the Preferred Stock Commitment or otherwise in any way related to this Agreement and hereby irrevocably waive all rights to other fees and payments from any Debtor or any of their respective Affiliates in connection with the Backstop Commitment, the Preferred Stock Commitment or otherwise in any way related to this Agreement.

     (b) Transaction Expenses.
          (i) Subject to the professionals for the Backstop Parties providing invoices (sufficiently detailed to enable a determination as to the reasonableness of such fees and expenses (without limiting the right of the various professionals to redact privileged, confidential or sensitive information)) to the Company and any other applicable procedures set forth in the ECA Order, whether or not the transactions contemplated hereby are consummated (subject to Section 11(b), unless such transactions are not consummated directly and solely as a result of a breach by any Backstop Party of any of the terms or conditions of this Agreement), the Company will reimburse or pay, as the case may be, all reasonable and documented out-of-pocket expenses of the Backstop Parties (A) incurred (and not previously paid) in connection with this Agreement, their participation in the Chapter 11 Cases, the Backstop Commitment and the Preferred Stock Commitment through the earlier to occur of (1) the date on which this Agreement is terminated for any reason and (2) the 60th day following the Effective Date, and (B) incurred in connection with the enforcement of any rights of the Backstop Parties under this Agreement and any document or instrument entered into in connection with this Agreement or the transactions contemplated hereby (such expenses, collectively, “Transaction Expenses”). The Transaction Expenses include the reasonable and documented fees and expenses of Gleacher & Company Securities, Inc., financial advisor to the Backstop Parties, as set forth in its engagement letter attached hereto as Exhibit E (which such engagement letter was previously approved by the Court and is hereby re-affirmed by the Company), and Milbank, Tweed, Hadley & McCloy LLP, legal advisor to the Backstop Parties, and the reasonable and documented fees and expenses of any other professionals reasonably retained by the Backstop Parties in connection with the transactions contemplated hereby; provided that, notwithstanding any other provision herein, the Company shall not be responsible for the fees or expenses of more than one financial advisor or more than one firm of counsel, together with any local counsel. Notwithstanding any other provision contained in this Agreement, the parties hereto agree that the Company shall have no obligation to reimburse or pay, as the case may be, any Transaction Expenses under subclause (A) of the first sentence of this Section 4(b)(i), incurred following the Effective Date, that exceed an aggregate amount equal to $150,000.
          (ii) Subject to Section 11(b), the reimbursement or payment of Transaction Expenses shall be made by the Company within five (5) Business Days of presentation of an invoice approved by the Required Backstop Parties, without Bankruptcy Court review or further Bankruptcy Court order (but subject to any conditions imposed by the Bankruptcy Court), subject to paragraph (i) above, whether or not the transactions contemplated hereby are consummated. Notwithstanding any other provision contained in this Agreement, any payment of a fee to the Backstop Parties’ financial advisor shall be conditioned upon the consummation of the transactions contemplated by this Agreement, in which case payment of such fee shall be made on the Effective Date.
          (iii) The obligations of the Company under this Section 3 are in addition to, and do not limit, its obligations to provide indemnification to each Indemnified Party pursuant to Section 9. The Company’s agreement to reimburse or pay, as the case may be, the Transaction Expenses is an integral part of the transactions contemplated by this Agreement and, without such agreement, the Backstop Parties would not have entered into this Agreement, and the

Transaction Expenses shall constitute an administrative expense of the Company under sections 364(c)(1) and 503(b) of the Bankruptcy Code.
4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Backstop Parties, on the date hereof and on the Effective Date, that the following statements are true and correct (it being understood and agreed that (i) the representations and warranties contained herein shall relate solely to the Retained Assets and the business to be conducted by the Tronox Parties after the Effective Date, any Liabilities related thereto and any other Liabilities that, in each case, will be retained by the Company after the Effective Date, and (ii) the representations and warranties made on the Effective Date are deemed to be made concurrently with the consummation of the transactions contemplated hereby), except as set forth in the Schedules attached hereto:
     (a) Projections. On and as of the date hereof, the projections of Tronox Worldwide and its Subsidiaries attached as Exhibit C to the “Disclosure Statement Regarding the Joint Plan of Reorganization of Tronox Incorporated et al.” filed with the Bankruptcy Court on July 7, 2010 [Dkt. No. 1707] (the “Projections”) are based on good faith estimates and assumptions made by the management of the Company; provided that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, that as of the date hereof, management of the Company believes that the Projections are reasonable and attainable.
     (b) Organization; Requisite Power and Authority; Qualification. Each of the Company and its Subsidiaries (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as identified in Schedule 4(b), (ii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and the Company has all requisite power and authority to enter into this Agreement and, upon entry by the Bankruptcy Court of the ECA Order, will have all requisite power and authority to carry out the transactions contemplated hereby, and (iii) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.
     (c) Capitalization. Unless otherwise agreed to by the Required Backstop Parties, at the Effective Date, the Company shall have authorized for issuance 50,000,000 shares of New Common Stock and 1,000,000 shares of preferred stock, with a par value of $0.01 per share. At the Effective Date, immediately after giving effect to the distributions under the First Amended Plan, the purchase of Offered Shares pursuant to the Rights Offering and the purchase and issuance of Unsubscribed Shares and shares of New Convertible Preferred Stock pursuant to this Agreement, there will be issued and outstanding 15,000,000 shares of New Common Stock, 600,000 shares of New Convertible Preferred Stock and warrants to acquire 821,750 shares of New Common Stock if the class of Equity Interests votes to accept the First Amended Plan. Except as set forth in the preceding two sentences and as expressly contemplated by this Agreement and the Management Equity Plan, at the Effective Date (i) there will not be issued or outstanding any shares of capital stock of the Company, or any options, rights, warrants, convertible or exchangeable securities or other instruments obligating the Company to issue any shares of capital stock of the Company (collectively, “Dilutive Rights”), and (ii) there will not be any Contracts obligating the Company to issue, or entitling any person to purchase, any shares of capital stock of the Company or any Dilutive Rights.
     (d) Due Authorization.
          (i) The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Company, and no further authorization is necessary for the performance of the Company’s obligations hereunder other than the entry of the ECA Order by the Bankruptcy Court.
          (ii) The distribution of the Rights and issuance of the Offered Shares and the shares of New Convertible Preferred Stock on the Effective Date will have been duly and validly authorized by all necessary corporate action of the Company.
          (iii) On the Effective Date, the Debtors will have the requisite corporate or other entity power and authority to effectuate the First Amended Plan and to perform their obligations thereunder, and will have taken all necessary corporate other entity actions required for the due authorization, execution, delivery and, subject to entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the 14-day period set forth in Bankruptcy Rule 3020(e), performance by the Debtors of the First Amended Plan.
     (e) Binding Obligation.
          (i) This Agreement has been duly executed and delivered by the Company and, upon entry by the Bankruptcy Court of the ECA Order, will be the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
          (ii) The Offered Shares, when issued and sold pursuant to the valid exercise of Rights or issued and sold to the Backstop Parties hereunder, and the shares of New Convertible Preferred Stock to be issued and sold to the Backstop Parties hereunder, will, when issued and delivered against payment therefor in the Rights Offering or to the Backstop Parties hereunder, as applicable, be duly and validly issued, fully paid and non-assessable, and free and clear of all Liens, and shall not be subject to any pre-emptive or similar rights.
          (iii) The First Amended Plan will be duly and validly filed with the Bankruptcy Court by the Debtors and, upon the entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the 14-day period set forth in Bankruptcy Rule 3020(e), will constitute the valid and binding obligation of the Debtors, enforceable against the Debtors in accordance with its terms, subject to general equitable principles.
     (f) No Conflict. Subject to the entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the 14-day period set forth in Bankruptcy Rules 6004(h) and 3020(e), as applicable, and except as set forth on Schedule 4(f), the distribution of the Rights, the issuance, sale and delivery of New Common Stock upon exercise of the Rights, the issuance, sale and delivery of New Convertible Preferred Stock hereunder, and the consummation of each of the Rights Offering and the Preferred Stock Offering by the Company and the execution and delivery (or, with respect to the First Amended Plan, the filing) by the Company of this Agreement and the First Amended Plan and compliance by the Debtors with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein do not and will not: (i) violate (A) any provision of any Law applicable to the Company or any of its Subsidiaries, (B) any of the Organizational Documents of the Company or any of its Subsidiaries, or (C) any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries (other than any Liens created under the Credit Agreement); or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Effective Date and which are set forth on Schedule 4(f), except in any such case described in subclause (i)(A), (i)(C) or (ii), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (g) Governmental Consents. The consummation of the transactions contemplated by this Agreement do not and will not require any filing or registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for (i) the entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the 14-day period set forth in Bankruptcy Rules 6004(h) and 3020(e), as applicable; (ii) the expiration or earlier termination of the waiting period under the HSR Act, if applicable; (iii) any required filings with the United States Securities and Exchange Commission; (iv) such registrations, consents, approvals, notices or other actions as may be reasonably required under state securities or “blue sky” Laws in connection with the purchase of Unsubscribed Shares by the Backstop Parties; or (v) such registrations, consents, approvals, notices or other actions set forth on Schedule 4(g).
     (h) Historical Financial Statements. The Historical Financial Statements (other than restatements due to environmental or tort liabilities) were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments.
     (i) No Registration Requirement.
          (i) The issuance of the Rights to Eligible Holders and the offer and sale of the Offered Shares to Eligible Holders pursuant to the Rights are exempt from registration under the Securities Act pursuant to the exemption from registration provided by Section 1145 of the Bankruptcy Code. None of the Company or any of its Subsidiaries or anyone acting on its or their behalf has taken or will take any action that would render unavailable the exemption from registration provided by Section 1145 of the Bankruptcy Code or otherwise subject the issuance or sale of the Rights or the offer, sale and issuance of the Offered Shares upon exercise thereof to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any state securities or “blue sky” Laws or any foreign securities Laws.
          (ii) Based in part upon the representations and warranties of the Backstop Parties set forth in Section 5(h), none of the offer or issuance of the Unsubscribed Shares or the shares of New Convertible Preferred Stock to the Backstop Parties pursuant to this Agreement requires any registration of the Unsubscribed Shares or the shares of New Convertible Preferred Stock under the Securities Act, any state securities or “blue sky” Laws or any foreign securities Laws. No form of general solicitation or general advertising was used or will be used in connection with the offering or sale of the Unsubscribed Shares or the shares of New Convertible Preferred Stock, and none of the Company or any of its Subsidiaries or anyone acting on its or their behalf has taken or will take any action that would render unavailable the exemption from registration provided by Section 4(2) of the Securities Act or otherwise subject the issuance or sale of the Unsubscribed Shares or the shares of New Convertible Preferred Stock to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any state securities or “blue sky” Laws or any foreign securities Laws (including, without limitation, offering the Unsubscribed Shares or the shares of New Convertible Preferred Stock for sale to, or soliciting any offer to buy any of the same from, any person or under any circumstances that would render such exemption unavailable). None of the Company or any of its Subsidiaries nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that could cause this offering of the Unsubscribed Shares or the shares of New Convertible Preferred Stock to be integrated with any other offerings by the Company for purposes of the Securities Act, nor will the Company or its affiliates take any action or steps that could cause the offering of the Unsubscribed Shares or the shares of New Convertible Preferred Stock to be integrated with other offerings.
     (j) No Material Adverse Effect. Except as set forth on Schedule 4(j), since September 30, 2009, other than the filing of the Chapter 11 Cases, no event, circumstance or change which, or the effect of which, in each case, continues to be in existence as of the date hereof or the Effective Date, as applicable, has occurred that has caused or evidences, or would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.
     (k) Compliance with Statutes, Etc. (i) Each of the Tronox Parties and, to the Company’s Knowledge, Tiwest is in material compliance with all material applicable Laws, Decrees and Permits, and all material applicable restrictions imposed by all Governmental Authorities, in respect of the conduct of its respective business and the ownership of its respective property, (ii) none of the Tronox Parties or, to the Company’s Knowledge, Tiwest has received any written notice, since September 30, 2009 relating to any material violations or alleged material violations of any material Law or material violations, alleged material violations or material defaults under any Decree with respect to its respective business or any Permit with respect to the operation of its respective business, (iii) there are no material Decrees or Contracts with any Governmental Authority to which any Tronox Party or Tiwest is a party or by which any Tronox Party or Tiwest is bound, and (iv) none of the Tronox Parties or Tiwest have received any written notification or claim and, to the Company’s Knowledge, there are no claims threatened in writing (in each case, which is material and outstanding) that it has manufactured, sold or provided any product in connection with its respective business which does not in any material respect comply with all applicable Laws, Permits or standards or which in any material respect is defective or dangerous or not in material compliance with any representation or warranty, express or implied, given by the Tronox Parties or Tiwest in respect thereof.
     (l) No Defaults. With respect to each Material Contract (as defined below): (A) such Contract is in full force and effect and constitutes the valid and legally binding obligation of the Tronox Parties (including, for the purposes of this Section 4(l), Tiwest) party thereto and, to the Company’s Knowledge, the counterparty thereto, enforceable against such Tronox Party and, to the Company’s Knowledge, the counterparty thereto in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity; and (B) subject to the payment of Cure Amounts, none of the Tronox Parties party thereto nor, to the Company’s Knowledge, the counterparty thereto is in breach or default, and no event has occurred, which with or without the giving of notice or lapse of time or both, would cause any Tronox Party or, to the Company’s Knowledge, any counterparty thereto to be in material breach or default thereunder, and none of the Tronox Parties has received any notice of termination, cancellation, breach or default under any Material Contract.
          (i) For the purposes of this Agreement, “Material Contracts” means the following types of Contracts in effect on the date hereof to which a Tronox Party or Tiwest is a party:
               (A) any Contract for the lease of personal property to or from any Person providing for lease payments in excess of $1,000,000 per annum;
               (B) any Contract for the purchase or sale of raw materials, commodities, supplies, products or other personal property, the performance of which will extend over a period of more than six months after the Effective Date or involves consideration in excess of $5,000,000 per annum;
               (C) any Contract for shipping or other transportation services involving consideration in excess of $1,000,000 per annum;
               (D) any Contract that is a collective bargaining agreement;
               (E) any Contract relating to Intellectual Property that: (1) involves consideration as of the Effective Date in excess of $250,000; (2) includes a license involving Intellectual Property granted by Tronox to any third party (other than the implied license in the sale of the Products to third-party customers); (3) includes the payment of a royalty or fee by any Tronox Party to any third party for ownership, the use of, or right to use the Intellectual Property in the processing or manufacturing of the Products, or the reservation by such third party of the right to use, license, or sublicense such Intellectual Property (except for licenses of commercially available software or service agreements with respect to such software entered into in the Ordinary Course of Business; or (4) is otherwise material to the operation of the Business;

               (F) any Contract that (1) limits the freedom of any Tronox Party, Tiwest or the Business to compete in any line of business or with any Person or in any geographical area or (2) contains exclusivity obligations or restrictions binding on any Tronox Party, Tiwest or the Business;
               (G) any joint venture, partnership, limited liability company or other similar Contracts;
               (H) any Contract relating to any outstanding commitment for capital expenditures in excess of $500,000 individually;
               (I) any Contract (or series of related Contracts) relating to any outstanding obligation of an acquisition, disposition or lease of any Person, business or material real property or other material assets (whether by merger, sale of stock, sale of assets or otherwise);
               (J) any distribution, agency and marketing Contract (or series of related Contracts) involving in excess of $250,000 in any annual period;
               (K) any Contract (or series of related Contracts) relating to the purchase by any Tronox Party of any products or services under which the undelivered balance of such products or services is in excess of $750,000 in the aggregate or $250,000 over the next twelve months;
               (L) any Contract (including any “take-or-pay” or keepwell agreement) under which (1) any Person has directly or indirectly guaranteed any Liabilities or obligations of any Tronox Party or Tiwest or (2) any Tronox Party or Tiwest has directly or indirectly guaranteed Liabilities of any other Person.
               (M) any Contract with any current employee of any Tronox Party, or any current or former employee of any Tronox Party, with aggregate payments of at least $50,000 remaining under such Contract or providing for severance Liabilities of at least $50,000 remaining under such Contract (other than, in each case, pursuant to the standard severance policies of any Tronox Party);
               (N) any Contract that is a settlement or similar agreement pursuant to which outstanding obligations in excess of $250,000 will exist for the Business after the Effective Date;
               (O) any Contract related to the use, development, support or disaster recovery of the IT Systems involving consideration in excess of $100,000 or otherwise critical to the operation of the Business;
               (P) any Contract that provides for a Bonding Requirement; and
any other Contract that is material to the Business, whether or not entered into in the Ordinary Course of Business, and the termination of which would reasonably be expected to have a Material Adverse Effect.

     (m) Scheduled Contracts. (i) No later than five (5) Business Days following the date hereof, the Company shall provide to the Backstop Parties Schedule 4(m)(i), which contains a true, correct and complete list as of the date hereof of (A) all the contracts or other arrangements in effect on the date hereof to which the Company or any of its Subsidiaries is a party for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect; (B) any Contract relating to any outstanding commitment for capital expenditures in excess of $500,000 individually; and (C) if applicable, any Contract (including any “take-or-pay” or keepwell agreement) under which (1) any Person has directly or indirectly guaranteed any Liabilities or obligations of any Tronox Party or Tiwest or (2) any Tronox Party or Tiwest has directly or indirectly guaranteed Liabilities of any other Person.
          (ii) Schedule 4(m)(ii) sets forth an accurate and complete list of each of the top ten customers, distributors and suppliers of the Business, on the basis of revenues generated or expenditures made, as applicable, during the twelve months ended December 31, 2009. From December 31, 2009 to the date of this Agreement, (A) none of the Tronox Parties, or, to the Company’s Knowledge, Tiwest has received from such customers, distributors or suppliers any notice of termination or cancellation of its agreement with the Business, other than in accordance with such agreement’s terms, or (B) to the Company’s Knowledge, none of such customers, distributors or suppliers has threatened in writing to cancel, terminate or materially and adversely modify its agreement with the Business, other than in accordance with such agreement’s terms.
     (n) Adverse Proceedings, Etc. Except for the Chapter 11 Cases and related proceedings which will be resolved prior to or upon the emergence from the Chapter 11 Cases by the Company, its applicable Subsidiaries and Tiwest without having any Material Adverse Effect (either individually or in the aggregate with all other Adverse Proceedings), there are no Adverse Proceedings, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (i) is in violation of any applicable Laws that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (o) Employee Matters.
          (i) Neither the Company nor any of its Subsidiaries is engaged in, or has within the last 12 months prior to the date hereof engaged in, any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (A) no unfair labor practice complaint pending against the Company or any of its Subsidiaries, or to the best knowledge of the Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Company or any of its Subsidiaries or to the best knowledge of the Company, threatened against any of them, (B) no strike or work stoppage in existence or, to the Company’s Knowledge, threatened involving the Company or any of its Subsidiaries, and (C) to the Company’s Knowledge, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the Company’s Knowledge, no

union organization activity that is taking place, except (with respect to any matter specified in clause (A), (B) or (C) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect. Within the 12 months prior to the date hereof, neither the Company nor any of its Subsidiaries has implemented any plant closing or layoff of any of their respective employees in violation of the United States Worker Adjustment and Retraining Notification Act, or any similar applicable non-United States, state or local “mass layoff” or “plant closing” law (collectively, the “WARN Act”).
          (ii) To the Company’s Knowledge, the Company and it Subsidiaries are in compliance in all material respects with all applicable laws relating to the employment of labor, including those related to wages, hours, immigration and naturalization, collective bargaining, the WARN Act, discrimination, civil rights, safety and health, workers’ compensation and the payment and withholding of taxes. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any material consent decree with, or material citation by, any Governmental Authority relating to their respective employees or employment practices. Except as disclosed in Schedule 4(o), (A) there is no charge or proceeding with respect to a violation of any occupational safety or health standards asserted or pending with respect to the Company or any of its Subsidiaries and (B) the there are no suits, actions or other proceedings in connection with the Company or any of its Subsidiaries that are pending before the Equal Employment Opportunity Commission, or any other Governmental Authority responsible for the prevention of unlawful employment practices, that in each case, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (p) Properties.
          (i) Title. Each of the Company and its Subsidiaries has (A) good, sufficient and legal title to (in the case of fee interests in real property), (B) valid leasehold interests in (in the case of leasehold interests in real or personal property), (C) valid licensed rights in (in the case of licensed interests in Intellectual Property) and (D) good title to (in the case of all other personal property), all of their respective Retained Assets reflected in their respective Historical Financial Statements (as restated) referred to in Section 4(h) and in the most recent financial statements delivered pursuant to Section 6(h), in each case, except for assets disposed of since the date of such financial statements in the Ordinary Course of Business and assets transferred to the Environmental Response Trusts and/or designated Government Environmental Entities in connection with the Chapter 11 Cases. All such properties and assets are free and clear of Liens other than Permitted Liens.
          (ii) Real Estate. Schedule 4(p)(ii) contains a true, accurate and complete list as of the Effective Date of (A) all Real Estate Assets, and (B) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of the Company and its Subsidiaries, regardless of whether such Person is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (B) of the immediately preceding sentence is in full force and effect, and the Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of the Company and its

Subsidiaries, enforceable against such Person in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles.
     (q) Investment Company Act. The Company is not, and immediately after giving effect to the offering and sale of the New Common Stock and the New Convertible Preferred Stock and the application of the proceeds thereof, the Company will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
     (r) Employee Benefit Plans.
          (i) As of the date hereof, Schedule 4(r)(i) contains a true, accurate and complete list of all Employee Benefit Plans and Employment Arrangements. With respect to each Employee Benefit Plan and Employment Arrangement, the Company has provided or made available to the Backstop Parties with a complete copy of: (A) each writing constituting a part of such plan; and (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any.
          (ii) The Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan in all material respects.
          (iii) Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service or may rely on a favorable opinion letter issued by the Internal Revenue Service and, to the Company’s Knowledge, nothing has occurred subsequent to the issuance of such determination or opinion letter which would cause such Employee Benefit Plan to lose its qualified status.
          (iv) No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a material liability to the Company or any of its Subsidiaries.
          (v) Except as set forth on Schedule 4(r)(v) and except to the extent required under Section 4980B of the Internal Revenue Code or similar state or foreign Laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates.
          (vi) Except as set forth on Schedule 4(r)(vi), none of the Employee Benefit Plans or Employment Arrangements will create any liability on behalf of the Company or any of its Subsidiaries to (A) pay any benefit, compensation or other payment to any of their respective employees, (B) increase or accelerate the level of existing benefits, compensation or other payments payable or potentially payable to any of their respective employees, or (C) result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge or terminate any Employee Benefit Plan or related trust, or any Employment Arrangement, in each case arising from the consummation of the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event). Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code.
          (vii) Each Employee Benefit Plan and Employment Arrangement that is in any part a “nonqualified deferred compensation plan” subject to Section 409A of the Internal Revenue Code (a) materially complies and, at all times after December 31, 2008 has materially complied, both in form and operation, with the requirements of Section 409A(a)(2), (3) and (4) of the Internal Revenue Code and the final regulations thereunder and (b) between January 1, 2005 and December 31, 2009 was operated and maintained in accordance with a good faith reasonable interpretation of Section 409A of the Internal Revenue Code and its purpose, as determined under applicable guidance of the United States Department of the Treasury and the Internal Revenue Service.
          (viii) All Employee Benefit Plans subject to the Laws of any jurisdiction outside of the United States (A) have been maintained in accordance with all applicable requirements in all material respects, (B) if they are intended to qualify for special Tax treatment meet all requirements for such treatment, and (C) if they are intended to be funded and/or book-reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.
     (s) Environmental Liabilities. On the Effective Date, except to the extent set forth in the Environmental Settlement Documents, the First Amended Plan or in Schedule 4(s), the Company shall have no material liabilities or material obligations under any environmental, health or safety Laws arising out of or related to facts, events or circumstances occurring or in existence prior to the Effective Date.
     (t) Certain Fees. Except as set forth on Schedule 4(t), no broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated hereby, except as payable to the Backstop Parties pursuant to Sections 3(a) and 3(b).
     (u) Sufficiency of Assets of the Acquired Business. The Retained Assets constitute all assets, properties and rights used or held for use by the Tronox Parties necessary to conduct and operate the Business in the manner presently conducted and as proposed to be conducted as described in the Disclosure Statement.
     (v) Permits. The Tronox Parties and Tiwest hold all material Permits that are necessary to carry on the Business as presently conducted under applicable Law. There is no Litigation pending, nor to the Knowledge of the Company, threatened, that seeks the revocation, cancellation, suspension, failure to renew or adverse modification of any material Permit used in the Business. To the Knowledge of the Company, all required filings with respect to the material

Permits used in the Business have been made and all required applications for renewal thereof have been filed.
     (w) Tiwest Joint Venture Interests.
          (i) The Tiwest Joint Venture Interests, together with the Exxaro Joint Venture Interest, include all of the assets, Permits, properties and rights, used or held for use by Tronox Australia and the Tiwest Joint Venture Participants in their conduct and operation of the Tiwest Joint Venture as presently conducted, and no Tronox Party (other than Tronox Australia) owns any interest in the Tiwest Joint Venture Interests.
          (ii) To the Company’s Knowledge, the Tiwest Joint Venture Participants do not have any assets, rights, title or interests in any assets, Permits, properties or rights necessary or required for, or used or held for use by the Tiwest Joint Venture which are not held by the Tiwest Joint Venture Participants as tenants in common for the Tiwest Joint Venture.
          (iii) The Company has made available to the Backstop Parties accurate and complete copies of (A) each of the Tiwest Joint Venture Documents to which any of the Tronox Parties or Tiwest are, as at the date hereof, a party, and (B) all Liens created under the Tiwest Joint Venture Documents (including, for the avoidance of doubt, any cross charges over the Tiwest Joint Venture Interests and any Liens that the Tiwest Joint Venture Participants or any of their Subsidiaries may have with respect to the accounts receivable of Tronox Pigments Ltd., a Bahamian international business company) and the Exxaro Joint Venture Interest.
          (iv) All of the Owned Real Property in which Tronox Australia has an interest is held by Tronox Australia and the applicable Tiwest Joint Venture Participants as tenants in common and no other party holds any fee interest in such Owned Real Property.
          (v) To the Company’s Knowledge, (A) no Tiwest Joint Venture Participant has leased, licensed or otherwise granted to any Person the right to occupy any of the property owned by Tronox Australia and the applicable Tiwest Joint Venture Participants as tenants in common and (B) other than the rights of the Tiwest Joint Venture Participants under the Tiwest Joint Venture Documents, the Tiwest Joint Venture Participants are not a party to an agreement or option to purchase any real property, or any interest in real property, relating to the Business.
          (vi) To the Company’s Knowledge, Tiwest does not (A) lease any land, buildings, structures, improvements or other real property interests other than on behalf of Tronox Australia and the Tiwest Joint Venture Participants, or (B) own any real property other than on behalf of Tronox Australia and the Tiwest Joint Venture Participants.
          (vii) To the Company’s Knowledge, no Tiwest Joint Venture Participant leases any land, buildings, structures, improvements or other real property interests used by, or on behalf of, the Tiwest Joint Venture (other than jointly or as tenants in common with Tronox Australia).

     (x) Intellectual Property.
          (i) Schedule 4(x)(i) sets forth as of the date hereof an accurate and complete list of (A) patents and pending patent applications, (B) registrations and applications for registration of copyrights, and (C) registrations and applications for registration of trademarks and service marks, in each case, owned by the Tronox Parties, indicating the owner, jurisdiction, and application or registration number, as applicable. All Intellectual Property set forth on Schedule 4(x)(i), (1) has a Tronox Party as the owner of record of such Intellectual Property in the applicable intellectual property office, (2) has not been canceled, expired, or abandoned, and, to the Company’s Knowledge, made the subject of any opposition, cancellation, reissue, reexamination or interference, and (3) to the Company’s Knowledge, is valid and enforceable. All fees required for the maintenance or renewal of the Intellectual Property set forth on Schedule 4(x)(i) have been paid when due. The Tronox Parties own or have a valid license or lease or other right to use each item of Intellectual Property owned, used, or held for use by them and all components of the IT Systems.
          (ii) To the Company’s Knowledge, (A) the conduct of the Business as currently conducted does not infringe or misappropriate the Intellectual Property rights of any third party and (B) no third party is infringing or misappropriating any material Intellectual Property owned or exclusively licensed by any Tronox Party. No suit, action or proceeding is currently pending or, to the Company’s Knowledge, threatened against any Tronox Party that challenges the validity or ownership of any Intellectual Property owned or exclusively licensed by any Tronox Party or asserts that the conduct of the Business infringes or misappropriates any third party’s Intellectual Property rights, or in which any Tronox Party asserts that any third party is infringing or misappropriating any material Intellectual Property included in the Retained Assets. None of the Tronox Parties or their Affiliates have received any written notice in the past twelve months alleging infringement or misappropriation of any third party’s Intellectual Property by any Tronox Party.
          (iii) The Tronox Parties have taken reasonable and customary steps to protect and, where applicable, maintain in confidence, Intellectual Property that is material to the Business, including by implementing employee policies containing confidentiality and intellectual property assignment provisions.
     (y) Insurance. Not later than five (5) Business Days days following the date hereof, the Company shall provide to the Backstop Parties a schedule setting forth a true and complete list of all material insurance policies (including all director’s and officer’s liability policies) applicable to the Business which are in effect or binders for policies expected to be in effect immediately following the Effective Date and which cover or are expected to cover any Tronox Party, together with the name of the insurer, policy number, type of coverage, limits, date of issue and applicable business unit deductible (the “Insurance Schedule”). All premiums due and payable with respect to the Tronox Parties’ insurance policies identified on the Insurance Schedule which provide coverage relating to the Retained Assets, Tiwest or the Business have been paid in full (including with proceeds of any financing or credit arrangements which may exist), and no Tronox Party nor to the Company’s Knowledge, Tiwest has received a written claim under such policies which remains outstanding as of the date hereof. All such policies are in full force and effect, and the Tronox Parties have complied in all material respects with the terms thereof. To the Company’s Knowledge, there exists no event, occurrence, condition or act that, with the giving of notice, the lapse of time or the happening of any other event or condition, would entitle any insurer to terminate or cancel any such insurance policy.
     (z) Tax. Each Tronox Party and Tiwest has timely filed all Tax Returns with the appropriate Taxing Authority in accordance with all applicable laws, and all such Tax Returns are true, correct and complete in all material respects. All Taxes due from each Tronox Party and Tiwest have been timely paid. Adequate reserves or accruals for Taxes have been provided in the Projections in respect of any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing. No material Taxes will be imposed on a Tronox Party or Tiwest in connection with or as the result of the implementation of the First Amended Plan. There are no Liens with respect to any Retained Asset or Tiwest or its assets as a result of failure to pay Taxes. No investigation, audit, proceeding or other examination by any Taxing Authority is in progress, pending or to the Company’s Knowledge threatened with respect to any Tax Return filed by, or Taxes relating to any Tronox Party or Tiwest. No agreement, consent, clearance, or other Tax ruling or agreement has been executed or entered into relating to Taxes by any Tronox Party in connection with any Retained Asset or Tiwest, including any IRS private letter rulings or comparable rulings of any Taxing Authority and closing agreements pursuant to Section 7121 of the IRC or any similar law. Each Tronox Party has withheld and timely remitted all material Taxes required to have been withheld and remitted in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. No dispute or claim concerning any Tax Liability of any Tronox Party with respect to its Retained Assets or Tiwest has been proposed, threatened or claimed by any Taxing Authority. Neither any Tronox Party nor Tiwest has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither any Tronox Party nor Tiwest is a party to any Tax allocation, sharing, or similar arrangement or agreement (whether or not in writing). Neither any Tronox Party nor Tiwest is required to include in income any adjustment in its current or in any future taxable period by reason of a change in accounting method; nor, to the Company’s Knowledge, has a Taxing Authority proposed or is considering proposing, any change in accounting method. Neither any Tronox Party nor Tiwest is a party to any agreement, Contract, or arrangement that (individually or in the aggregate) could reasonably be expected to give rise to the payment of any compensation (whether in cash or property, including stock or other equity interests) that would not be deductible in full when paid or accrued. Each of Tronox LLC, Tronox Worldwide LLC, Tronox Pigments (Netherlands) B.V., Tronox Pigments (Holland) B.V., Tronox B.V., Tronox Funding LLC, Tronox Luxembourg S.ar.L., Tronox Pigments International GmbH, Tronox Pigments GmbH, Tronox Pigments S.p.r.l., Tronox Finance B.V., and Tronox Pigments Ltd. is currently disregarded for U.S. federal income tax purposes and, except as set forth in Schedule 4(z), has been so disregarded since the date of its formation. Each of the Company and Tronox Australia is, and has always been since the date of its respective formation, properly treated as a corporation for U.S. federal income tax purposes. Tronox Pigments (Holland) B.V. has not in the current fiscal year or in any of the preceding five fiscal years claimed, utilized or requested exemptions of deferrals in relation to Tax, including exemptions or deferrals of Tax relating to reorganizations or mergers.
     (aa) Foreign Corrupt Practices Act. Neither the Tronox Parties nor, to the Company’s Knowledge, Tiwest or any of their respective representatives, has made, offered, promised,

authorized, requested, received or accepted, with respect to the Retained Assets, the Business, or any other matter which is the subject of this Agreement or the Restructuring, any payment, gift, promise or other advantage, whether directly or indirectly through any other Person, to or for the use or benefit of any Person, where such payment, gift, promise or advantage would violate (i) the United States Foreign Corrupt Practices Act of 1977, as amended, (ii) the principles set out in the Organization for Economic Cooperation and Development Convention Combating Bribery of Foreign Public Officials in International Business Transactions, or (iii) any other similar anti-corruption and/or anti-bribery Law of any jurisdiction applicable to the Tronox Parties or Tiwest, as the case may be. The Company further represents and warrants that none of the Tronox Parties nor their respective Affiliates has made any such offer, payment, gift, promise, or advantage to or for the use or benefit of any Person if it knew, had a firm belief, or was aware that there was a high probability that such Person would use such offer, payment, gift, promise, or advantage in violation of the preceding sentence.
     (bb) Internal Controls. The Company and each other Tronox Party has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company and the other Tronox Parties are being made only in accordance with the authorization of management and the board of directors of the Company, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and the other Tronox Parties’ assets that could have a material effect on the Company’s financial statements.
     (cc) Foreign Entities Under Receivership.
          (i) As of the date hereof, each of Tronox GmbH and Tronox Pigments GmbH is properly set up, the share capital of Tronox GmbH and Tronox Pigments GmbH had been fully paid-in and has not been repaid and no transaction has occurred which qualifies or could qualify as a hidden formation or contribution in kind (verdeckte Sachgruendung or verdeckte Sacheinlage). Neither Tronox GmbH nor Tronox Pigments GmbH (including its insolvency administrator and creditors) has any outstanding claim against any Tronox Party or any of their Affiliates, and is not entitled to raise any such claims, other than claims arising out of the Ordinary Course of Business of the Tronox Parties.
          (ii) No transaction between Tronox GmbH or Tronox Pigments GmbH on the one hand and any Tronox Party on the other hand, or any measure by Tronox GmbH or Tronox Pigments GmbH to or for the benefit of any Tronox Party has occurred which entitles Tronox GmbH or Tronox Pigments GmbH, their insolvency administrator(s) or creditors to (i) demand (re-)payment of any consideration received, directly or indirectly, by any Tronox Party or any of their Affiliates from or on behalf of Tronox GmbH or Tronox Pigments GmbH, (ii) raise claims of willful or grossly negligent wrongdoings by or on behalf of the Tronox Parties or any of their Affiliates or (iii) contest, challenge or declare void any such transaction and no such demand, claim, contest, challenge or declaration of voidance have been raised or have been threatened in writing.

5. Representations and Warranties of the Backstop Parties. Each of the Backstop Parties, severally and not jointly, with respect to itself only, represents and warrants to, and agrees with, the Company as set forth below. Each representation, warranty and agreement is made as of the date hereof and as of the Effective Date:
     (a) Organization. Such Backstop Party has been duly incorporated or formed, as the case may be, and is validly existing as a corporation, a limited partnership, a limited liability company or other business organization, as the case may be, in good standing under the Laws of its jurisdiction of incorporation or organization.
     (b) Corporate Power and Authority. Such Backstop Party has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.
     (c) Execution and Delivery. This Agreement has been duly and validly executed and delivered by such Backstop Party and constitutes its valid and binding obligation, enforceable against such Backstop Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
     (d) No Conflicts. The execution, delivery, and performance by such Backstop Party of this Agreement do not and shall not (i) violate any provision of its certificate of incorporation or by-laws (or other organizational documents) or any Law applicable to it or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party or under its certificate of incorporation or by-laws (or other organizational documents).
     (e) Legal Proceedings. No litigation or proceeding before any court, arbitrator, or administrative or governmental body is pending against it that could reasonably be expected to adversely affect such Backstop Party’s ability to enter into this Agreement or perform its obligations hereunder.
     (f) Consents and Approvals. No consent, approval, order, authorization, registration or qualification of or with any court or governmental agency or body having jurisdiction over such Backstop Party or such Backstop Party’s affiliates, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for any consent, approval, order or authorization required under the Bankruptcy Code.
     (g) Sufficiency of Funds. Such Backstop Party has, or the investment advisor or investment manager for such Backstop Party has, and such Backstop Party on the Effective Date will have, sufficient immediately available funds to make and complete the payment of (i) the aggregate Purchase Price for its portion of the Unsubscribed Shares and (ii) the aggregate purchase price for its portion of the New Convertible Preferred Stock, and the availability of such funds is not subject to the consent, approval or authorization of any third party.

     (h) Sophistication and Investment Intent. Such Backstop Party has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the New Common Stock and the New Convertible Preferred Stock, and has so evaluated the merits and risks of such investment. Such Backstop Party is, as of the date hereof and will be as of the Effective Date, an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. Such Backstop Party understands and is able to bear any economic risks associated with such investments (including, without limitation, the complete loss of such investments). Such Backstop Party is acquiring the New Common Stock and the New Convertible Preferred Stock in good faith solely for its own account or accounts managed by it, for investment and not with a view toward distribution in violation of the Securities Act. Such Backstop Party acknowledges that the Company will rely upon the truth and accuracy of the foregoing as well as the other representations, warranties and other agreements of such Backstop Party in connection with the transactions described in this Agreement. No Backstop Party has used or will use any form of general solicitation or general advertising in connection with the offering or sale of the Rights, the Offered Shares or the shares of New Convertible Preferred Stock.
     (i) Information. Such Backstop Party acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information. Notwithstanding the foregoing, nothing contained herein will operate to modify or limit in any respect the representations and warranties of the Company or to relieve the Company from any obligations to such Backstop Party for breach thereof or the making of misleading statements or the omission of material facts in violation of applicable Law in connection with the transactions contemplated herein.
     (j) No Broker’s Fees. Such Backstop Party is not a party to any contract, agreement or understanding with any person (other than this Agreement and agreements with respect to professional fees and transaction fees as set forth in the Term Sheet) that would give rise to a valid claim against the Company or any of its Subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Rights, the Offered Shares or the shares of New Convertible Preferred Stock.
     (k) Arm’s Length. Such Backstop Party acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length contractual counterparty to such Backstop Party with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering and the Preferred Stock Offering). Additionally, such Backstop Party is not relying on the Company for any legal, tax, investment, accounting or regulatory advice in any jurisdiction, except as specifically set forth in this Agreement. Such Backstop Party shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby.
6. Additional Covenants of the Company. The Company agrees with the Backstop Parties:
     (a) Disclosure Statement and First Amended Plan. The Company will prepare and file with the Bankruptcy Court a First Amended Proposed Joint Plan of Reorganization reflecting the terms and conditions set forth in the Term Sheet in form and substance reasonably acceptable to the Required Backstop Parties (the “First Amended Plan”) and a related amended disclosure statement, in form and substance reasonably acceptable to the Required Backstop Parties (the “Amended Disclosure Statement”) and will use commercially reasonable efforts to seek Bankruptcy Court approval thereof under sections 1125 and 1129 of the Bankruptcy Code. Prior to filing or disseminating any revision, supplement, modification or amendment to the First Amended Plan, the Amended Disclosure Statement or any version of the First Amended Plan or the Amended Disclosure Statement, the Company will provide counsel to the Backstop Parties a copy of such filing, revision, modification, supplement or amendment and a reasonable opportunity to review and comment on such documents prior to being filed or disseminated; provided that such review and comment shall not constitute a presumption or other determination that the documents constitute (and comply with the definition of) either a First Amended Plan or an Amended Disclosure Statement, as applicable. In addition, the Company will provide counsel to the Backstop Parties a copy of a draft of the Confirmation Order and a reasonable opportunity to review such draft prior to such order being filed with the Bankruptcy Court. The Company shall not make any revision, supplement, modification or amendment to the First Amended Plan, the Amended Disclosure Statement or the Confirmation Order that would change the provisions of any such document in a manner that is adverse to the Backstop Parties. “Required Backstop Parties” shall mean Backstop Parties representing, in the aggregate, at least 66 2/3% of the total dollar amount committed by all Backstop Parties for the purchase of Unsubscribed Shares and shares of New Convertible Preferred Stock hereunder (i.e., $185 million); provided that (i) any consent, waiver, approval or other action of the Backstop Parties which (A) changes in any respect (1) the economic terms of this Agreement, the First Amended Plan or the other Plan Support Documents (including the Preferred Stock COD) or (2) the allocations of the Unsubscribed Shares or the shares of New Convertible Preferred Stock (other than allocations solely among affiliated or related funds of a Backstop Party); (B) reduces the Equity Backstop Consideration or the Cash Backstop Consideration or changes the conditions under which either such fee is payable; or (C) changes the definition of Required Backstop Parties or the events which require any consent, waiver, approval or other action of the Required Backstop Parties, shall require the consent of each Backstop Party, and (ii) any consent, waiver, approval or other action which adversely and disproportionately affects a Backstop Party (compared to the effect on other Backstop Parties in their capacity as such under this Agreement) shall require the consent of each Backstop Party so disproportionately affected (in addition to any other required consent of the Backstop Parties). To the extent that the consent of any Backstop Party is required and such Backstop Party has assigned its rights and obligations under this Agreement to an Affiliate, the related Backstop Parties signatories hereto shall cooperate with the Company and the other Backstop Parties in seeking to obtain consents from such Affiliate in a timely and reasonable manner.
     (b) Notification. The Company will notify, or cause the Subscription Agent to notify, on each Friday during the Rights Exercise Period and on each Business Day during the five (5) Business Days prior to the Voting Deadline (and any extensions thereto), or more frequently if reasonably requested by the Required Backstop Parties, each Backstop Party of the aggregate principal amount of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

     (c) Use of Proceeds. The Company will apply the net proceeds from the sale of the Offered Shares and the New Convertible Preferred Stock as provided in the Term Sheet.
     (d) Registration Rights Agreement. The First Amended Plan will provide that certain holders of the New Common Stock and the New Convertible Preferred Stock shall be entitled to certain registration rights pursuant to a registration rights agreement (the “Registration Rights Agreement”) substantially in the form of Exhibit F attached hereto (with any changes thereto reasonably acceptable to the Company, the Required Backstop Parties and the Creditors’ Committee) which form shall also be filed with the Bankruptcy Court as part of the Plan Supplement to the First Amended Plan. The Company and the Backstop Parties shall use commercially reasonable efforts to negotiate and execute the Registration Rights Agreement on or prior to the Effective Date.
     (e) Listing. The Company will use commercially reasonable efforts to list the New Common Stock on the NYSE or The NASDAQ Stock Market as soon as reasonably practicable after the Effective Date.
     (f) HSR Act and Other Competition Law. The Company will use its commercially reasonable efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or reasonably required under the HSR Act and similar Laws of any relevant foreign jurisdiction, if any, so that (A) the applicable waiting period, if any, shall have expired or been terminated thereunder with respect to the issuance of the Unsubscribed Shares and shares of New Convertible Preferred Stock hereunder, and (B) all transactions contemplated hereby and pursuant to the First Amended Plan shall have been approved, if required. The Company shall not take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals reasonably required for the transactions contemplated by this Agreement.
     (g) Form D and Blue Sky. The Company will timely file a Form D with the Commission with respect to the Unsubscribed Shares and the shares of New Convertible Preferred Stock issued hereunder to the extent required under Regulation D of the Securities Act and will provide, upon request, a copy thereof to each Backstop Party. The Company shall, on or before the Effective Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Unsubscribed Shares and the shares of New Convertible Preferred Stock issued hereunder for, sale to the Backstop Parties at the Effective Date pursuant to this Agreement under applicable securities and “blue sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Backstop Parties on or prior to the Effective Date. The Company shall timely make all filings and reports relating to the offer and sale of the Unsubscribed Shares and the shares of New Convertible Preferred Stock issued hereunder required under applicable securities and “blue sky” Laws of the states of the United States following the Effective Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6(g).

     (h) Conduct of Business.
          (i) Except (x) as otherwise expressly contemplated by this Agreement, or as expressly permitted under the Credit Agreement (without the obtaining of any consent or waiver thereunder), the First Amended Plan or the Term Sheet, (y) with the prior written consent of the Required Backstop Parties, or (z) as set forth on Schedule 6(h), from the date hereof until the Effective Date, the Company shall, and shall cause each of its Subsidiaries and Tiwest (to the extent permitted in the Tiwest Joint Venture Documents) to, use their reasonable best efforts to operate the Company’s, Tiwest’s and their respective Subsidiaries’ facilities and to conduct the business and the Tiwest Joint Venture in substantially the same manner as conducted by such entities prior to the date hereof, including by using their reasonable best efforts to (A) meet all material Post-Petition obligations relating to the business as they become due and (B) preserve intact its present business organization, material permits, and its relationships with its key customers and suppliers.
          (ii) Without limiting the generality of the foregoing, except (x) as otherwise expressly contemplated by this Agreement, as expressly permitted under the Credit Agreement (without the obtaining of any consent or waiver thereunder), the First Amended Plan or the Term Sheet, (y) with the prior written consent of the Required Backstop Parties, or (z) as set forth on Schedule 6(h), from the date hereof until the Effective Date, the Company shall not, and shall cause each of its Subsidiaries not to, do, and shall not approve or authorize Tiwest or the Tiwest Joint Venture to do, any of the following:
               (A) offer, issue, deliver, sell, pledge or otherwise encumber or subject to any lien (other than a Permitted Lien) the capital stock or other equity interests of the Company or any of its Subsidiaries, or Tiwest, or securities convertible into or exchangeable for, or any rights, warrants, options to acquire, any such shares of capital stock or other equity interest in any such entity;
               (B) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business of another person;
               (C) sell, assign, license, transfer, convey, lease, encumber or subject to any lien (other than a Permitted Lien or any lien that will be released at or prior to the Effective Date) or otherwise dispose of any asset having a fair market value in excess of $100,000 individually or $500,000 in the aggregate, other than sales of inventory in the Ordinary Course of Business;
               (D) (1) enter into, assume or reject or amend, restate, supplement, modify, waive or terminate any Material Contract, material permit or unexpired lease, (2) enter into any settlement of any demand, dispute, suit, cause of action, claim or proceeding relating to a Material Contract or (3) enter into any contract that would not be a Material Contract, that (a) is outside the Ordinary Course of Business, (b) delays or is reasonably expected to delay the Effective Date, or (c) subjects the Company or any of its Subsidiaries, including the Tiwest Joint Venture Interests, to any material non-compete or other similar material restriction on the conduct of the business that would be binding following the Effective Date; provided that any contracts entered into in the Ordinary Course of Business in connection with the purchase or sale of raw materials, pigments, ore, chemicals or similar materials used in the operations of the Company or its Subsidiaries are excepted from this clause (D);
               (E) with respect to employees of the Company or any of its Subsidiaries, except as may be required by applicable Laws, the First Amended Plan or any benefit plan of the Company or any of its Subsidiaries, (1) grant any increase or acceleration in compensation or benefits, except (i) increases required by Contracts currently in effect and set forth on Schedule 6(i), and (ii) increases for non-executive officers in the Ordinary Course of Business; (2) grant any increase in severance or termination pay (including the acceleration in the exercisability of any options or in the vesting of shares of common stock (or other property)); (3) enter into any employment, deferred compensation, severance or termination agreement with or for the benefit of any employee who is a management-level employee or anyone who upon hire, would become any such employee; or (4) terminate the employment of any such employee except due to cause, death, disability or as otherwise determined in the reasonable discretion of the Debtors exercising their business judgment, as consistent with the Ordinary Course of Business;
               (F) (1) authorize or agree to any material changes in or to the current approved budget or business plan of the Tiwest Joint Venture, (2) encourage or recommend any material changes to the current approved budget or business plan of the Tiwest Joint Venture to the Tiwest Joint Venture Participants, and (3) act in any way other than in accordance, in all material respects, with the current approved budget or business plan of the Tiwest Joint Venture, in each case, as in effect from time to time;
               (G) (1) adopt or change any method of accounting (except as required by changes in generally accepted accounting principles in the United States), or (2) make, change or revoke any tax election, change any annual tax accounting period, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund, consent to the extension or waiver of the limitations period applicable to any tax claim or assessment, or take or omit to take any other action if such action or omission would have a material and adverse effect on either the Company or its Subsidiaries (including Tiwest) after the Effective Date;
               (H) permit the Company or Tiwest or their respective Subsidiaries to commit to make any capital expenditures, which, in the aggregate, exceeds the capital expenditure restrictions set forth in Section 6.7(e) of the Credit Agreement, as in effect on the date hereof;
               (I) adopt or propose any amendments to any the Company’s or its Subsidiaries’ certificate of incorporation, bylaws or other organizational or governing document or adopt or propose any amendment or modification to or agree to any material amendment or modification to the Tiwest Joint Venture Documents; except, in each case, in furtherance of the First Amended Plan or the transactions contemplated hereby or by the Term Sheet; provided, however, that in no event shall such amendments or modifications, directly or indirectly, adversely affect the Backstop Parties;

               (J) incur, create, assume, guarantee or otherwise become liable for any obligation for borrowed money, purchase money indebtedness or any obligation of any other person or entity, whether or not evidenced by a note, bond, debenture, guarantee, indemnity, letter of credit or similar instrument, except for trade payables (including capital leases) incurred in the Ordinary Course of Business;
               (K) (1) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (other than upstream dividends by a direct or indirect wholly-owned subsidiary of the Company to the Company or another Subsidiary of the Company), (2) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (3) purchase, redeem or otherwise acquire, except in connection with the First Amended Plan, any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; or
               (L) agree to take any of the foregoing actions.
     (i) Access to Information. Subject to applicable Law and confidentiality agreements between the relevant parties, the Company shall (and shall cause its Subsidiaries to) afford the Backstop Parties and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, reasonable access, throughout the period prior to the Effective Date, to its employees, properties, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to the Backstop Parties all information concerning its business, properties and personnel as may reasonably be requested by any Backstop Party; provided that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would cause the Debtors to violate any of their obligations with respect to confidentiality to a third party if the Debtors shall have used commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure, (ii) to disclose any privileged information of the Company or any of its Subsidiaries or (iii) to violate any Laws; provided, further, that if the Company withholds any information pursuant to subclauses (i) through (iii) above, it shall notify the legal advisor, orally or in writing, of the Backstop Parties of such action, and shall describe for such advisor the nature of the information not disclosed and the reasons therefor.
     (j) Financial Statements and Other Reports. Until the Effective Date, the Company shall provide to each Backstop Party the same information as it is required to deliver, pursuant to Section 5.1 of the Credit Agreement, to the Administrative Agent and Lenders under such agreement, and any other material written information that the Company delivers to such Persons pursuant to the Credit Agreement (including requests by the lenders thereunder).
7. Additional Covenants of the Backstop Parties. Each of the Backstop Parties, severally and not jointly, agrees with the Company, with respect to itself only:
     (a) No Inconsistent Action. To not file any pleading or take any other action in the Bankruptcy Court with respect to this Agreement, the First Amended Plan, the Amended Disclosure Statement, the Confirmation Order or the consummation of the transactions contemplated hereby or thereby that is inconsistent in any more than immaterial respects with this Agreement or the Company’s efforts to obtain the entry of court orders consistent with this Agreement other than to enforce such Backstop Party’s rights and remedies at law or equity, or to enforce the terms of the Term Sheet or this Agreement; provided, however, that nothing herein shall prevent any of the Backstop Parties to take any action in its capacity as a lender under the Replacement DIP Facility.
     (b) Information. To promptly provide the Company with such information as the Company reasonably requests regarding such Backstop Party for inclusion in the Disclosure Statement.
     (c) HSR Act. If required, to use reasonable best efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or reasonably required under the HSR Act or similar Laws in relevant foreign jurisdictions, so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of the Unsubscribed Shares and the New Convertible Preferred Stock hereunder, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties to obtain any necessary approvals required under the HSR Act or any such similar Law for the transactions contemplated by this Agreement.
8. Conditions.
     (a) Conditions to the Obligations of Each Party. The respective obligations of the Backstop Parties and the Company to effect the issuance and purchase of the Unsubscribed Shares and the shares of New Convertible Preferred Stock pursuant to this Agreement on the Effective Date are subject to the following conditions:
          (i) Confirmation Order. An order of the Bankruptcy Court confirming a First Amended Plan consistent in all respects with this Agreement and the Term Sheet and otherwise in form and substance reasonably acceptable to the Required Backstop Parties shall have been entered and such order shall, unless waived by the Required Backstop Parties, be a Final Order (the “Confirmation Order”).
          (ii) Conditions to Confirmation. The conditions to confirmation and the conditions to the Effective Date of the First Amended Plan shall have been satisfied or waived in accordance with the First Amended Plan.
          (iii) Documentation. The Company and the Backstop Parties shall have received all the documentation required to consummate the transactions contemplated hereby, and, in the case of the Backstop Parties, an officers’ certificate of the Company certifying as to the effect of Section 8(b)(i) hereof and other documents and certificates as the Company and the Backstop Parties may reasonably require, each duly executed and in form and substance reasonably satisfactory to the Company and the Required Backstop Parties.
          (iv) Rights Offering. The Voting Deadline shall have passed.

          (v) No Restraint. No judgment, injunction, decree or other legal restraint shall prohibit the consummation of the First Amended Plan, the Rights Offering or the transactions contemplated by this Agreement.
          (vi) HSR Act; Regulatory Approvals. If the purchase of the Unsubscribed Shares or the shares of New Convertible Preferred Stock by any Backstop Party pursuant to this Agreement is subject to the terms of the HSR Act or similar Laws of any relevant foreign jurisdiction, the applicable waiting period shall have expired or been terminated thereunder with respect to such purchase.
          (vii) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued in each by any federal, state or foreign governmental or regulatory authority that, as of the Effective Date, prohibits the issuance or sale of the Rights, the Offered Shares or the shares of New Convertible Preferred Stock pursuant to this Agreement; and no injunction or order of any federal, state or foreign court shall have been issued that, as of the Effective Date, prohibits the issuance or sale of the Rights, the Offered Stock or the shares of New Convertible Preferred Stock pursuant to the provisions of this Agreement.
          (viii) Consents. All material governmental and third party notifications, filings, consents, waivers and approvals required in connection with the consummation of the First Amended Plan, including those set forth on Schedules 4(f) and 4(g) attached hereto, shall have been made, obtained or waived.
     (b) Conditions to the Obligations of the Backstop Parties. The several obligations of the Backstop Parties to purchase the Unsubscribed Shares and the shares of New Convertible Preferred Stock pursuant to this Agreement on the Effective Date are subject to the following conditions:
          (i) Representations and Warranties and Covenants. (A) The representations and warranties of the Company and the other Debtors set forth in this Agreement, including the representations incorporated by reference (disregarding all qualifications and exceptions contained therein regarding materiality or Material Adverse Effect) shall be true and correct on the date hereof or such other date as specifically stated herein and on the Effective Date as if made on such date, except, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (b) the Company shall have complied in all material respects with all of its material obligations hereunder and under any other agreement entered into by the Company pursuant to the First Amended Plan; and the Company shall have delivered to counsel for the Backstop Parties a certificate, dated as of the Effective Date and executed in the name on and on behalf of the Company, by the Chairman of the Board, the President or any Vice President of the Company, certifying as to the foregoing.
          (ii) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing.

          (iii) Approval of First Amended Plan. Except as otherwise approved in writing by the Required Backstop Parties, (A) the First Amended Plan (1) shall be consistent in all material respects with this Agreement and the Term Sheet, (2) shall provide for the release and exculpation of the Backstop Parties, the Indemnified Parties, the parties to the Equity Commitment Agreement dated as of December 20, 2009 by and among the Company and the parties thereto (other than the Company), their Affiliates, representatives, investment bankers and other advisors to the fullest extent permitted under applicable Law; provided, however, that nothing herein shall in any way release any claim against or liability of the following parties: Lehman Brothers Holdings Inc., Ernst & Young LLP, Kerr-McGee Corporation and Anadarko Petroleum Corporation and their respective officers, directors, employees, advisors, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives (including their respective officers, directors, employees, members and professionals), or any individuals who were former directors or officers of the Debtors or their subsidiaries and also were or currently are directors or officers of Kerr-McGee Corporation and/or Anadarko Petroleum Corporation and (3) shall have conditions to confirmation and the Effective Date (and to what extent any such conditions can be waived and by whom) that are consistent with this Agreement and the Term Sheet in all material respects; (B) the Amended Disclosure Statement shall be consistent in all material respects with this Agreement and the First Amended Plan; (C) the Confirmation Order shall be consistent in all material respects with this Agreement and the First Amended Plan; and (D) any amendments or supplements to any of the foregoing shall be consistent in all material respects with this Agreement and the First Amended Plan. For the avoidance of doubt, any change to the type or amount of consideration payable to any holder of a Claim from that specifically set forth in the Term Sheet shall be considered to be materially inconsistent with the Term Sheet.
          (iv) Exit Financing. On the Effective Date, (A) the Debtors shall have obtained financing (“Exit Financing”) on terms and conditions reasonably satisfactory to the Required Backstop Parties (and in no event on terms less favorable to the Debtors than the Replacement DIP Facility upon conversion to the Exit Facility (as defined, and provided for, in the Credit Agreement), (B) the Exit Financing shall consist of (1) an asset-backed revolving credit facility with commitments no greater than $125 million (the “Exit Revolver”) and (2) a $425 million term loan facility; and (C) the aggregate face amount of all letters of credit outstanding under the Exit Revolver shall be no more than $28 million.
          (v) Corporate Documents. The Certificate of Incorporation and Bylaws of the Company shall be in form and substance reasonably acceptable to the Required Backstop Parties.
          (vi) Environmental Documentation. The Environmental Claims Settlement Agreement and the Environmental Response Trust Agreements, and, in each case, all ancillary agreements thereto (including the sale/leaseback and access agreements between the Debtors and the applicable Environmental Response Trust relating to the Henderson, Nevada plant shall have been entered into, shall be in form and substance reasonably satisfactory to the Company and the Required Backstop Parties; and the Bankruptcy Court shall have entered a Final Order approving each of the foregoing Environmental Claims Settlement Agreement and Environmental Response Trust Agreements, which order may be the Confirmation Order.

          (vii) Other Documentation. Except for documents described elsewhere in this Section 8(b), all other material documentation prepared in connection with the First Amended Plan, and any other material documents, motions, pleadings, orders or the like prepared or filed in connection with the Chapter 11 Cases shall be in form and substance satisfactory to the Company and the Required Backstop Parties.
          (viii) Available Funds.
               (A) On the Effective Date, immediately prior to giving effect to the transactions contemplated hereby and by the First Amended Plan (including the payment in full of all Allowed Administrative Expenses and Allowed Priority Claims (as such terms are to be defined in the First Amended Plan)), the Tronox Parties shall have Available Cash equal to or greater than the amounts set forth on Schedule 8(b)(viii) as the “Cash Balance,” as applicable to the Effective Date, or such other lower amount as shall be agreed to by the Required Backstop Parties. To the extent the Effective Date occurs after December 31, 2010, the Company shall provide an updated schedule setting forth the projected Cash Balance reasonably acceptable to the Required Backstop Parties.
               (B) On the Effective Date, the amount of capital expenditures made by the Company for the Kwinana Investment (as defined in the Credit Agreement) shall not exceed amounts set forth on Schedule 8(b)(viii).
               (C) Financing Fees, Allowed Administrative Expenses, Priority Claims and Cure Claims (as such terms are defined in the First Amended Plan) paid on the Effective Date shall not exceed $32,500,000; it being agreed that Financing Fees shall include fees payable to potential lenders in conjunction with the Exit Financing.
               (D) Settlement Escrow Account and Cash Collateralized Letters of Credit released prior to or on the Effective Date shall in the aggregate equal or exceed $58,000,000.
          (ix) Amount of Claims. (A) The aggregate amount of Allowed General Unsecured Claims (other than Allowed Indirect Environmental Claims and Claims with respect to the Unsecured Notes) shall not exceed $80 million; (B) the aggregate amount of Allowed Indirect Environmental Claims shall not exceed $80 million; and (C) there shall be no material unresolved Indirect Environmental Claims, which, individually or in the aggregate, after having been resolved, reasonably could cause the final aggregate amount of allowed Indirect Environmental Claims to exceed $80 million; provided, however, that the conditions in clauses (A) and (B) above shall be deemed to be met so long as the aggregate amount of Allowed General Unsecured Claims including Allowed Indirect Environmental Claims (but excluding Claims with respect to the Unsecured Notes) does not exceed $140 million.
          (x) Purchase Notice. If there are any Unsubscribed Shares, then the Backstop Parties shall have received a Purchase Notice in accordance with Section 1(e), dated as of the Determination Date, stating the principal amount of Unsubscribed Shares to be purchased pursuant to the Backstop Commitment.

          (xi) Fees and Expenses. The Backstop Consideration and the Transaction Expenses, to the extent not previously paid or reimbursed, shall have been paid or reimbursed in full pursuant to the terms of this Agreement; provided that any Transaction Expenses incurred after the Effective Date may be paid by the Company in the Ordinary Course of Business.
          (xii) Inconsistent Transaction. The Company shall not have made a public announcement, entered into an agreement, or filed any pleading or document with the Bankruptcy Court, evidencing its support for, or intention to support, any Competing Transaction.
          (xiii) Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement with the Backstop Parties in accordance with Section 6(d), in form and substance reasonably satisfactory to the Company, the Creditors’ Committee and the Required Backstop Parties.
          (xiv) Preferred Stock COD. The Backstop Parties shall have received evidence reasonably satisfactory to the Backstop Parties that the Company has properly filed the Preferred Stock COD with the office of the Secretary of State of the State of Delaware.
          (xv) No Environmental Liability. On the Effective Date, except to the extent set forth in the Environmental Settlement Documents, the First Amended Plan or Schedule 8(b)(xv) attached hereto, the Company shall have no material liabilities or material obligations under any environmental, health or safety Laws arising out of or related to facts, events or circumstances occurring or in existence prior to the Effective Date.
          (xvi) No Termination Event Has Occurred. None of the events set forth in Section 11 or 13 shall have occurred.
     (c) Conditions to the Obligations of the Company. The obligation of the Company to effect the sale of the Unsubscribed Shares or the shares of New Convertible Preferred Stock pursuant to this Agreement on the Effective Date are subject to the following conditions:
               (i) Aggregate Purchase Price. The Backstop Parties shall have delivered to the Company, (A) as the total aggregate Purchase Price for the Unsubscribed Shares, an amount of readily available (same day) funds denominated in United States Dollars equal to the product obtained by multiplying (1) the Purchase Price per Offered Share and (2) the number of Unsubscribed Shares, and (B) as the total aggregate purchase price for the shares of New Convertible Preferred Stock, an aggregate amount of readily available (same day) funds denominated in United States Dollars equal to $15,000,000.
               (ii) Representations and Warranties and Covenants. The representations and warranties of the Backstop Parties set forth in this Agreement shall be true and correct in all material respects on the date hereof and on the Effective Date as if made on such date. The Backstop Parties shall have complied in all material respects with all of their respective obligations hereunder (and shall have complied in all respects with their payment obligations hereunder).

9. Indemnification.
     (a) Whether or not the Rights Offering or Preferred Stock Offering is consummated or this Agreement is terminated, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the Backstop Parties and their successors and assigns, their respective Affiliates and their and their Affiliates’ respective officers, directors, managing directors, employees, agents, members, partners, managers, advisors, controlling persons, attorneys, investment bankers and financial advisors (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable fees and expenses, joint or several, to which any such Indemnified Person may become subject to the extent arising out of or in connection with (i) any third party claim, challenge, litigation, investigation or proceeding with respect to this Agreement, the Chapter 11 Cases, the Rights Offering, the Preferred Stock Offering, the Backstop Commitment, the Preferred Stock Commitment or the transactions contemplated hereby or thereby, including without limitation, the payment of the Backstop Consideration, the distribution of Rights, the purchase and sale of Offered Shares pursuant to the Rights Offering, and the purchase and sale of Unsubscribed Shares and shares of New Convertible Preferred Stock pursuant to the provisions of this Agreement, or (ii) any breach by the Company of this Agreement and to reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from any breach of this Agreement by such Indemnified Person or bad faith, gross negligence or willful misconduct on the part of such Indemnified Person. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company pursuant to the sale of New Common Stock and New Convertible Preferred Stock contemplated by this Agreement bears to (ii) the aggregate fee paid or proposed to be paid to the Backstop Parties in connection with such sale.
Notwithstanding any of the above, Indemnified Persons shall not include, and nothing herein, in the First Amended Plan, the Plan Supplement or any document related thereto shall in any way release any claim against or liability of, the following parties: Lehman Brothers Holdings Inc., Ernst & Young LLP, Kerr-McGee Corporation and Anadarko Petroleum Corporation and their officers, directors, employees, advisors, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives (including their respective officers, directors, employees, members and professionals) in their capacity as such, whether such Claims or liabilities be direct or indirect, fixed or contingent, including the Claims asserted in the Anadarko Litigation. For the avoidance of doubt, nothing herein or in the First Amended Plan, the Plan Supplement or any document related thereto shall in any way release any individuals who were former directors or officers of Tronox or their subsidiaries and also were or currently are directors or officers of Kerr-McGee Corporation and/or Anadarko Petroleum Corporation.
     (b) Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, litigation, investigation or proceeding relating to this Agreement, the Chapter 11 Cases, the Rights Offering, the Preferred Stock Offering, the Backstop Commitment, the Preferred Stock Commitment or any of the transactions contemplated hereby or thereby (“Proceedings”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.
     (c) The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 9. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless such settlement (a) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
10. Acknowledgements and Agreements of the Company. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that (a) the transactions contemplated hereby are arm’s-length commercial transactions between the Company, on the one hand, and the Backstop Parties, on the other, (b) in connection therewith and with the processes leading to such transactions, each Backstop Party is acting solely as a principal and not the agent or fiduciary of the Company or the other Debtors or their estates, (c) the Backstop Parties have not assumed advisory or fiduciary responsibilities in favor of the Company or the other Debtors or their estates with respect to such transactions or the processes leading thereto and (d) the Company and the other Debtors have consulted their own legal and financial advisors to the extent they deemed appropriate.
11. Defaulting Backstop Party.
     (a) If any Backstop Party defaults on its obligation to purchase the Unsubscribed Shares or shares of New Convertible Preferred Stock that it has agreed to purchase hereunder, the non-defaulting Backstop Parties may, but shall not be obligated to, purchase such Unsubscribed Shares or shares of New Convertible Preferred Stock as to which such other Backstop Party has defaulted, pro rata in accordance with their respective Rights Offering Commitment Percentage or Preferred Stock Commitment Percentage, as the case may be (or on such other basis as shall be agreed to by all of the non-defaulting Backstop Parties), on the terms contained in this Agreement. In the event any Unsubscribed Shares or shares of New Convertible Preferred Stock have not been purchased by a non-defaulting Backstop Party in accordance with the foregoing, the Backstop Parties may, but shall not be obligated to, arrange for the purchase of such Unsubscribed Shares or shares of New Convertible Preferred Stock by other Persons satisfactory to the Company.
     (b) If, after giving effect to any arrangements for the purchase of the Unsubscribed Shares or shares of New Convertible Preferred Stock of a defaulting Backstop Party or Backstop Parties by (i) the non-defaulting Backstop Parties as provided in paragraph (a) above and/or (ii) by other purchasers identified by the Company, the aggregate principal amount of Unsubscribed Shares or shares of New Convertible Preferred Stock that remain unpurchased immediately prior to the Effective Date exceeds $10.0 million, then this Agreement shall terminate at such time without liability on the part of the non-defaulting Backstop Parties. Any termination of this Agreement pursuant to this Section 11(b) shall be without liability on the part of the Company (including with respect to the payment of the Cash Backstop Fee), except that (i) the Company will continue to be liable for the payment of the Transaction Expenses as set forth in Section 3(b), except with respect to the Transaction Expenses relating solely to such defaulting Backstop Party and (ii) notwithstanding anything contained herein (including for the avoidance of doubt, Section 3(a)) the Company shall pay the non-defaulting Backstop Parties a commitment fee in an aggregate amount of $4,500,000 (the “Non-Defaulting Backstop Commitment Fee”) pro rata in accordance with their respective Rights Offering Commitment Percentage or Preferred Stock Commitment Percentage (excluding the defaulting Backstop Parties), as the case may be (or on such other basis as shall be agreed to by all of the non-defaulting Backstop Parties). The Non-Defaulting Backstop Commitment Fee shall be paid within two (2) Business Days following the date on which this Agreement is terminated pursuant to this Section 11(b). Notwithstanding the foregoing, in no event shall the Transaction Expenses payable pursuant to Section 3(b) following a termination of this Agreement pursuant to this Section 11 be proportionally reduced on account of the defaulting Backstop Party; any reduction of said Transaction Expenses shall be based solely on the amount of Transaction Expenses incurred solely on behalf of such defaulting Backstop Party.
     (c) Nothing contained herein shall relieve a defaulting Backstop Party of any liability it may have to the Company or any non-defaulting Backstop Party for damages caused by its default.
12. No Survival of Representations and Warranties. Notwithstanding anything contained herein, the representations and warranties made in this Agreement shall not survive the Effective Date and shall terminate when the transactions contemplated by this Agreement (including the Rights Offering and the Convertible Preferred Stock Offering) are consummated in accordance with the terms hereof.
13. Termination.
     (a) This Agreement shall automatically terminate, unless waived in writing by all Parties:
          (i) if terminated pursuant to Section 11;
          (ii) if any (A) Event of Default under the Credit Agreement existing on the date hereof is not waived in form and substance reasonably satisfactory to the Required Backstop Parties on or prior to September 30, 2010 or (B) an Event of Default under the Credit Agreement occurs after the date hereof which has not been cured within ten (10) days after the occurrence thereof, or (C) any of the conditions precedent to conversion of the Replacement DIP Facility into the Exit Facility, as set forth in the Credit Agreement, is not possible to satisfy (without any modification or waiver thereto, unless agreed to by the Required Backstop Parties) on or prior to the Effective Date;
          (iii) if (A) the terms of any final document to be approved by the Backstop Parties pursuant to this Agreement or the Term Sheet does not reflect the economic terms set forth in, and otherwise conform in all material economic respects to, this Agreement and the Term Sheet, (B) the Company has received written notice of such non-conformity, and (C) such non-conforming final document has not been amended to the reasonable satisfaction of each Backstop Party within 10 Business Days of the Company’s receipt of the above notice. For the avoidance of doubt, any change to the treatment provided to any class of Claims or Equity Interests from that specifically set forth in the Term Sheet shall be considered a change to the economic terms set forth therein; or
          (iv) if the Effective Date has not occurred on or prior to December 31, 2010.
     (b) The Required Backstop Parties may terminate this Agreement:

          (i) If the Plan Support Agreement shall not have been fully executed and delivered by all intended parties thereto (other than the Backstop Parties) on or prior to the date that is two (2) Business Days after the date hereof;
          (ii) In the event the Debtors have failed to file a motion to have this Agreement approved by the Bankruptcy Court within two (2) Business Days after the date hereof;
          (iii) if the Debtors have not filed with the Bankruptcy Court the First Amended Plan and Disclosure Statement within five Business Days after the date hereof;
          (iv) in the event the Bankruptcy Court has failed to enter one or several orders approving this Agreement and the Plan Support Agreement on or prior to September 17, 2010, unless such failure is a result of any postponement by the Bankruptcy Court of any one or more hearing dates in connection with the Chapter 11 Cases, and the Required Backstop Parties consent to such postponement or object to such postponement and the Bankruptcy Court overrules such objection;
          (v) if each of the Government Environmental Entities shall not have executed the Environmental Settlement Documents on or prior to September 23, 2010;
          (vi) if the Bankruptcy Court has failed to approve the Amended Disclosure Statement on or prior to September 30, 2010, unless such failure is a result of any postponement by the Bankruptcy Court of any one or more hearing dates in connection with the Chapter 11 Cases, and the Required Backstop Parties consent to such postponement or object to such postponement and the Bankruptcy Court overrule such objection;
          (vii) if the Company has not either (A) obtained a firm commitment letter, providing for debt financing after the Effective Date, or (B) amended the Credit Agreement to provide for additional debt financing after the Effective Date on or before the date the Confirmation Order is entered, in either case on terms consistent with the Term Sheet and otherwise on terms reasonably satisfactory to the Required Backstop Parties;
          (viii) if the Bankruptcy Court has failed to confirm the First Amended Plan (or any modified version thereof satisfactory to the Required Backstop Parties) and enter the Confirmation Order on or prior to the earlier of (A) the date that is sixty (60) days after the Disclosure Statement Order is entered and (B) November 30, 2010;
          (ix) if the Confirmation Order has not become a Final Order on or prior to December 15, 2010;
          (x) if any of the conditions set forth in Section 8 to be satisfied at or prior to the Effective Date becomes incapable of being satisfied on or prior to the Effective Date;
          (xi) if the projections of Tronox Worldwide and its Subsidiaries compiled or made available to the Backstop Parties after the date hereof materially and adversely differ from the Projections;

          (xii) if the terms and conditions of the Plan Support Agreement are amended or waived in any way that are materially adverse to the Backstop Parties or if the Plan Support Agreement is terminated by the Company;
          (xiii) if the Company makes a public announcement that it intends to support or supports, or enters into an agreement to support, or files any pleading or document with the Bankruptcy Court indicating its intention to support, or supports, any Competing Transaction; or the Company enters into a Competing Transaction;
          (xiv) if the Creditors’ Committee or the United States or any other Government Environmental Entity foreseen to be a party to any Environmental Settlement Document makes any public statement or takes any action indicating or suggesting that it will not pursue or does not support the transactions set forth in the Term Sheet and the First Amended Plan;
          (xv) if the Company has breached in any material respect its obligations under this Agreement or the Plan Support Agreement and such breach is not cured (to the extent curable) within 10 Business Days after the giving of written notice by any Backstop Party to the Company of such breach;
          (xvi) if the First Amended Plan, as confirmed by the Bankruptcy Court, is not consistent, in all material non-economic respects, with the Term Sheet (except such inconsistencies as agreed on by the Required Backstop Parties);
          (xvii) if the terms of the First Amended Plan and the exhibits and any supplements thereto not otherwise set forth on the Term Sheet, including any amendment or modification of any of the foregoing, shall not be in form and substance reasonably acceptable to the Required Backstop Parties;
          (xviii) if an order converting the Chapter 11 Case of any of the Debtors to a case under chapter 7 of the Bankruptcy Code is entered by the Bankruptcy Court;
          (xix) if any court of competent jurisdiction or other competent governmental or regulatory authority issues a ruling, determination, or order making illegal or otherwise restricting, preventing or prohibiting the consummation of the First Amended Plan substantially on the terms set forth in the Term Sheet and in this Agreement, including an order of the Bankruptcy Court denying confirmation of the First Amended Plan, which ruling, determination or order (A) has been in effect for 30 days and (B) is not stayed;
          (xx) upon the entry of an order by the Bankruptcy Court appointing an examiner with enlarged powers relating to the operation of the material part of the business of the Debtors, taken as a whole (powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code, or the entry of an order by the Bankruptcy Court appointing a trustee under section 1104 of the Bankruptcy Code and, in either case, such order (A) has been in effect for 30 days and (B) is not stayed;
          (xxi) if the Bankruptcy Court shall enter an order approving a payment to any party (whether in cash or other property or whether as adequate protection, settlement of a dispute, or otherwise) that would be inconsistent with the treatment of such party under the Term

Sheet (other than any inconsistency that arises in connection with the Debtors’ continuation of its claims reconciliation process, including fixing or settling claims made in the Chapter 11 Cases);
          (xxii) upon the entry of an order dismissing one or more of the Chapter 11 Cases;
          (xxiii) if any order required to be entered by the Bankruptcy Court under this Section 13 on a final basis shall not become a Final Order within a reasonable period of time; and
          (xxiv) if the First Amended Plan does not receive the requisite number of votes in favor of such First Amended Plan in number and amount in the class of claims in which the Eligible Holders’ claims are placed (other than from holders of Indirect Environmental Claims);
provided, however, that the Backstop Parties shall not have the right to terminate this Agreement pursuant to this Section 13(b) if the failure to meet any deadline or requirement set forth in this Section 13(b) or to otherwise satisfy any condition is the direct result of any action taken or the omission of any act by any Backstop Party.
     (c) The Company may terminate this Agreement in order to enter into a Superior Transaction or an agreement to support a Superior Transaction, subject to payment of the Cash Backstop Consideration and the Transaction Expenses as provided in Sections 3(a) and 3(b), in each case prior to or contemporaneously with such termination.
     (d) Upon termination of this Agreement, the covenants and agreements made by the parties herein under Sections 3(a), 3(b), 9, 11(b), 13(d), and 15 through 24 will survive indefinitely in accordance with their terms.
14. Competing Transactions. From the date of this Agreement to the Effective Date or earlier termination of this Agreement, the Company shall not make a public announcement that it intends to support or supports, enter into an agreement to support, or file any pleading or document with the Bankruptcy Court evidencing its intention to support, or otherwise knowingly support, any transaction inconsistent with this Agreement or the First Amended Plan, shall not file any plan that is not the First Amended Plan and shall not agree to, consent to, knowingly provide any support to, solicit, participate in the formulation of, or vote for any transaction or plan of reorganization other than the First Amended Plan (each, a “Competing Transaction”). Notwithstanding anything to the contrary herein, or in the First Amended Plan or any other agreement among the Company and the Backstop Parties, at any time prior to the date on which the First Amended Plan is confirmed by the Bankruptcy Court, if the Company has received a bona fide written proposal for a Competing Transaction that the board of directors of the Company determines in good faith is or could reasonably be expected to lead to a Superior Transaction and that the failure of the board to pursue such Competing Transaction could reasonably be expected to result in a breach of the board of directors’ fiduciary duties under applicable Law, then the Company (a) may (i) furnish non-public information to, and engage in discussions and negotiations with, the person making such proposal and its representatives with respect to the Competing Transaction, and (ii) terminate this Agreement pursuant to Section 13(c) in order to enter into a Superior Transaction or an agreement to support a Superior

Transaction and (b) shall (i) provide the Backstop Parties with written notice of the Competing Transaction within 24 hours of the Company’s receipt of such Competing Transaction, together with copies of all material written documents setting forth in reasonable detail the details of such Competing Transaction, and (ii) notify the Backstop Parties in writing within 24 hours of the Company’s board of directors determination that such Competing Transaction is a Superior Transaction. For purposes of this Agreement, a “Superior Transaction” shall be a Competing Transaction that the board of directors of the Company determines in good faith (x) would be in the best interests of the Company and its creditor constituencies and equity holders as a whole, including, but not limited to the Backstop Parties, and (y) would reasonably be expected to provide a superior recovery (but, with respect to any creditor constituent, not in excess of its claim) to each class of creditor constituencies and equity holders. At all times, the Company shall be obligated to promptly deliver to the advisors for the Backstop Parties all written communications delivered to or received by the Company or its advisors making or materially modifying any proposals with respect to any Competing Transaction, including, without limitation, copies of all expressions of interest, term sheets, letters of interest, offers, proposed agreements or otherwise, and shall periodically update (not less than once every week) the advisors for the Backstop Parties concerning such matters.
15. Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):
     (a) If to Backstop Parties or any of the Backstop Parties, at their respective addresses set forth on the signature pages hereto, with a copy to:
Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, NY 10005
Attn: Thomas C. Janson, Esq.
     (b) If to the Company, to:
Tronox Incorporated
3301 NW 150th Street
Oklahoma City, OK 73134
Attn: General Counsel
with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:   Jonathan S. Henes, Esq.
            Patrick J. Nash, Jr., Esq.

16. Legend. Each certificate evidencing Unsubscribed Shares or shares of New Convertible Preferred Stock, if any, and each certificate issued in exchange for or upon the transfer of any such securities shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [INSERT DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER SECURITIES LAW, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.”
The legend set forth above shall be removed from the certificates evidencing any such securities at any time after the restrictions described in such legend cease to be applicable.
17. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Notwithstanding the previous sentence, this Agreement, or any Backstop Party’s obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by a Backstop Party to any of its Affiliates; provided that any such assignee assumes the obligations of the Backstop Party hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as the Backstop Party. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the assigning Backstop Party of its obligations hereunder if such assignee fails to perform such obligations. Except as provided in Section 9 with respect to the Indemnified Parties, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. Notwithstanding the foregoing or any other provisions herein to the contrary, a Backstop Party may not assign any of its rights or obligations under this Agreement, to the extent such assignment would affect the securities Laws exemptions applicable to the transactions contemplated by this Agreement.
18. Prior Negotiations; Entire Agreement. This Agreement (including the exhibits hereto and the documents and instruments referred to in this Agreement, which are incorporated herein by reference and made part of this Agreement as if fully set forth herein) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement, except that (i) the parties hereto acknowledge that any confidentiality agreements heretofore executed between or among the parties hereto will continue in full force and effect, and (ii) nothing herein shall affect any unfulfilled obligations, including expense reimbursement and indemnification obligations under the Equity Commitment Agreement dated as of December 20, 2009 by and among the Company and the parties thereto. In the event of any inconsistencies between the Term Sheet and the operative provisions of this Agreement, the operative terms of this Agreement shall prevail.

19. GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.
20. Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
21. Waivers and Amendments. This Agreement and related exhibits may be amended, modified, superseded, cancelled, renewed or extended only by a written instrument signed by the parties hereto, with the consent of the Creditors’ Committee (solely with respect to terms related to treatment of creditors under the First Amended Plan), and subject, to the extent required, to the approval of the Bankruptcy Court; provided that the consent rights of the Creditors’ Committee shall immediately terminate if the Creditors’ Committee supports any other plan of reorganization or any other equity commitment agreement other than this Agreement or takes any action that is inconsistent with, or could reasonably be expected to prevent, delay or impede solicitation, confirmation or consummation of the First Amended Plan or any document filed with the Bankruptcy Court in furtherance of soliciting or confirming the First Amended Plan or consummating the transactions contemplated thereby and in the Term Sheet, including but not limited to the consummation of this Agreement. The terms of this Agreement may be waived only by the parties hereto waiving compliance, and subject, to the extent required, to the approval of the Bankruptcy Court. No delay on the part of any party hereto in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party hereto otherwise may have at law or in equity.
22. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
23. Specific Performance. The parties hereto acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties hereto agree that, in addition to any other remedies, each party hereto will be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting bond.

24. Interpretation.
     (a) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
     (b) The terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.
     (c) When a reference is made in this Agreement to a Section, paragraph, Exhibit or Schedule, such reference is to a Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.
     (d) The word “include,” “includes”, and “including” when used in this Agreement shall be deemed to include the words “without limitation”, unless otherwise specified.
     (e) Except with respect to Sections 4 and 5 hereof and any defined terms used therein, reference to any Law means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.
[Signature Pages Follow]

     In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

TRONOX INCORPORATED
By:
	Name:	Michael J. Foster
	Title:	Vice President, Secretary and General Counsel

[Signature Page of Equity Commitment Agreement]

BACKSTOP PARTIES:
[Signature Page of Equity Commitment Agreement]

Attachment A
to
Equity Commitment Agreement
CERTAIN DEFINITIONS
The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
          “Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any environmental claims), whether pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries.
          “Affiliate” when used with reference to another Person means any Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with, such other Person, and with respect to any Backstop Party, shall include any managed funds or accounts managed or advised by such Backstop Party or an Affiliate of such Backstop Party.
          “Agreement” has the meaning set forth in the introduction hereto.
          “Allowed” means, with respect to the Claim of any creditor seeking to and otherwise permitted to participate in the Rights Offering under this Agreement: (i) a Claim that is listed in any Schedule filed in the Chapter 11 Cases by Tronox prior to the date hereof as neither disputed, contingent nor unliquidated, and as to which Tronox or any other party in interest has not filed an objection; (ii) a Claim that has been allowed by a Final Order on or prior to the Rights Expiration Date; (iii) a Claim that is Allowed in any stipulation that is approved by the Company, the Required Backstop Parties, the Creditors’ Committee and the Bankruptcy Court on or prior to the Rights Expiration Date or (iv) a Claim as to which a proof of claim has been timely filed in the Chapter 11 Cases and as to which no objection has been filed by any party in interest on or prior to the Rights Expiration Date; provided, for the sake of clarity, that a Claim that is temporarily allowed for voting purposes shall not be deemed “Allowed” for purposes of this definition on account of so being allowed.
          “Amended Disclosure Statement” has the meaning set forth in Section 6(a).
          “Anadarko Litigation” means the adversary proceeding pending in the Bankruptcy Court captioned Tronox Incorporated, et al. v. Anadarko Petroleum Corporation, et al., Adversary Proceeding No. 09-01198 (ALG).
          “Anadarko Litigation Trust” means the trust to be established by the Debtors pursuant to the First Amended Plan for the benefit of holders of Environmental Claims and Tort Claims, to which the Debtors will contribute their rights to the Anadarko Litigation.

          “Available Cash” means, as of any date of determination, the sum of (a) the aggregate amount of unrestricted cash and cash equivalents included in the consolidated balance sheet of the relevant entity as of such date (excluding any proceeds in various escrow accounts and reinvestment accounts created or maintained pursuant to the Credit Agreement) that, in each case, are free and clear of all Liens (other than Permitted Liens); and (b) the aggregate amount of cash and cash equivalents included in the Working Capital Escrow Account created or maintained pursuant to the Credit Agreement as of such date.
          “Backstop Commitment” has the meaning set forth in Section 1(d).
          “Backstop Consideration” has the meaning set forth in Section 3(a)(i).
          “Backstop Parties” has the meaning set forth in the introduction hereto.
          “Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq.
          “Bankruptcy Court” means the Bankruptcy Court for the Southern District of New York administering the Chapter 11 Proceedings.
          “Bonding Requirements” means standby letters of credit, guarantees, indemnity bonds and other credit support instruments issued by third parties on behalf of any Tronox Party regarding the Business (other than any letters of credits, guarantees, indemnity bonds or other support instruments issued for workers’ compensation or any other insurance purposes).
          “Business” means the business of the Tronox Parties, as currently conducted, including (i) worldwide, the business of developing, researching, processing, manufacturing, distributing, marketing and selling the Products, and (ii) in Australia, the business of mining of, and exploration for, raw materials required to produce the Products, but disregarding, in each case, the Environmental Trust Assets and the Nevada Assets.
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by Law or executive order to close.
          “Cash Backstop Consideration” has the meaning set forth in Section 3(a)(i).
          “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the procedurally consolidated cases pending for the Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.
          “Claim” means any claim (as such term is defined in section 101(5) of the Bankruptcy Code) against the Debtors.
          “Company” has the meaning set forth in the introduction hereto.
          “Competing Transaction” has the meaning set forth in Section 14.

          “Confirmation Order” has the meaning set forth in Section 8(a)(i).
          “Contract” means any written or oral agreement, contract, lease (including the Leases), sublease, indenture, mortgage, instrument, guaranty, loan or credit agreement, note, bond, customer order, purchase order, sales order, franchise, dealer and distributorship agreement, supply agreement, development agreement, joint venture agreement, promotion agreement, license agreement, contribution agreement, partnership agreement or other arrangement, understanding, permission or commitment that, in each case, is legally binding.
          “Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
          “Control” means, when used with reference to any Person, the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with any Contract; and the terms “Controlling” and “Controlled” shall have meanings correlative to the foregoing.
          “Credit Agreement” means the Senior Secured Super-Priority Debtor-in-Possession and Exit Credit and Guaranty Agreement, dated as of December 20, 2009, and entered into by and among Tronox Worldwide, the Company, certain Subsidiaries of Tronox Worldwide, the Lenders party thereto from time to time, Goldman Sachs Lending Partners LLC, as sole lead arranger and sole bookrunner, Syndication Agent, Administrative Agent and as Collateral Agent, as amended from time to time.
          “Creditors’ Committee” has the meaning set forth in the recitals hereto.
          “Competing Transaction” has the meaning set forth in Section 14.
          “Cure Amount” with respect to any Contract shall be the cash amounts required to cure any monetary defaults on the part of the Tronox Debtors pursuant to section 365 of the Bankruptcy Code, as ultimately determined by the Bankruptcy Court.
          “Debtors” means collectively, the Company; Tronox Luxembourg S.ar.l; Cimarron Corporation; Southwestern Refining Company, Inc.; Transworld Drilling Company; Triangle Refineries, Inc.; Triple S, Inc.; Triple S Environmental Management Corporation; Triple S Minerals Resources Corporation; Triple S Refining Corporation; Tronox LLC; Tronox Finance Corp.; Tronox Holdings, Inc.; Tronox Pigments (Savannah) Inc.; and Tronox Worldwide.
          “Decree” means any judgment, decree, ruling, injunction, assessment, attachment, undertaking, award, charge, writ, code, regulation, rule, executive order, administrative order or any other restriction or any other order of any Governmental Authority.
          “Determination Date” has the meaning set forth in Section 1(e).
          “Dilutive Rights” has the meaning set forth in Section 4(c).

          “Easements” means those easements, servitudes, surface use rights and rights-of-way appurtenant to the Land and used in connection with the Business as it is currently being conducted, together with all pipelines, utility assets and other facilities situated thereon.
          “ECA Order” means an order of the Bankruptcy Court approving this Agreement.
          “Effective Date” has the meaning set forth in the recitals hereto.
          “Eligible Holder” has the meaning set forth in the recitals hereto.
          “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), and any other material benefit plan, program, or arrangement currently sponsored, maintained or contributed to by, or required to be contributed to by, the Company, any of its Subsidiaries or, solely with respect to any Employee Benefit Plan covered under Title IV of ERISA, any of their respective ERISA Affiliates, or with respect to which the Company, any of its Subsidiaries or, solely with respect to any Employee Benefit Plan covered under Title IV of ERISA, any of their respective ERISA Affiliates has or could have any liability.
          “Employment Arrangement” means any employment, termination, change in control, retention, severance or other similar plan, agreement or arrangement that the Company or any of its Subsidiaries maintains or is a party to, or with respect to which the Company or any of its Subsidiaries has or could have any liability.
          “Environmental Claims” means all civil claims asserted by any Government Environmental Entity against, and other civil responsibilities, obligations or liabilities of, the Company with respect to the Owned Sites and Other Sites, relating to or arising under any Environmental Law, including claims for restoration, corrective action or remediation of environmental or natural resource conditions or issues, the treatment of which Environmental Claims is to be set forth in the Environmental Claims Settlement Agreement.
          “Environmental Claims Settlement Agreement” means the agreement (together with all appendices and exhibits thereto) to be entered into among the Company, the United States and certain other Government Environmental Entities regarding the Company’s liability for the Environmental Claims and the treatment of and responsibility for the Owned Sites, the Other Sites and the Nevada Assets after the Effective Date, which agreement shall be consistent with the Term Sheet in all material respects.
          “Environmental Law” means, whenever in effect, all federal, tribal, state and local statutes, regulations, ordinances and similar provisions having the force or effect of law; all judicial and administrative orders and determinations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., and any state, local or tribal equivalents.

          “Environmental Response Trusts” means the trusts to be established by the Company on the Effective Date, to which the Company will contribute a portion of $270 million in cash, the Owned Sites and the Nevada Assets.
          “Environmental Settlement Documents” means the Environmental Claims Settlement Agreement and the Environmental Response Trust Agreements.
          “Environmental Trust Assets” means all Owned Sites and related assets that are to be identified in the Environmental Claims Settlement Agreement and which will be transferred to the Environmental Response Trusts on the Effective Date; provided, however, that the Company may, at its expense and in accordance with applicable health and safety requirements and under the supervision of the United States and the relevant state, remove certain equipment and other assets related to the Debtors’ operations from each of the Savannah, GA, Soda Springs, ID and Mobile, AL sites and transfer such equipment and assets to alternate locations to be determined by the Company.
          “Environmental, Health and Safety Requirements” means all applicable domestic, foreign federal, provincial, state, supranational and local administrative, civil and criminal Laws, Permits, Decrees, and all common law (at law or in equity), in each case, concerning or relating to workplace health and safety or to pollution, preservation, remediation or the protection of the environment or natural resources, or the emission of greenhouse gases.
          “Equity Backstop Consideration” has the meaning set forth in Section 3(a)(i).
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
          “ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of the Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company or such Subsidiary and with respect to liabilities arising after such period for which the Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.
          “ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Company, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan; (vi) the imposition of liability on the Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code.
          “Estate” means, as to each Debtor, the estate created for that Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.
          “Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a et seq.
          “Exit Financing” has the meaning set forth in Section 8(b)(iv).
          “Exit Revolver” has the meaning set forth in Section 8(b)(iv).
          “Exxaro Joint Venture Interest” means all of the Tiwest Joint Venture Participants’ rights, title and undivided interest in and under the joint venture arrangements referred to in the definition of Tiwest Joint Venture, being a fifty percent undivided interest.

          “Exxaro Sands” has the meaning set forth in the definition of Tiwest Joint Venture.
          “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal, seek certiorari, or move for a new trial, re-argument, or rehearing has expired and no appeal, petition for certiorari, or motion for a new trial, re-argument, or rehearing has been timely filed or if an appeal, petition for certiorari or motion for a new trial, reargument or rehearing has been timely filed, such appeal, petition or motion is no longer pending and any right to appeal, petition for certiorari, new trial, reargue or rehear shall have been waived in writing in form and substance satisfactory to the Required Backstop Parties, or as to which any appeal that has been taken, any petition for certiorari, or motion for a new trial, review, re-argument, or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.
          “First Amended Plan” has the meaning set forth in Section 6(a).
          “Fiscal Year” means the fiscal year of the Company and its Subsidiaries, ending on December 31 of each calendar year.
          “GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2 of the Credit Agreement, United States generally accepted accounting principles in effect as of the date of determination thereof.
          “General Unsecured Claim” means any Unsecured Claim that is not an Intercompany Claim, an Environmental Claim, a Tort Claim or an Indirect Environmental Claim.
          “Governmental Authority” means any foreign, federal, state, provincial, local, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
          “Government Environmental Entity” means federal, state, local, or tribal Governmental Units asserting claims or having regulatory authority or responsibilities with respect to Environmental Laws.
          “Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code.
          “Historical Financial Statements” means (i) the audited financial statements of the Company and its Subsidiaries for the Fiscal Year ended December 31, 2007, (ii) the unaudited financial statements of the Company and its Subsidiaries for each of the fiscal quarters ended March 31, June 30 and September 30, 2008, and (iii) the Historical Monthly Statements, and in each case, certified by the chief financial officer, chief executive officer or chief restructuring officer of the Company, that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated.
          “Historical Monthly Statements” means the unaudited financial statements of the Company and its Subsidiaries as of the most recent month ended after the date of the most recent audited financial statements and at least 30 days prior to the closing date of the Replacement DIP Facility, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows, for each month ended after December 31, 2008 and certified by the chief financial officer, chief executive officer or chief restructuring officer of the Company, that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated.
          “Holder Pro Rata Share” has the meaning set forth in the recitals hereto.
          “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. §§ 15c-15h, 18a).
          “Indemnified Party” has the meaning set forth in Section 9(a).
          “Indemnifying Party” has the meaning set forth in Section 9(a).
          “Indirect Environmental Claim” means Claims of private parties for breach of contract, indemnification, contribution, reimbursement or cost recovery related to environmental monitoring or remediation, including Claims for contribution or direct costs under any Environmental Law.
          “Insurance Schedule” has the meaning set forth in Section 4(y).
          “Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign Laws or otherwise, including without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade secrets, and trade secret licenses, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.
          “Intercompany Claim” means any Claim held by a Debtor against another Debtor or any Claim held by an affiliate (as defined in section 101(2) of the Bankruptcy Code) against a Debtor.
          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.
          “IT Systems” means (a) hardware, (b) software, (c) networks infrastructure, and (d) all other information technology (including any such technology embedded, contained, or used in connection with any plant, machinery and equipment), in each of clauses (a) through (d), used or held for use in the operation of the Business.
          “Knowledge” of a Person (and other words of similar import) means the actual knowledge after reasonable inquiry of, (i) with respect to the Company, Dennis Wanlass, Michael Foster, John Hatmaker, Nik Pottala, John Romano, David Marshall or Gary Barton, (ii) with respect to each site operated by the Tronox Parties, the plant or operations manager of such site if such Person is an employee of any Tronox Party, provided that, in the case of this clause (ii), such Person’s knowledge after reasonable inquiry shall be limited to the conduct of business and operations at such site, (iii) with respect solely to the Tronox Parties’ IT Systems, Nik Pottala, and (iv) with respect to Tiwest, the Tiwest Joint Venture, the Tiwest Joint Venture Participants and Tronox Australia, each of the individuals listed in subclause (i) above, Robert Kirton.
          “Land” means all of the real property owned (including owned jointly or as tenants in common) by any Tronox Party or Tiwest, which is used or held for use in connection with the operation of the Business.
          “Law” means any law, statute, rule, regulation, ordinance and other pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.
          “Leased Real Property” means all of the land, buildings, structures, improvements, fixtures or other real property interests in which any Tronox Party or Tiwest holds an interest (including held jointly) pursuant to the Leases.
          “Leases” means all of the leases, subleases, licenses, sublicenses, concessions and other Contracts, including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which any Tronox Party or Tiwest holds any interest in real property that is used or held for use in connection with the operation of the Business.
          “Liability” means any liability, indebtedness, guaranty, claim, loss, damage, deficiency, assessment, responsibility or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether due or to become due, whether determined or determinable, whether choate or inchoate, whether secured or unsecured, whether matured or not yet matured).
          “Lien” means any mortgage, deed of trust, hypothecation, contractual restriction, pledge, lien, encumbrance, interest, charge, security interest, put, call, other option, right of first refusal, right of first offer, servitude, right of way, easement, lease, license, tenancy, occupancy, covenant, condition, restriction, royalty, conditional sale or installment contract, finance lease involve substantially the same effect, security agreement or other encumbrance or restriction on the use, transfer or ownership of any property of any type (including real property, tangible property and intangible property, including Intellectual Property). For the avoidance of doubt, the definition of Lien shall not be deemed to include the grant of any license by any Tronox Party of Intellectual Property.
          “Litigation” means any dispute, action, cause of action, suit, claim, investigation, mediation, audit, demand, hearing or proceeding, whether civil, criminal, administrative or arbitral, whether at law or in equity and whether before any Governmental Authority or arbitrator.
          “Management Equity Plan” means an equity compensation plan for management of the Company, the form of which shall be included in the Plan Supplement and the terms of which shall be reasonably acceptable to the Company, the Creditors’ Committee and the Required Backstop Parties.
          “Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties, assets or financial condition of the Company and its Subsidiaries, in each case taken as a whole (other than those events typically resulting from the filing of the Chapter 11 Cases, the announcement of the filing of the Chapter 11 Cases, those events typically resulting from the emergence from the Chapter 11 Cases, or any other events disclosed in the Company’s filings with the SEC prior to or on the date hereof); or (ii) the ability of the Company or any of its Subsidiaries, in each case taken as a whole, to fully and timely perform their obligations under this Agreement, the First Amended Plan and any other document contemplated hereby or thereby.
          “Material Contract” has the meaning set forth in Section 4(m).
          “Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
          “Nevada Assets” means (a) the Debtors’ interest in Basic Management, Inc., (b) the Debtors’ interest in the Landwell Company, LP and (c) that certain 140 acre parcel of land wholly-owned by the Debtors and contiguous to the Debtors’ Henderson, Nevada facility. For the avoidance of doubt, the Nevada Assets do not include the Henderson, Nevada facility, which facility (but not the real property on which it is located) is included in the Retained Assets and which the Tronox Parties will continue to own and operate after the Effective Date.
          “New Common Stock” has the meaning set forth in the recitals hereto.
          “New Convertible Preferred Stock” has the meaning set forth in the recitals hereto.
          “Non-Defaulting Backstop Commitment Fee” has the meaning set forth in Section 11(b).
          “Offered Share” has the meaning set forth in the recitals hereto.
          “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice of the Tronox Parties and the Tiwest Joint Venture, including, for the avoidance of doubt, the custom and practice of the Tronox Parties and the Tiwest Joint

Venture prior to and following the commencement of the Chapter 11 Cases, to the extent consistent with the Bankruptcy Code and orders issued by the Bankruptcy Court.
          “Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
          “Owned Real Property” means the Land, together with all buildings, structures, improvements and fixtures located thereon, and all Easements and other rights and interests appurtenant thereto.
          “Other Sites” means the sites not owned by the Debtors as of the Petition Date and which Other Sites are to be identified in the Other Sites exhibit to the Environmental Claims Settlement Agreement.
          “Owned Sites” means the domestic real property owned by the Debtors (other than the Hamilton, Mississippi facility and the Oklahoma City, Oklahoma Technical Center, which real property is included in the Retained Assets) and which Owned Sites shall be identified in the Owned Sites exhibit to the Environmental Claims Settlement Agreement as real property being transferred to the Environmental Response Trusts on the Effective Date.
          “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
          “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.
          “Permit” means any franchise, approval, permit, license, order, registration, certificate, variance, consent, authorization, exemption, emission allowance or similar right issued, granted, given or otherwise obtained from or by any Governmental Authority, under the authority thereof or pursuant to any applicable Law.
          “Permitted Liens” means:
          (a) Liens in favor of the secured parties under the Credit Agreement;
          (b) Liens for taxes not yet due or, if due, if obligations with respect to such taxes are being contested in good faith by appropriate proceedings and reserves in accordance with GAAP with respect thereto have been provided on the consolidated books of the Company;

          (c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by Law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the Ordinary Course of Business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
          (d) Liens incurred in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the secured assets on account thereof;
          (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;
          (f) any interest or title of a lessor or sublessor under any lease of real estate permitted under the Credit Agreement;
          (g) Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Credit Agreement;
          (h) purported Liens evidenced by the filing of precautionary Creditors’ Committee financing statements relating solely to operating leases of personal property entered into in the Ordinary Course of Business;
          (i) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods;
          (j) any zoning or similar Law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
          (k) non-exclusive outbound licenses of patents, copyrights, trademarks and other Intellectual Property rights granted by the Company or any of its Subsidiaries in the Ordinary Course of Business consistent with past practice;
          (l) Liens described in Schedule 4(p)(i);
          (m) Liens consisting of customary rights of set-off for bankers liens on amounts on deposit at banks or other financial institutions, to the extent arising by operation of Law or otherwise, incurred in the Ordinary Course of Business;

          (n) judgment Liens in respect of judgments that do not constitute an Event of Default under the Credit Agreement;
          (o) Liens of a collection bank arising in the Ordinary Course of Business under §4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction; and
          (p) Liens otherwise permitted under the Credit Agreement.
          “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
          “Plan Support Documents” means, collectively, the Environmental Response Trust Agreements, the Environmental Claims Settlement Agreement, the agreement forming the Anadarko Litigation Trust and any other definitive documentation related to the Plan.
          “Post-Petition” means the time period beginning immediately upon the filing of the Chapter 11 Cases.
          “Preferred Stock COD” has the meaning set forth in the recitals hereto.
          “Preferred Stock Commitment” has the meaning set forth in Section 2(a).
          “Preferred Stock Commitment Percentage” has the meaning set forth in the recitals hereto.
          “Preferred Stock Offering” has the meaning set forth in the recitals hereto.
          “Proceedings” has the meaning set forth in Section 9(b).
          “Products” means the products developed, researched, manufactured (including mining and exploring for raw materials for manufacture), distributed, marketed or sold by the Business, including those set forth on http://www.tronox.com/products/index.htm.
          “Projections” has the meaning set forth in Section 4(a).
          “Public Reporting Date” has the meaning set forth in Section 6(h).
          “Purchase Notice” has the meaning set forth in Section 1(e).
          “Purchase Price” has the meaning set forth in the recitals hereto.
          “Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Company or any of its Subsidiaries in any real property.

          “Record Date” means the date fixed by the Bankruptcy Court for the solicitation of acceptances and rejections of the First Amended Plan.
          “Registration Rights Agreement” has the meaning set forth in Section 6(d).
          “Replacement DIP Facility” means the credit facility provided to the Debtors pursuant to the Credit Agreement.
          “Required Backstop Parties” has the meaning set forth in Section 6(a).
          “Retained Assets” means all assets of the Company and its Subsidiaries, and all of their rights, title and interest in any nature of property of any kind, wherever located, as specified in sections 541 of the Bankruptcy Code, other than the Environmental Trust Assets and the Nevada Assets. For the avoidance of doubt, the Retained Assets include the Company’s (a) Hamilton, Mississippi facility; (b) Oklahoma City, Oklahoma Technical Center; and (c) Henderson, Nevada facility (but not the real property upon which such facility sits); and (d) certain equipment and other assets related to the Company’s operations from each of the Savannah, GA, Soda Springs, ID and Mobile, AL sites, to be removed from such sites at the discretion of the Company.
          “Right” has the meaning set forth in the recitals hereto.
          “Rights Exercise Period” has the meaning set forth in Section 1(b).
          “Rights Expiration Date” means the expiration date of the Rights Offering, as set forth in the Rights Offering Procedures to be filed for approval by the Bankruptcy Court simultaneously with the motion to approve this Agreement.
          “Rights Offering” has the meaning set forth in the recitals hereto.
          “Rights Offering Commitment Percentage” has the meaning set forth in the recitals hereto.
          “Rights Procedures” has the meaning set forth in Section 1(a).
          “Rights Subscription Form” has the meaning set forth in Section 1(b).
          “Satisfaction Notice” has the meaning set forth in Section 1(e).
          “Secured” means when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise allowed as such pursuant to the First Amended Plan.

          “Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
          “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa.
          “Subscription Agent” means the subscription agent for the Rights Offering.
          “Subsidiary” means with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
          “Superior Transaction” has the meaning set forth in Section 14.
          “Tax” or “Taxes” means (a) all United States federal, state or local or non-United States income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the IRC), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, ad valorem, escheat, sales, use, transfer, registration, value added, GST, alternative or add-on minimum, estimated or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty or addition thereto, whether or not disputed, and (b) Liability for items within clause (a) of any other Person by Contract, operation of Law (including Treasury Regulations Section 1.1502-6) or otherwise.
          “Taxing Authority” means, with respect to any Tax, a Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity, including, without limitation, any Governmental Authority that imposes, or is charged with collecting, Social Security or similar charges or premiums.
          “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
          “Term Sheet” means the term sheet attached hereto as Exhibit B, containing the terms of the proposed restructuring.

          “Tiwest” means Tiwest Pty Ltd, ACN 009 343 364, a Western Australia company.
          “Tiwest Joint Venture” means the joint venture arrangement governed by (a) that certain Cooljarloo Mining Joint Venture Agreement, dated as of November 3, 1988, by and among Yalgoo Minerals Pty. Ltd. (“Yalgoo”), Tronox Australia and the other parties thereto, as amended by that certain Amending Deed to the Cooljarloo Mining Joint Venture Agreement, dated as of March 26, 1991, by and among Yalgoo, Tronox Australia and the other parties thereto; (b) that certain Processing Joint Venture Agreement, dated as of November 3, 1988, by and among Yalgoo, Tronox Australia and the other parties thereto, as amended by that certain Amending Deed to the Processing Joint Venture Agreement, dated as of March 26, 1991, by and among Yalgoo, Tronox Australia and the other parties thereto as further amended by the Supplemental Deed to Processing Joint Venture Agreement, dated June 30, 2008, by and among Yalgoo, Tronox Australia, Exxaro Australia Sands Pty Ltd (“Exxaro Sands”) and the other parties; (c) that certain Jurien Exploration Joint Venture Agreement, dated as of March 9, 1989, by and among Exxaro Sands, Tific Pty Ltd (“Tific”), Tronox Australia and the other parties thereto; (d) that certain Co operation Deed, dated as of November 3, 1988, by and among Exxaro Sands, Tronox Australia and the other parties thereto; (e) that certain Operations Management Agreement, dated as of December 16, 1988, by and among Yalgoo, Tronox Australia and the other parties thereto, as amended by that certain Supplemental Deed to the Operations Management Agreement dated as of July 23, 2008 by and among Yalgoo, Tronox Australia and the other parties thereto; (f) that certain Development Agreement, dated March 25, 2008, by and among Tronox LLC, Tronox Australia, Yalgoo, Exxaro Sands and other parties thereto; (g) that certain Mineral Sands (Cooljarloo) Mining and Processing Agreement, dated November 8, 1988 by and among the State of Western Australia Yalgoo Tronox Australia and other parties thereto; (h) those certain other documents, agreements and amendments entered into from time and time in connection with any of the foregoing agreements; pursuant to which agreements the parties operate a chloride process titanium dioxide plant located in Kwinana, Western Australia, a mining venture in Cooljarloo, Western Australia, and a mineral separation plant and a synthetic rutile processing facility in Muchea, Western Australia; (i) those certain other documents relating to or concerning exploration ventures at Jurien, Dongara and elsewhere in Western Australia; (j) those certain other documents relating to or concerning an office building in Bentley, Western Australia for the purpose of providing certain corporate services; (k) that certain Bunbury Port Authority Lease of Port Facilities Bunbury, dated October 1, 2004, by and between Bunbury Port Authority and Tiwest; and (1) that certain Russell Park, Henderson Warehouse Lease, dated November 3,2007, by and between ISPT Pty Ltd and Tiwest.
          “Tiwest Joint Venture Documents” means the documents and agreements referred to in the definition “Tiwest Joint Venture”, together with all documents and agreements entered into from time to time in connection with the Tiwest Joint Venture and either referred to in any of those agreements or otherwise relating or ancillary to the Tiwest Joint Venture.
          “Tiwest Joint Venture Interests” means all of Tronox Australia’s rights, title and interest in, to and under the Tiwest Joint Venture, including the Tiwest Shares.
          “Tiwest Joint Venture Participants” means Yalgoo, Senbar Holdings Pty Limited, a Western Australian corporation, Synthetic Rutile Holdings Pty Limited, Western Australian

corporation, Pigment Holdings Pty Limited, a Western Australian corporation and Tific, a Western Australian corporation.
          “Tiwest Shares” means 50 B and 50 D ordinary fully paid shares in the capital of Tiwest, representing fifty percent of all of the ordinary fully paid issued shares in the capital of Tiwest.
          “Tort Claim” means non-governmental Claims against the Debtors, whether such Claims are known or unknown, whether by contract, tort or statute, whether existing or hereinafter arising, for death, bodily injury, sickness, disease, medical monitoring or other personal physical injuries or damage to property to the extent caused or allegedly caused directly or indirectly by the presence of or exposure to any product or toxin manufactured or disposed of, or other property owned, operated or used for disposal by, the Debtors or any entity (as such term is defined in section 101(15) of the Bankruptcy Code) for whose products or operations the allegedly has liability, including all such Claims relating to the Owned Sites, the Other Sites, the Environmental Trust Assets, the Nevada Assets or the Retained Assets to the extent owned, operated or used for disposal by, the Debtors prior to the Effective Date and not by the Debtors after the Effective Date. For the avoidance of doubt, Tort Claims do not include claims against the Debtors brought directly by a past or present employee of the Debtors under an applicable workers’ compensation statute.
          “Transaction Expenses” has the meaning set forth in Section 3(b)(i).
          “Tronox Australia” means Tronox Western Australia Pty Ltd (ACN 009 331 195), a Western Australia company.
          “Tronox Parties” means the Tronox Debtors and each of their Subsidiaries.
          “Tronox Worldwide” means Tronox Worldwide LLC, a Delaware limited liability company.
          “Unsecured Claim” means any Claim that is neither Secured nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court.
          “Unsubscribed Shares” means the Offered Shares not purchased by Eligible Holders in the Rights Offering on or before the Rights Expiration Date and any fractional shares not exercisable pursuant to the Rights Procedures, aggregated and rounded up.
          “Voting Deadline” means the time and date on which all votes with respect to the First Amended Plan must be received by the Company, as further described in the First Amended Plan.
          “WARN Act” has the meaning set forth in Section 4(o)(i).
          “Yalgoo” has the meaning set forth in the definition of Tiwest Joint Venture.

Exhibit A
to
Equity Commitment Agreement
PREFERRED STOCK COD

CERTIFICATE OF DESIGNATIONS, PREFERENCES,
AND RELATIVE, PARTICIPATING, OPTIONAL AND
OTHER SPECIAL RIGHTS
OF
SERIES A SENIOR CONVERTIBLE PREFERRED STOCK
OF
TRONOX INCORPORATED

Pursuant to Section 151(g) of the
General Corporation Law of the State of Delaware

     The undersigned, [Michael J. Foster, the Vice President, General Counsel and Secretary] of Tronox Incorporated (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), certifies that pursuant to a meeting of the board of directors of the Corporation (the “Board of Directors”) and the authority expressly granted to and vested in the Board of Directors by the [Amended Certificate of Incorporation] of the Corporation (as amended from time to time, the “Certificate of Incorporation”) which authorizes the issuance by the Corporation of up to 600,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) and in accordance with the provisions of Section 151(g) of the DGCL, the Board of Directors on • duly adopted the following resolution, which resolution remains in full force and effect on the date hereof:
     RESOLVED, that pursuant to Article •, Section • of the Certificate of Incorporation, the Board of Directors hereby designates, creates, authorizes and provides for the issuance of Series A Senior Convertible Preferred Stock, par value $0.01 per share, with an initial issue price of $25.00 per share, consisting of 600,000 shares on the terms and with the voting powers, designations, preferences, and relative, participating, optional or other special rights and such qualifications, limitations or restrictions set forth herein (in addition to those set forth in the Certificate of Incorporation).
     Capitalized terms used herein but not defined have the meanings ascribed to them in Section 10 below.

[Michael J. Foster, Vice President, General Counsel and Secretary]

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          Section 1. Dividends.
          1.1. General Obligation. Holders of the Series A Senior Convertible Preferred Stock (the “Series A Preferred”) shall be entitled to receive, when and as declared by the Board of Directors and out of funds legally available therefor under the DGCL, preferential dividends in cash as provided in this Section 1. Dividends shall be cumulative, shall accrue on each share of the Series A Preferred (each, a “Share”) on a daily basis based on the actual number of days elapsed and a 360-day year at the rate of the Preferred Return of the Liquidation Value and shall compound quarterly on each Dividend Payment Date (as defined below). Dividends shall accrue on the Series A Preferred from and including the date of issuance of each such Share (the “Issue Date”) to and including the first to occur of (i) the date on which the Liquidation Value of such Share is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends may be declared or paid with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its “Issue Date” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.
          1.2. Dividend Payment Dates. All dividends which have accrued on the Series A Preferred shall be payable in cash on March 31, June 30, September 30 and December 31 of each year (each such date, a “Dividend Payment Date”), beginning as of the first Dividend Payment Date occurring after the Issue Date, in each case as and when declared by the Board of Directors, to holders of record of the Shares on the March 15, June 15, September 15 or December 15, as the case may be, immediately preceding such Dividend Payment Date. The dividend payment period for any dividend payable on a Dividend Payment Date shall be the period beginning on the immediately preceding Dividend Payment Date (or on the Issue Date in the case of the first dividend payment period) and ending on the day preceding such applicable Dividend Payment Date. If any date on which a payment of a dividend or any other amount is due in respect of the Series A Preferred is not a business day, then such payment shall be made on the next day that is a business day. To the extent not paid on the Dividend Payment Dates, all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Payment Date) ending upon each such Dividend Payment Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.
          1.3. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, then such payment shall be distributed pro rata among the

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holders thereof based upon the aggregate accrued and unpaid dividends on Shares held by each such holder.
          1.4. Participating Dividends. In addition to any other dividends accruing or declared hereunder, in the event that the Corporation declares or pays any dividend upon the Common Stock, the Corporation shall also declare and pay to the holders of the Series A Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, a dividend in an amount per Share (such amount, the “Deemed Conversion Dividend”) equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such Share of Series A Preferred is convertible at the then-current Conversion Price. Any dividend or distribution payable on the Series A Preferred pursuant to this Section 1.4 shall be paid in the same form of consideration (whether cash, securities or any other form of property or assets, as the case may be) as the corresponding dividend or distribution on the Common Stock. Dividends payable pursuant to this Section 1.4 shall be payable on the same date that dividends are payable to holders of shares of Common Stock. No dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by Section 1.4 are paid at the same time in respect of the Series A Preferred.
          Section 2. Liquidation.
          Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all Shares held by such holder or (ii) the amount to which such holder would be entitled to receive upon such liquidation, dissolution or winding up if all of such holder’s Series A Preferred were converted into Conversion Stock immediately prior to such event, and the holders of Series A Preferred shall not be entitled to any further payment with respect to their Shares. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value of the Series A Preferred held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall deliver written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. For purposes of this Section 2, the merger or consolidation of the Corporation with any other Person, including a merger or consolidation in which the holders of the Series A Preferred receive cash, securities or other property for their Shares, or the sale, lease or exchange for cash, securities or other property of all or substantially all of the assets of the Corporation, in each case shall not constitute a liquidation, dissolution or winding-up of the Corporation.

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          Section 3. Priority of Series A Preferred on Dividends and Redemptions.
          3.1. Redemptions. So long as any Share remains outstanding, without the prior written consent of the holders of at least a majority of the outstanding Shares, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities or set aside any funds for such purpose; provided that the foregoing restriction shall not apply to (i) the purchase or repurchase of Junior Securities from any employee, officer, director, manager or consultant of, or other person performing services for, the Corporation or any of its Subsidiaries (or such person’s estate or current or former spouse) pursuant to any agreement under which the Corporation or any of its Subsidiaries has the right or obligation to purchase or repurchase Junior Securities from such person in connection with the termination of such person’s employment with, or cessation of services for, the Corporation or any of its Subsidiaries or the breach of any restrictive covenant in any agreement entered between the Corporation or any of its Subsidiaries, on the one hand, and such person, on the other hand; or (ii) the purchase or redemption of Junior Securities within 60 days after the Corporation has complied with the Repurchase Offer provisions of Section 4.5 with respect to such repurchase or redemption.
          3.2. Dividends. If at any time the Corporation shall have failed to pay in full in cash all dividends which have accrued on any outstanding Share at the times such dividends are due and payable, the Corporation shall not, directly or indirectly, pay or declare any dividend or make any distribution upon any Junior Securities or set aside any funds for such purpose unless prior to or concurrently with such payment, declaration, distribution or setting aside of any funds, all accrued and unpaid dividends that have become due and payable on all outstanding Shares shall have been or be declared and paid or set aside for payment; provided that the foregoing restriction shall not apply to any declaration or payment of a dividend or other distribution in connection with any stockholders’ rights plan.
          Section 4. Redemptions.
          4.1. Mandatory Redemptions. The Corporation shall, without premium or penalty, redeem all of the Shares then outstanding on [to insert the date that is six years from the Issue Date]; provided that if the Corporation is not permitted under applicable law to pay any portion of the Redemption Value for any Share being redeemed, then the Corporation shall pay such unpaid amount to the holder of such Share as soon thereafter as funds of the Corporation are legally available for such payment. Upon any such redemption, the Corporation shall pay a price per such Share equal to the Redemption Value thereof.
          4.2. Optional Redemptions. The Corporation may at any time and from time to time on or after the date that is three years from the Issue Date redeem all or any portion of the Shares then outstanding at the then applicable Redemption Value. In addition, the Corporation may at any time and from time to time on or after the date that is two years from the Issue Date but prior to the date that is three years from the Issue Date redeem all or any portion of the Shares then outstanding at the then applicable Redemption Value if (i) the Common Stock is at such time listed on the New York Stock Exchange or The NASDAQ National Market, and (ii) the Current Market Price of the Common Stock shall have been no less than $40.11 (as such amount shall be adjusted for stock splits, reverse stock splits and similar occurrences) for a

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period of 30 consecutive Trading Days ending on the third Trading Day prior to the date of any notice of redemption delivered pursuant to this Section 4.2 and Section 4.4.
          4.3. Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such Share) an amount in cash in immediately available funds equal to the Redemption Value of such Share. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed pursuant to Section 4.1 or Section 4.2, as applicable, on such date, then those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed pursuant to Section 4.1 or Section 4.2, as applicable, based upon the aggregate Redemption Value of such Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Except as otherwise provided herein, if at any time the Corporation redeems less than the total amount of the Shares outstanding pursuant to Section 4.1 or Section 4.2, then the Corporation shall redeem such Shares pro rata among the holders thereof based upon the number of Shares held by each such holder.
          4.4. Notice of Redemption. Except as otherwise provided herein, the Corporation shall give written notice of each redemption of Series A Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. If fewer than the total number of Shares represented by any certificate are redeemed, then a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.
          4.5. Repurchase at the Option of Holders upon Certain Events.
          (i) Material Action. Prior to the Corporation taking any Material Action, the Corporation shall give written notice (the “Material Action Notice”) of such Material Action to each record holder of Series A Preferred not more than 60 nor less than 30 days prior to the date on which such Material Action is proposed to be taken, which Material Action Notice shall set forth the Material Action to be taken in reasonable detail, and each holder of Series A Preferred shall have the right to require the Corporation to repurchase all or any portion of such holder’s Shares at the Repurchase Price (as defined below) pursuant to the terms of this Section 4.5.
          (ii) Repurchase Offer. Within five days following delivery of (A) a Fundamental Change Notice in connection with a Fundamental Change which requires that the Corporation makes a repurchase offer pursuant to Section 6.2(iv), or (B) a Material Action Notice pursuant to Section 4.5(i), the Corporation shall be required to effect an Offer to Purchase (as defined below) and deliver an offer notice (an “Offer Notice”) to each holder of Shares in accordance with Section 4.5(iii). For the avoidance of doubt, the Fundamental Change Notice or Material Action Notice, as applicable, may include and incorporate the Offer Notice. In addition to the requirements of Section 4.5(iii), such Offer Notice shall provide that each holder of Series

5

A Preferred has the right to require the Corporation to repurchase for cash all or any portion of such holder’s Shares at a repurchase price per Share equal to the Repurchase Price, in accordance with the procedures set forth in Section 4.5(iii). Notwithstanding the foregoing, in connection with any Fundamental Change, the Corporation shall not be required to make an Offer to Purchase upon a Fundamental Change if a third party that is party to the Fundamental Change transaction makes an Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in Sections 4.5(ii) and 4.5(iii) and purchases all Shares validly tendered and not withdrawn pursuant to such Offer to Purchase. If any shares of Series A Preferred that are required to be repurchased on the Repurchase Date (as defined below) pursuant to the provisions of this Section 4.5(ii) and Section 4.5(iii) are not so repurchased (whether or not any contractual or other restrictions apply to such repurchase and whether or not funds are legally available therefor), then the Repurchase Price with respect to such shares of Series A Preferred that are not so repurchased shall increase by 2% until such shares of Series A Preferred are repurchased in full in accordance with the provisions of this Section 4.5(ii) and Section 4.5(iii).
          (iii) Offer to Purchase Provisions. In the event that the Corporation shall be required to commence an offer to all holders of Series A Preferred to repurchase Shares pursuant to Section 4.5(ii) (an “Offer to Purchase”), it shall follow the procedures specified below:
          (a) The Offer to Purchase shall remain open for a period of 20 business days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five business days after the termination of the Offer Period (the “Repurchase Date”), the Corporation shall purchase all shares of Series A Preferred validly tendered in response to the Offer to Purchase. Payment for any shares of Series A Preferred so repurchased shall be made in the same manner as dividend payments are made. If the Repurchase Date is on or after a dividend record date and on or before the related Dividend Payment Date of such dividend, then any accrued and unpaid dividends shall be paid to the Person in whose name the applicable shares of Series A Preferred are registered at the close of business on such record date, and no additional dividends shall be payable to holders of Series A Preferred who validly tender such Shares pursuant to the Offer to Purchase.
          (b) The Offer Notice shall contain all instructions and materials necessary to enable such holders to tender Shares pursuant to such Offer to Purchase. The Offer to Purchase shall be made to all holders of shares of Series A Preferred. The Offer Notice, which shall govern the terms of the Offer to Purchase, shall state:
(1)	whether the Offer to Purchase is being made pursuant to Section 4.5 or Section 6.2(iv), and the length of time the Offer to Purchase shall remain open;

(2)	the Repurchase Price per Share and the Repurchase Date;

(3)	that any shares of Series A Preferred not validly tendered or accepted for payment shall continue to accrue dividends;

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(4)	that, unless the Corporation defaults in making payment on the Repurchase Date, any shares of Series A Preferred accepted for payment pursuant to the Offer to Purchase shall cease to accrue dividends after the Repurchase Date;

(5)	that holders of Series A Preferred electing to have Shares purchased pursuant to the Offer to Purchase may elect to have any or all of such Shares purchased;

(6)	that holders of Series A Preferred electing to have any Shares purchased pursuant to the Offer to Purchase shall be required to surrender the Shares, with any additional documents reasonably requested by the Corporation, or transfer such Shares by book-entry transfer, to the Corporation at the address specified in the notice at least three days before the Repurchase Date;

(7)	that holders of Series A Preferred shall be entitled to withdraw their election at any time prior to the expiration of the Offer Period by delivering to the Corporation a notice in accordance with Section 12 setting forth the name of the holder of Series A Preferred, the number of Shares such holder delivered for repurchase and a statement that such holder is withdrawing such holder’s election to have such shares of Series A Preferred repurchased;

(8)	that holders of Series A Preferred whose Shares were repurchased only in part shall be issued new shares of Series A Preferred equal in liquidation preference to the unpurchased portion of the shares of Series A Preferred surrendered (or transferred by book-entry transfer); and

(9)	any other information required by applicable law.
          (c) On the Repurchase Date, the Corporation shall accept for payment all Shares validly tendered pursuant to the Offer to Purchase, and shall provide notice to the holders of Series A Preferred stating that such shares of Series A Preferred were accepted for payment by the Corporation in accordance with the terms of Section 4.5(ii). The Corporation shall promptly (but in any case not later than two business days after the Repurchase Date) deliver to each tendering holder of Series A Preferred by wire transfer of immediately available funds an amount equal to the Repurchase Price multiplied by the number of Shares validly tendered by such holder and accepted by the Corporation for purchase, and the Corporation shall promptly issue new shares of Series A Preferred, and the Company shall mail or deliver such new shares of Series A Preferred to such holder, in an amount equal to any unpurchased portion of the Shares surrendered..

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          (d) The Corporation shall comply with the provisions of Section 13(e) and 14(d) of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), and any other applicable provisions of law in connection with the Offer to Purchase.
          (e) Notwithstanding any other provision herein, the Corporation shall be entitled to consummate the Material Action contemplated in the Material Action Notice if it complies with the provisions set forth in this Section 4.5.
          4.6. Dividends After Redemption or Repurchase. No Share shall be entitled to any dividends accruing after the date on which the Redemption Value or the Repurchase Price, as applicable, of such Share is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.
          4.7. Redeemed, Repurchased or Otherwise Acquired Shares. Any Shares which are redeemed, repurchased or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.
          4.8. Determination of the Number of Each Holder’s Shares to be Redeemed. Except as otherwise provided herein, the number of Shares to be redeemed from each holder thereof in redemptions by the Corporation under this Section 4 shall be the number of Shares determined by multiplying the aggregate Redemption Value of the Shares to be redeemed times a fraction, the numerator of which shall be the aggregate Redemption Value of the Shares then held by such holder and the denominator of which shall be the aggregate Redemption Value of all Shares then outstanding; provided that no fractional Shares may be redeemed.
          Section 5. Voting Rights.
          5.1. Except as otherwise provided herein and as otherwise required by applicable law, the Series A Preferred shall have no voting rights; provided that each holder of Series A Preferred shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.
          5.2. So long as any shares of Series A Preferred are outstanding, the vote or consent of the holders of at least a majority of the outstanding shares of Series A Preferred, voting as a single, separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating, whether or not such approval is required by Delaware law any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Certificate of Incorporation or by-laws of the Corporation (including this Certificate of Designations) (collectively, the “Governing Documents”) that would alter or change the rights, preferences or privileges of the Series A Preferred so as to affect them adversely; provided, however, that (i) any creation or issuance, or any increase in the authorized or issued amount, of any Junior Securities shall not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series A Preferred Stock, and holders of Series A Preferred shall have no right to vote solely by reason of such an increase, creation or issuance and (ii) the Corporation

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shall be entitled to amend or alter the Governing Documents (other than this Certificate of Designations) without the consent of any holder of shares of Series A Preferred if (A) such amendment or alteration is required to implement a Material Action and (B) such amendment or alteration is described in reasonable detail in the Material Action Notice delivered in connection with such Material Action. The holders of Series A Preferred shall have one vote per Share on any matter on which holders of Series A Preferred Stock are entitled to vote as a single, separate class.
          Section 6. Conversion.
          6.1. Conversion Procedure.
          (i) At any time and from time to time, any holder of Series A Preferred may convert all or any portion of the Series A Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by dividing the Liquidation Value as of the Conversion Date (as defined below) of the Shares to be converted by the Conversion Price then in effect.
          (ii) Except as otherwise provided herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date (the “Conversion Date”) on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.
          (iii) The conversion rights of any Share subject to redemption hereunder shall terminate at the close of business on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof in cash the full Redemption Value of such Share on such date, in which case the conversion rights shall continue until such Redemption Value is actually paid in full.
          (iv) Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Public Offering or a Fundamental Change or other transaction affecting the Corporation, then the conversion of any Shares may, at the election of the holder thereof, be conditioned upon the consummation of such event or transaction, in which case such conversion shall not be deemed to be effective until immediately prior to such consummation, and shall be conditioned upon such consummation.
          (v) As soon as possible after a conversion of Series A Preferred has been effected (but in any event within five business days in the case of subsection (a) below), the Corporation shall deliver to the converting holder:

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          (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and
          (b) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.
          (vi) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share, the Corporation shall take all such actions as are reasonably necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.
          (vii) The Corporation shall not close its books against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of any share of Series A Preferred. The Corporation shall assist and cooperate with any holder of Series A Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series A Preferred hereunder (including, without limitation, making any governmental filings required to be made by the Corporation).
          (viii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and encumbrances. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.
          6.2. Conversion Price.
          (i) If on or after the Issue Date, the Corporation issues or sells, or in accordance with Section 6.3 is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Reference Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such

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issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.
          (ii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of any issue or sale (or deemed issue or sale) of shares of Common Stock, or options to purchase such Common Stock, to employees, directors, consultants, other service providers or vendors of the Corporation and any of its Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Board of Directors.
          (iii) If on or after the Issue Date, a Company Offer shall expire, then and in each such event the Conversion Price in effect immediately prior to the close of business on the date of the last time (the “Expiration Time”) tenders could have been made pursuant to such Company Offer shall be decreased by multiplying such Conversion Price by a fraction (not to be greater than 1):
          (a) the numerator of which shall be equal to (1) the product of (A) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (2) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) of the aggregate consideration payable to stockholders for all shares validly tendered and not withdrawn as of the Expiration Time and accepted for purchase by the Corporation pursuant to such Company Offer (the shares so accepted for purchase, being referred to as the “Purchased Shares”); and
          (b) the denominator of which shall be equal to the product of (1) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (2) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less the number of Purchased Shares.
Any adjustment under this Section 6.2(iii) shall become effective immediately prior to the opening of business on the day after the Expiration Time.
          (iv) Fundamental Changes.
          (a) If a Fundamental Change shall occur or is expected to occur at any time prior to the date that is three years after the Issue Date, then the Corporation shall deliver to each holder of the Series A Preferred, not less than 30 days nor more than 60 days prior to the anticipated effective date for the consummation of the Fundamental Change (such effective date, the “Fundamental Change Effective Date”), a notice (the “Fundamental Change Notice”), which Fundamental Change Notice shall:
(1)	state the event constituting the Fundamental Change and anticipated Fundamental Change Effective Date;

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(2)	state the purchase price to be paid with respect to each share of Common Stock in connection with the Fundamental Change;

(3)	state the number of Additional Shares to be issued upon conversion of each Share in connection with a conversion pursuant to Section 6.2(iv)(c);

(4)	state the amount of dividends accrued and unpaid per Share as of the anticipated Fundamental Change Effective Date;

(5)	state the number of shares of Common Stock each Share can be converted to upon conversion thereof;

(6)	state that the Shares must be surrendered to the Corporation to convert the Shares; and

(7)	state the CUSIP number of the Shares, if applicable.
          (b) Upon the receipt of a Fundamental Change Notice, each holder of Shares may elect to (1) have the Corporation repurchase all of such holder’s Shares at the Repurchase Price as set forth in Section 4.5, (2) convert all or some of such holder’s Shares in connection with such Fundamental Change pursuant to Section 6, and/or (3) continue to hold all or some of such holder’s Shares. Any such election shall be conditional upon the occurrence of the Fundamental Change described in the Fundamental Change Notice. If a holder of Series A Preferred fails to timely submit such holder’s election, then such holder shall be deemed to have elected to continue to hold such holder’s Shares pursuant to clause (3) above.
          (c) If a holder of Shares elects to convert any of such holder’s Shares in connection with, and effective upon, the Fundamental Change described in the Fundamental Change Notice, then the number of shares of Common Stock to be obtained upon such conversion of each such Share to be converted shall be increased, if at all, by a number of shares of Common Stock as described below (the “Additional Shares”).
          (d) The number of Additional Shares, if any, each Share is entitled to in connection with a conversion pursuant to Section 6.2(iv)(b) shall be determined by reference to the table attached as Schedule A hereto, based on the Fundamental Change Effective Date and the price (the “Share Price”) paid (or deemed paid) per share of Common Stock in the Fundamental Change. If the holders of the Common Stock receive only cash in a Fundamental Change, then the Share Price will be the cash amount paid per share of Common Stock. Otherwise, the Share Price shall be the average of the Current Market Price of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Fundamental Change Effective Date.

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          (e) The Share Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Price of the Shares is otherwise adjusted. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Price as adjusted, and the denominator of which is the Conversion Price immediately prior to such adjustment giving rise to the Share Price adjustment. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Price as set forth in Section 6.4.
          (f) The exact Share Prices and Fundamental Change Effective Dates may not be set forth in the table in Schedule A, in which case:
(1)	if the Share Price is between two Share Price amounts in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, then the number of Additional Shares to be issued to with respect to each Share if converted pursuant to this Section 6.2(iv) will be determined by a straight-line interpolation between the Conversion Price set forth for the higher and lower Share Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 360-day year;

(2)	if the Share Price is less than $14.46 per share (subject to adjustment as set forth in clause (e) of this Section 6.2(iv)), then no Additional Shares will be issued; and

(3)	if the Share Price is greater than $[__] per share (subject to adjustment as set forth in clause (e) of this Section 6.2(iv)), then no Additional Shares will be issued.
          (v) In case of any reclassification of the Common Stock, any consolidation of the Corporation with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), any sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each Share then outstanding shall have the right thereafter, during the period such share shall be convertible, to convert such Share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Corporation into which a Share might have been converted immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange, together with any Additional Shares, assuming that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction. As a condition to any such transaction, the Corporation or

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the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Corporation’s shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to (a) establish such right and (b) ensure that any such transaction does not, in and of itself, effect the holders’ rights to the Liquidation Value. The certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.
          6.3. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 6.2, subject to the exceptions set forth in Section 6.2(ii), the following shall be applicable:
          (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Reference Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this Section 6.3, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
          (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Reference Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 6.3, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional

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consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
          (iii) Change in Option Price or Conversion Price. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion or exchange rate, as the case may be, at the time initially granted, issued or sold.
          (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.
          (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, then the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Current Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, then the amount of consideration therefor shall be deemed to be the fair value of the portion of the net assets of the non-surviving entity that is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration or net assets other than cash and securities (and, if applicable, the portions thereof attributable to any such stock or securities) shall be determined in good faith by the Board of Directors.
          (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

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          (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its Subsidiaries, and the disposition of any shares so owned or held shall be considered an issuance or sale of Common Stock.
          (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
          (ix) Rights Plan. To the extent that the Corporation has a rights plan in effect on the Conversion Date with respect to any shares of Series A Preferred or Common Stock, each share of Common Stock issued upon conversion of the Series A Preferred shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholders’ rights plan, as the same may be amended from time to time. If, however, on the Conversion Date, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholders’ rights plan and the holders of the Series A Preferred would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Series A Preferred, then the Conversion Price shall be equally and ratably adjusted at the time of the separation, subject to readjustment in the event of the expiration, termination or redemption of such rights. For the avoidance of doubt, if on the Conversion Date, any such rights have already separated from the shares of Series A Preferred in accordance with the provisions of the applicable stockholders’ rights plan, such rights shall not be cancelled by virtue of the conversion of Series A Preferred into shares of Common Stock.
          6.4. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, then the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price in effect immediately prior to such combination shall be proportionately increased.
          6.5. Notices.
          (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.
          (ii) The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a

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record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any dissolution or liquidation.
          6.6. Certain Determinations. For purposes of any computation of any adjustment required under this Section 5: (i) adjustments shall be made successively whenever any event giving rise to such an adjustment shall occur; (ii) except as provided herein, if any event occurs that would trigger an adjustment to the Conversion Price pursuant to this Section 5 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; (iii) all adjustments to the Conversion Price pursuant to this Section 5 shall be calculated to the nearest 1/10,000th of a share of Common Stock; and (iv) except as otherwise provided in Section 6.2(iv), no adjustment to the Conversion Price shall be made if holders of Series A Preferred may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series A Preferred, without having to convert the Series A Preferred, as if they held the full number of shares of Common Stock into which a share of the Series A Preferred may then be converted.
          Section 7. Preemptive Rights.
          The Series A Preferred shall not be entitled to any preemptive or subscription rights in respect of any securities of the Corporation or any of its Subsidiaries.
          Section 8. Registration of Transfer.
          The Corporation shall keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.
          Section 9. Replacement.
          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

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          Section 10. Definitions.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
          “Common Stock” means, collectively, the Corporation’s Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.
          “Company Offer” means any tender offer (including any exchange offer) as amended from time to time made by the Corporation or any of its Subsidiaries for the purchase (including the acquisition pursuant to an exchange offer) of all or any portion of the outstanding shares of Common Stock.
          “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6.3(i) and 6.3(ii) hereof, whether or not the Options or Convertible Securities are actually exercisable at such time.
          “Conversion Price” with respect to the Shares shall initially be $24.46, subject to adjustment from time to time pursuant to Section 6.2 and Section 6.4 in order to prevent dilution of the conversion rights granted under Section 5.
          “Conversion Stock” means shares of the Corporation’s Common Stock, par value $0.01 per share; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.
          “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.
          “Current Market Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on the New York Stock Exchange or The NASDAQ National Market on such date, as applicable, if the Common Stock is listed on either such national stock exchange. If the Common Stock (or other relevant capital stock or equity interest)

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is not traded on the New York Stock Exchange or The NASDAQ National Market on any date of determination, then the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal United States national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed, or, if no closing sale price is reported, the last reported sale price on the principal United States national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed on a United States national or regional securities exchange, then the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, then the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.
          “Fundamental Change” means the occurrence after the original issuance of the Series A Preferred Stock of any of the following events:
          (i) a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Common Stock or other capital stock of the Corporation representing more than 50% of the voting power of the Common Stock entitled to vote generally in the election of directors and either (a) such person or group files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership or (b) the Corporation otherwise becomes aware of any such person or group; provided, however, that in no event shall such filing or ownership resulting solely from (i) the Initial Holders taking actions after the Issue Date as a result of which they are deemed to be a group within the meaning of Section 13(d)(3) of the Exchange Act, or (ii) the acquisition by an Initial Holder of Shares from other Initial Holders, in each case occurring within 12 months from the Issue Date, constitute a Fundamental Change;
          (ii) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors (as defined below);
          (iii) the Corporation merges or consolidates with or into any other Person, or any Person merges with the Corporation, other than a merger, consolidation or other transaction in which, immediately after such merger, consolidation or other transaction, the holders of more than 50% of the total voting power of all shares the Corporation’s capital stock entitled to vote generally in the election of directors immediately prior to the transaction(s) own or control, directly or indirectly, more than 50% of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the surviving entity or any parent thereof;
          (iv) the Corporation or any one or more Subsidiaries thereof conveys, transfers, sells or otherwise disposes in a single transaction or a series of related transactions (including any spin-off or in-kind distribution) all or substantially all of the net book value of the properties and assets of the Corporation and its Subsidiaries on a consolidated basis to any Person or group of Persons (other than to the Corporation and its wholly-owned Subsidiaries); or

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          (v) the Corporation’s stockholders approve any plan or proposal for the Corporation’s liquidation, dissolution or winding up.
For purposes of this definition, “Continuing Director” means a director who either was a member of the Board of Directors on [to insert date of emergence from bankruptcy], or who becomes a member of the Board of Directors subsequent to that date and whose initial election, appointment or nomination for election by the Corporation’s stockholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Corporation on behalf of the Board of Directors in which such individual is named as a nominee for director.
          “Initial Holder” means (i) any holder of Shares issued on the Issue Date and (ii) each Affiliate of such holder who acquires Shares from such holder on or after the Issue Date.
          “Junior Securities” means any capital stock or other equity securities of the Corporation; provided that the term “Junior Securities” shall not include (i) the Series A Preferred or (ii) any other class or series of the Corporation’s capital stock which (a) is senior to or pari passu with the Series A Preferred with respect to preference and priority on dividends, redemptions and liquidations as permitted by the terms of the Series A Preferred hereunder or (b) approved by a vote of the holders of the Series A Preferred as provided hereunder.
          “Liquidation Value” of any Share as of any particular date shall be equal to $25.00, plus all accrued and unpaid dividends thereon to such date.
          “Material Action” means the taking, after the original issuance of the Series A Preferred Stock, of any of the following actions, or the occurrence of any of the following events:
          (i) any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Governing Documents to authorize, create or issue, or increase the authorized amount of, any shares of, or any securities convertible into or exercisable or exchangeable for shares of, any class or series of the Corporation’s capital stock ranking prior to or on a parity with the Series A Preferred in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding-up of the Corporation, thereby adversely affecting the rights, preferences or limitations of the Series A Preferred;
          (ii) the redemption, purchase or other acquisition, directly or indirectly, of any Junior Securities or pari passu securities or the setting aside of any funds for such purpose, except as expressly permitted by Section 3.1 or 3.2, or
          (iii) the direct or indirect payment or declaration of any dividend or the making of any distribution upon any Junior Securities or the setting aside of any funds for such purpose, except as expressly permitted by Section 3.1 or 3.2.
          “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

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          “Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
          “Preferred Return” means 8.00% per annum; provided, that if the Corporation shall default in the payment in full when due on any Dividend Payment Date of any dividends or in the payment on any Redemption Date of the full redemption price, the Preferred Return shall increase by 2.00% for any period in which such dividends are not paid or until the full redemption price is paid in full, as the case may be.
          “Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the United States Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.
          “Redemption Date” as to any Share means the date specified in the notice of any redemption at the Corporation’s option or the date on which the Corporation is required to redeem such Share; provided that no such date shall be a Redemption Date unless the Redemption Value of such Share is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.
          “Redemption Value” as to any Share means:
          (i) in a mandatory redemption pursuant to Section 4.1, an amount equal to the Liquidation Value thereof;
          (ii) in a redemption in connection with a Fundamental Change, an amount equal to (1) 1.01 multiplied by (2) the Liquidation Value thereof; and
          (iii) in an optional redemption pursuant to Section 4.2: (A) if such optional redemption occurs on or after the date that is two years from the Issue Date but prior to the date that is three years from the Issue Date, an amount equal to (1) 1.06 multiplied by (2) the Liquidation Value thereof; (B) if such optional redemption occurs on or after the date that is three years from the Issue Date but prior to the date that is four years from the Issue Date, an amount equal to (1) 1.04 multiplied by (2) the Liquidation Value thereof; (C) if such optional redemption occurs on or after the date that is four years from the Issue Date but prior to the date that is five years from the Issue Date, an amount equal to (1) 1.02 multiplied by (2) the Liquidation Value thereof; and (D) if such optional redemption occurs on or after the date that is five years from the Issue Date but prior to the date that is six years from the Issue Date, an amount equal to the Liquidation Value thereof; provided, that in the event that the Corporation defaults in the payment when due of any portion of the applicable Redemption Value as to any Share pursuant to Section 4.3, then the Redemption Value with respect to such Share shall increase by 2.00%.
          “Reference Price” means the lower of the then current Conversion Price and the Current Market Price.

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          “Repurchase Price” as to any Share at any date means an amount equal to (i) 1.01 multiplied by (ii) the Liquidation Value thereof on such date.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.
          “Trading Day” means a day on which the shares of Common Stock: (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
          Section 11. Amendment and Waiver.
          No amendment, modification, alteration, repeal or waiver of any provision of Section 1 through Section 15, inclusive, shall be binding or effective without the prior written consent of the holders of at least a majority of the Series A Preferred outstanding at the time such action is taken.
          Section 12. Notices.
          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices, and (ii) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).
          Section 13. Severability.
          Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a

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provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.
          Section 14. Headings.
          The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
          Section 15. Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred or shares of Common Stock or other securities issued on account of Series A Preferred pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable, on account of the transfer of such Series A Preferred, in respect of the issuance or delivery of shares of Series A Preferred, shares of Common Stock or other securities in a name other than that in which the shares of Series A Preferred with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable. Nothing herein shall prevent the Corporation from utilizing or otherwise taking advantage of any exemption from such taxes available pursuant to applicable law, including Section 1146(a) of Title 11 of the United States Code, and holders of shares of Series A Preferred shall agree to cooperate with the Corporation to the extent reasonably requested by the Corporation in taking advantage of any such exemption.

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Schedule A
to
Certificate of Designations, Preferences,
and Relative, Participating, Optional and Other Special Rights
of Series A Senior Convertible Preferred Stock of Tronox Incorporated

Exhibit B
to
Equity Commitment Agreement
TERM SHEET

EXECUTION VERSION
Tronox Incorporated
RESTRUCTURING PROPOSAL1
This term sheet (“Term Sheet”) constitutes an exhibit to the Equity Commitment Agreement (the “Equity Commitment Agreement”) entered into between Tronox Incorporated (together with its affiliate debtor subsidiaries, collectively “Tronox”, and as reorganized debtors, “Reorganized Tronox”) and sets forth the principal terms of a proposed restructuring (the “Restructuring”) of Tronox to be implemented pursuant to a First Amended Joint Proposed Plan of Reorganization to be filed in their pending chapter 11 bankruptcy cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

Implementation of the Restructuring:	The Restructuring shall be effected pursuant to the First Amended Plan and the definitive documentation for the Restructuring, including the documentation for the Rights Offering, and such other documentation as is necessary or desirable in connection with the Restructuring as set forth in the First Amended Plan (collectively, the “Definitive Restructuring Documentation”). The Parties[2] shall mutually agree upon and seek approval of the Definitive Restructuring Documentation on an expedited basis, subject, in the case of the Government Environmental Entities, to approval and public notice provisions, which shall reflect the terms and conditions set forth herein and such other customary terms and conditions as shall be acceptable to the Parties (and, to the extent the terms and conditions are inconsistent with the terms of the Replacement DIP Agreement or adversely affect the interests, liens, rights, remedies, benefits or other protections of any or all of the Replacement DIP Agent and the Lenders under the Credit Documents, the Replacement DIP Agent).

The Definitive Restructuring Documentation will include, among other things, various environmental settlement documents (including the Environmental Claims Settlement Agreement and related exhibits and appendices) concerning the resolution of Environmental Claims that shall be submitted for the approval of officials authorized on behalf of the Government Environmental Entities that have, or have asserted, Environmental Claims. The Environmental Settlement Documents shall then be submitted to the Bankruptcy Court for approval contemporaneously with, but subject to, public notice and public comment procedures under applicable environmental law.

The Equity Commitment Agreement contains terms and conditions concerning (a) the $15 million New Convertible Preferred Stock, (b) the Rights Offering and (c) the Backstop Consideration (as each such term is defined herein). The Equity Commitment Agreement shall be submitted to the Bankruptcy Court for approval on an expedited basis so that it is approved on the same day as or prior to the hearing on Tronox’s Disclosure Statement. On the date of execution of the Equity Commitment Agreement by the Backstop Parties and Tronox, Tronox will issue a press release which makes public all material non-public information provided to the Backstop Parties, such that, immediately following such disclosure, no Backstop Party will be prohibited from trading in Tronox’s securities by virtue of having been provided information by Tronox and its

[1]	Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Equity Commitment Agreement. If there are any discrepancies between this Term Sheet and the Equity Commitment Agreement, the Equity Commitment Agreement shall prevail.

[2]	The Parties shall be Tronox, the Creditors’ Committee, the United States, the Nevada Department of Environmental Protection and the Colorado River Authorities, and the Backstop Parties.

advisors (whether directly or indirectly through the Backstop Parties’ advisors).

Tronox shall continuously consult with the legal and financial advisors of the other Parties, and shall not undertake any material action with respect to the Restructuring or otherwise without first consulting with such advisors. For so long as the Equity Commitment Agreement is in effect, Tronox shall also consult with the Backstop Parties or their advisors on all material business matters, including matters relating to environmental remediation, Hedging and the Kwinana Investment (each as defined in the Replacement DIP Credit Agreement), and the entry into any material contract.

Plan Financing Sources/Funding of Reorganized Tronox	The proceeds from the Exit Facility, the purchase of New Common Stock pursuant to the Rights Offering, the purchase of the New Common Stock pursuant to the Equity Commitment Agreement if the Rights Offering is not fully subscribed, and the purchase of the New Convertible Preferred Stock to be issued on the Effective Date shall be used by Reorganized Tronox to: (i) fund the Environmental Response Trusts, Tort Claims Trust and Anadarko Litigation Trust, and to make certain payments with respect to Claims of Government Environmental Entities; (ii) provide working capital to Reorganized Tronox after the Effective Date; and (iii) provide cash sufficient for Tronox to make distributions to creditors under the First Amended Plan in accordance with this Term Sheet.

Exit Financing:	On the Effective Date, Reorganized Tronox will have no more than $468.1 million in funded debt, as follows:

•    $425 million in loans outstanding under a senior secured term loan facility, either under an amended Replacement DIP Facility having converted into an Exit Facility per its terms, or under a new credit facility (the “Term Facility”);

•    $43.1 in loans funded under an asset-based revolving credit facility of $125 million (with an additional $28 million face amount in issued letters of credit) (such facility, the “Revolving Facility”, and together with the Term Facility, the “Exit Financing”).

The terms of the Exit Financing shall be reasonably satisfactory to the Creditors’ Committee and the Backstop Parties, and shall in no event be less favorable to Tronox than the terms and conditions of the Replacement DIP Facility (as converted to an Exit Facility per its terms). The Creditors’ Committee and the Backstop Parties shall be consulted on all matters relating to the Exit Financing.

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New Money Investments and Backstop Consideration:	$15 million New Convertible Preferred Stock: On the Effective Date, the Backstop Parties will fund $15 million in Cash and, in exchange, Reorganized Tronox will issue to the Backstop Parties shares of the New Convertible Preferred Stock, with an aggregate liquidation preference of $15 million. Dividends on the New Convertible Preferred Stock will accrue at a rate of 8% per annum payable quarterly in Cash. The Convertible Preferred Stock may be converted into shares of New Common Stock at the election of the Holders thereof at an $850 million total enterprise valuation (which represents 3.9% of the New Common Stock if converted on the Effective Date, subject to dilution by shares issued in connection with the Management Equity Plan and exercise of the New Warrants). The additional terms of the New Convertible Preferred Stock are set forth in the Preferred Stock Certificate of Designations attached as Exhibit A to the Equity Commitment Agreement.

$170 million Backstopped Rights Offering: Pursuant to the terms of the Equity Commitment Agreement, the purchasers party to the Equity Commitment Agreement (the “Backstop Parties”) have agreed to purchase New Common Stock not otherwise purchased by Eligible Holders (as defined below) in the Rights Offering, which will provide for the Sale of New Common Stock of Reorganized Tronox on the following terms:

•    Reorganized Tronox will raise up to $170 million in cash in exchange for an aggregate of up to 78.4% of the New Common Stock issued on the Effective Date, subject to dilution by shares issued in connection with the Management Equity Plan, conversion of the New Convertible Preferred Stock and exercise of the New Warrants.

• Eligible Holders will have rights to purchase New Common Stock based upon a $700 million setup enterprise valuation.

Backstop Consideration: In connection with the Rights Offering, the Backstop Parties shall be entitled to a fee of 6% of the aggregate Offered Shares, being 705,394 shares of New Common Stock (the “Equity Backstop Consideration”), representing 4.7% of the New Common Stock issued on the Effective Date, subject to dilution by shares issued in connection with the Management Equity Plan, conversion of the New Convertible Preferred Stock and exercise of the New Warrants. In the event the Equity Commitment Agreement is terminated without the Rights Offering having been consummated (for reasons other than a breach by any Backstop Party), the Backstop Parties shall (with certain exceptions as set forth in the Equity Commitment Agreement) be entitled to a cash termination fee equal to 6% of $185 million (the aggregate purchase price of the Offered Shares and the New Convertible Stock) or $11.1 million (the “Cash Backstop Consideration” and together with the Equity Backstop Consideration, the “Backstop Consideration”), payable by Tronox as an administrative expense.

Equity Commitment Agreement: The Equity Commitment Agreement will be finalized and executed on or before August 27, and Tronox will file a motion on the same day to obtain Bankruptcy Court approval, on an expedited basis, of the terms and conditions set forth in the Equity Commitment Agreement, including but not limited to payment of the Backstop Consideration, and will use reasonable best efforts to ensure that such motion is heard by the Bankruptcy Court no later than September 16, 2010.

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Rights Offering

Right to Subscribe:	All Eligible Holders will have a right to participate in the Rights Offering on a pro rata basis based on their respective Allowed Claims with respect to Tronox (subject to rounding requirements), provided, however, that for holders of Indirect Environmental Claims, their respective Allowed Claim for purposes of participation in the Rights Offering shall be limited to 50% of such Allowed Claim. The aggregate purchase price for the shares of New Tronox Common Stock issuable upon exercise of the Rights shall be $170 million. The Rights will not be transferable; provided, however, the right to receive shares distributable on account of exercised Rights shall be transferable with and non-severable from the underlying Claim against Tronox to which such Rights relate.

“Eligible Holder” means any Person who, as of the record date of the Rights Offering, is (A) a holder of a General Unsecured Claim against Tronox in excess of $250 and/or (B) a holder of an Indirect Environmental Claim against Tronox in excess of $500, provided, in each case, that such Claim has been Allowed on or before the Rights Expiration Date.

Treatment of Claims against Tronox	The First Amended Plan shall provide for the following treatment of Claims filed against, and Equity Interests in, Tronox in the Chapter 11 Cases and such other terms not inconsistent with this Term Sheet, as shall be acceptable to the Parties.

Replacement DIP Facility Claims:	On the Effective Date, the Replacement DIP Facility (as it may be amended with the consent of the Backstop Parties and the Credit Committee) shall convert into an Exit Facility as per its terms or shall be repaid in full.

Administrative Claims:	Unless otherwise agreed to by the holder of an Allowed Administrative Claim and Tronox (with the consent of the Creditors’ Committee and the Required Backstop Parties), Allowed Administrative Claims (other than any Environmental Claims that are administrative Claims, which shall be addressed exclusively pursuant to the Environmental Claims Settlement Agreement) shall be paid in full in cash on the Effective Date or, if not yet Allowed on the Effective Date, within 30 days after such Claim becomes Allowed.

Priority Tax and Non-Tax Claims:	Allowed Priority Tax Claims and Non-Tax Claims will be paid in full in cash on the Effective Date, or as soon thereafter as practicable.

Other Secured Claims	All other secured Claims shall be paid in full on the Effective Date (or, if payment is not then due, shall be paid in accordance with its terms) or otherwise left unimpaired.

Intercompany Claims	At the option of Tronox or Reorganized Tronox (with the consent of the Creditors’ Committee and the Backstop Parties), all Intercompany Claims shall be reinstated, cancelled, eliminated or contributed to the capital of the obligor entity.

Pension Claims	All qualified pension obligations of Tronox prior to the Effective Date shall be assumed by Reorganized Tronox, including the Tronox Incorporated Retirement Plan.

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General Unsecured Claims (Class 3):	Holders of Allowed General Unsecured Claims against Tronox (which include the Unsecured Notes Claims but do not include Environmental Claims, Tort Claims or Indirect Environmental Claims) will receive:

•    their pro rata share of the GUC Pool, which consists of New Common Stock equal to 16.9% of the shares of New Common Stock to be issued on the Effective Date, subject to dilution by shares issued in connection with the Management Equity Plan, conversion of the New Convertible Preferred Stock and exercise of the New Warrants; and

• Rights to purchase New Common Stock pursuant to the terms of the Rights Offering, as described above.

Tort Claims (Class 4):	Holders of Allowed Class 4 Tort Claims will receive a Distribution from the Tort Claims Trust in accordance with the Tort Claims Trust Distribution Procedures. On the Effective Date, Tronox will establish the Tort Claims Trust (to be administered by the Tort Claims Trustee, The Garretson Firm Resolution Group, Inc., pursuant to the Tort Claims Trust Agreement) and transfer to the Tort Claims Trust the following consideration:

•    The right to 12% of the proceeds of the Anadarko Litigation (together with any other fee sharing or other arrangements to be agreed upon in good faith by the United States and holders of Tort Claims, which agreement shall be reflected in the Anadarko Litigation Trust Agreement);

• The Funded Tort Claims Trust Amount, which shall be $12.5 million in cash;

•    The Tort Claims Insurance Assets, which shall include (a) the net proceeds of any insurance settlements (after deduction of counsel’s contingency fee only) and (b) rights to proceeds under any unliquidated policy providing coverage for Tort Claims.

The Tort Claims Trust Distributable Amount will be distributed in accordance with the Tort Claims Trust Agreement according to the following parameters (subject to allocation adjustments to be agreed among representatives for the Tort Claims Trust recipients) :

•                  % subject to adjustment by agreement among representatives of the Holders of Allowed Indirect Environmental Claims and representatives of other Tort Claims Trust recipients, but in no event greater than 6.25%, to Holders of Allowed Indirect Environmental Claims if the aggregate amount of Allowed Indirect Environmental Claims is equal to or greater than $40 million; if the aggregate Allowed amount of such Allowed Indirect Environmental Claims is less than $40 million, then the                 % shall be proportionally reduced (for example, if the aggregate Allowed amount of said Claims is $20 million, then Allowed Indirect Environmental Claims shall be allocated                 % of the Tort Claims Trust Distributable Amount);

• 6.25% to Holders of Asbestos Claims and Future Tort Claimants

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•    6.25% to Holders of Property Damage Claims if the aggregate Allowed amount of said Property Damage Claims is equal to or greater than $50 million; if the aggregate Allowed amount of such Claims is less than $50 million, then the 6.25% shall be proportionally reduced (for example, if the aggregate Allowed amount of such Property Damage Claims is $25 million, then the Property Damage Claims shall be allocated 50% of 6.25%, or 3.125%, of the Tort Claims Trust Distributable Amount). To the extent Allowed, the Claims filed by Mt. Canaan Church shall fall within the pool allocated to Property Damage Claims.

• The remaining Tort Claims Trust Distributable Amount will be distributed to Holders of Non-Asbestos Toxic Exposure Claims.

The sole recourse of Holders of Tort Claims shall be to the Tort Claims Trust, and such Holders shall have no right at any time to assert Tort Claims against Reorganized Tronox.

Workers Compensation Claims will be expressly excluded from the definition of Tort Claims and will not share in the Tort Claims Distributable Amount. Reorganized Tronox will assume responsibility for ongoing administration and payment of Workers’ Compensation Claims in the ordinary course and such Claims shall be unimpaired.

Any Tort Claim that is not subject to an objection filed by Tronox or any other party in interest as of the date that is thirty (30) days before the Voting Deadline shall be entitled to vote on the First Amended Plan in accordance with the Solicitation Procedures. Final determinations on the allowance or disallowance of Tort Claims for distribution purposes shall be made in accordance with the Tort Claims Trust Distribution Procedures.

Environmental Claims (Class 5):	Holders of Class 5 Environmental Claims shall be entitled to treatment of their Environmental Claims and shall receive such consideration as is provided in the Environmental Claims Settlement Agreement. On the Effective Date, Tronox will establish the Environmental Response Trusts and transfer to or for the benefit of such Environmental Response Trusts and/or certain of the Government Environmental Entities the following consideration:

• The right to 88% of the proceeds of the Anadarko Litigation, in accordance with the Anadarko Litigation Trust Agreement;

• The Funded Environmental Amount, which shall be $270 million in Cash;

• The Nevada Assets;[3] and

[3]	“Nevada Assets” means (a) Tronox’s interest in Basic Management, Inc., (b) Tronox’s interest in the Landwell Company, LP and (c) that certain 140 acre parcel of land wholly-owned by Tronox and contiguous to Tronox’s Henderson, Nevada facility. For the avoidance of doubt, the Nevada Assets do not include the Henderson, Nevada facility, which facility (but not the real property on which it is located) is included in the Retained Assets and which Reorganized Tronox will continue to own and operate after the Effective Date.

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• The Environmental Insurance Assets.[4]

In connection with the First Amended Plan, Tronox, the United States and the applicable Government Environmental Entities will enter into the Environmental Claims Settlement Agreement regarding the Environmental Claims.

The Environmental Claims Settlement Agreement will govern the operation of the Environmental Response Trusts and the role of the United States and the relevant Government Environmental Entities in approving funding of environmental activities, including response or remedial actions, corrective action, closure, post-closure care and restoration for the duration of the Environmental Response Trusts. Tronox and Reorganized Tronox shall have no responsibility or involvement with respect to the Environmental Response Trusts once they are established and funded in accordance with the First Amended Plan; provided, that, to the extent an orderly and complete transfer of files and information related to sites transferred to the Environmental Response Trusts has not yet been completed, Tronox and Reorganized Tronox, as applicable, agree to use commercially reasonable efforts to complete such transfer. The Environmental Claims Settlement Agreement shall be submitted for public notice and comment as required under federal environmental law and, where applicable, state environmental law of the state in which the applicable property is located.

The Environmental Claims Settlement Agreement shall (a) contain covenants not to sue or assert (or, for certain states, to the extent allowable under applicable state and federal law, releases of) any Environmental Claims against Tronox, Reorganized Tronox and any successors in interest (including any Claims and actions pursuant to sections 106 and 107 of CERCLA), (b) provide that Tronox, Reorganized Tronox and any successors in interest shall have protection from contribution actions or Claims with respect to the Owned Sites and the Other Sites (including pursuant to section 113 of CERCLA) and (c) provide for Reorganized Tronox to have access to the Expert Liability Report being prepared in connection with the Anadarko Litigation, as well as the expert drafting such report (it being understood that (c) may be included in a different document, as applicable, including the Anadarko Litigation Trust Agreement). With respect to the Owned Sites and Other Sites covered by the Environmental Settlement Agreement, each such covenant and provision shall be similar to those in the recent Asarco LLC, et al. (Case No. 05-21207) bankruptcy as set forth in the Amended Settlement Agreement regarding Miscellaneous Federal and State Environmental Sites and the Amended Consent Decree (the “Miscellaneous

[4]	“Environmental Insurance Assets” means (a) the cash equivalent, in an aggregate amount of 100% of certain financial assurance letters of credit and surety bonds and (b) to the extent applicable, available insurance policies and other rights to reimbursement or contribution for response actions (whether contractual or otherwise) held by Tronox and related to the Environmental Claims, including (i) Forrest Products Division Pollution Legal Liability and Cost Cap Insurance, Commerce & Industry Insurance Company (AIG) (Chartis) Policy Number PLS/CCC 5295422 — Pre Existing Conditions; (ii) Policy Number PLS 5295423 — New Conditions; (iii) Henderson, NV, Pollution Legal Liability Select Clean-Up Cost Cap Insurance Policy, American International Specialty Lines Insurance Company (Chartis), Policy Number 6190315, (iv) The BMI, et al., Pollution Clean-Up and Legal Liability Policy, American International Specialty Lines Insurance Company (Chartis), Policy Number 267-9176; provided, however, that any payments made by Chartis under the Chartis Policies on account of reimbursement claims made by Tronox for expenditures prior to the Effective Date shall be excluded from “Environmental Insurance Assets” and remain the property of Reorganized Tronox.

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Settlement”) and Settlement Agreement Establishing a Custodial Trust for certain Owned Sites in Alabama, Arizona, Arkansas, Colorado, Illinois, Indiana, New Mexico, Ohio, Oklahoma, Utah and Washington (“Multi State Custodial Trust Agreement), including in the sections entitled “Covenants Not to Sue” and “Contribution Protection,” but excluding any provisions in paragraph 30 of the Miscellaneous Settlement or paragraph 12(i) of the Multi-State Custodial Trust Agreement.

Notwithstanding anything to the contrary in this Term Sheet, nothing in the First Amended Plan or Confirmation Order shall release, nullify, or preclude any liability of Reorganized Tronox as the owner or operator of a property of Reorganized Tronox with respect to any properties owned or operated after the Effective Date (other than with respect to Henderson, Nevada as set forth in the section entitled “Henderson, Nevada Plant”) and the Confirmation Order shall so provide.

Indirect Environmental Claims	Holders of Allowed Indirect Environmental Claims will have their Allowed Claim split for purposes of sharing in the distributions to holders of General Unsecured Claims and holders of Tort Claims as follows:
(Class 6):

•    50% of the amount of each Allowed Indirect Environmental Claim will be treated in accordance with the treatment provided to Class 3 General Unsecured Claims, and will receive its pro rata share of (i) New Common Stock allocated to the GUC Pool and (ii) rights to participate in the Rights Offering; and

•    50% of the amount of each holder’s Allowed Indirect Environmental Claim will receive its pro rata share of 12.5% (subject to the proportional reduction described above) of the Tort Claims Trust Distributable Amount.

Convenience Class (Class 7)	A “convenience” class consisting of (i) Allowed General Unsecured Claims in amounts less than $250 and (ii) 50% of Allowed Indirect Environmental Claims in amounts less than $500, shall be created, which shall entitle holders of such Claims (who are ineligible to participate in the Rights Offering) to receive payment in cash on the Effective Date on account of and in full satisfaction of their Claims in an amount equal to 89.0% of such Allowed Convenience Claims or such other percentages as shall be acceptable to Tronox, the Backstop Parties and the Creditors’ Committee, to be funded by the Backstop Parties through the purchase of the shares of New Tronox Common Stock to which the holders belonging to the convenience class would otherwise have been entitled, in lieu of receiving a distribution of New Tronox Common Stock. Holders of relevant Claims in excess of the amount set forth above shall not have the option of electing to reduce their Claims in order to be placed in the convenience class.

Equity Interests in Tronox Incorporated (Class 8):	For settlement purposes only, Equity Interests will have the opportunity to vote on the First Amended Plan. If Class 8 votes to accept the First Amended Plan, Holders of Equity Interests shall receive their pro rata share of New Warrants to be issued on the Effective Date, which shall be convertible into 5% of the New Common Stock to be issued on the Effective Date at an implied total enterprise value for Reorganized Tronox of $1.5 billion. If Class 8 votes to reject the First Amended Plan, Equity Interests will receive no distributions.

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Settlement and Releases	Except with respect to Environmental Claims, which shall be treated as set forth herein and in the Environmental Claims Settlement Agreement, all distributions to be made pursuant to the Restructuring will be in full satisfaction of, and represent a settlement of, all disputes and claims, including all lender intercreditor agreements and interests of and between the parties receiving such distributions and including litigation claims, whether known or unknown, arising between or among such parties. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, Distributions, releases, and other benefits provided under the First Amended Plan, upon the Effective Date, the provisions of the First Amended Plan shall constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved pursuant to the First Amended Plan.

The First Amended Plan shall contain customary releases, indemnifications, and exculpations.

Nothing in the First Amended Plan, the Plan Supplement or any document related thereto shall in any way release any claim against or liability of the following parties, who are not Released Parties: Lehman Brothers Holdings Inc., Ernst & Young LLP, Kerr-McGee Corporation and Anadarko Petroleum Corporation and their officers, directors, employees, advisors, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives (including their respective officers, directors, employees, members and professionals) in their capacity as such, whether such Claims or liabilities be direct or indirect, fixed or contingent, including the Claims asserted in the Anadarko Litigation.

For the avoidance of doubt, nothing in the First Amended Plan, the Plan Supplement or any document related thereto shall in any way release any individuals who were former directors or officers of Tronox or their subsidiaries and also were or currently are directors or officers of Kerr-McGee Corporation and/or Anadarko Petroleum Corporation.

2010 Management Bonus Plan	The First Amended Plan will provide for assumption of the cash compensation plan presented by Tronox to the Backstop Parties and referred to as the “2010 Bonus Plan.”

Governance

Board of Directors:	The New Board shall consist of seven (7) directors and shall include the Chief Executive Officer of Reorganized Tronox Incorporated and six other directors who shall each be an “independent director” within the meaning of the rules of the New York Stock Exchange. The members of the Board shall be selected by the Backstop Parties in consultation with Tronox and the Creditors’ Committee, and subject to background checks reasonably satisfactory to Tronox and the Creditors’ Committee; provided that the Creditors’ Committee shall have unconditional veto rights with respect to the selection of two of the directors.

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Registration Rights Agreement:	The Backstop Parties and holders of New Convertible Preferred Stock shall be entitled to registration rights pursuant to the Registration Rights Agreement, which shall be in substantially the form attached as Exhibit F to the Equity Commitment Agreement, which form of agreement will also be filed with the Bankruptcy Court as part of the Plan Supplement. On the Effective Date, Reorganized Tronox and the Backstop Parties will execute the final form of Registration Rights Agreement. Any changes to the form of Registration Rights Agreement included as Exhibit F to the Equity Commitment Agreement must be reasonably acceptable to Tronox, the Backstop Parties and the Creditors’ Committee.

Listing of Common Stock:	The Parties shall use commercially reasonable efforts to cause as soon as possible after the Effective Date, the shares of New Common Stock to be listed on the NYSE or the NASDAQ Stock Market.

Conditions Precedent	The consummation of the Restructuring pursuant to the First Amended Plan will be subject to customary and appropriate conditions precedent, including the following:

General Conditions

Documentation:	All documentation and pleadings prepared in connection with the Restructuring, including the First Amended Plan, the Definitive Restructuring Documentation, and any documents, motions, pleadings, orders or the like prepared or filed in connection with the Chapter 11 Cases shall be in form and substance satisfactory to the Parties; and where Court approval is required for a Definitive Restructuring Document, such approval shall have been obtained.

Government Consent:	On or before September 23, 2010, the Environmental Settlement Documents shall have been executed, subject to any applicable public notice and comment proceedings and procedures or other regulatory approval requirements.

Other Consents:	To the extent any other consent or waiver is required to be obtained to effect the Restructuring, such consent or waiver shall have been obtained and shall be in full force and effect.

Management Equity Plan and New Management Agreements	The First Amended Plan will provide that on the Effective Date, Reorganized Tronox will (a) adopt the Management Equity Plan, which shall provide for the issuance of certain equity-based awards and (b) enter into New Management Agreements. It will be a condition precedent to the Effective Date of the First Amended Plan that the terms of the Management Equity Plan and New Management Agreements are reasonably acceptable to Tronox, the Creditors’ Committee and the Required Backstop Parties.

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Conditions to the Obligations of the Backstop Parties

BMI Contract	Tronox shall have assumed its current agreements or entered into a new long term contract with BMI to provide Tronox access to water and power transmission assets at current rates.

CRC Contract	Tronox shall have assumed its agreements with the Colorado River Commission, and such agreements shall continue in full force and effect after the Effective Date.

Available Funds	On the Effective Date, immediately prior to giving effect to the transactions contemplated hereby and by the First Amended Plan (including the payment in full of all Allowed Administrative Expenses and Allowed Priority Claims (as such terms are to be defined in the First Amended Plan)), the Tronox Parties shall have Available Cash equal to or greater than the amounts set forth on Schedule 8(b)(viii) to the Equity Commitment Agreement as the “Cash Balance,” as applicable to the Effective Date, or such other lower amount as shall be agreed to by the Required Backstop Parties. To the extent the Effective Date occurs after December 31, 2010, the Company shall provide an updated schedule setting forth the projected Cash Balance reasonably acceptable to the Required Backstop Parties.

On the Effective Date, the amount of capital expenditures made by the Company for the Kwinana Investment (as defined in the Credit Agreement) shall not exceed amounts set forth on Schedule 8(b)(viii) to the Equity Commitment Agreement.

Financing Fees, Allowed Administrative Expenses, Priority Claims and Cure Claims (as such terms are defined in the First Amended Plan) paid on the Effective Date shall not exceed $32,500,000; it being agreed that Financing Fees shall include fees payable to potential lenders in conjunction with the Exit Financing.

Settlement Escrow Account and Cash Collateralized Letters of Credit released prior to or on the Effective Date shall in the aggregate equal or exceed $58,000,000.

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Claims Amounts	On the Effective Date, (A) the aggregate amount of Allowed General Unsecured Claims (other than allowed Indirect Environmental Claims and Claims with respect to the Unsecured Notes) shall not exceed $80 million; (B) the aggregate amount of Allowed Indirect Environmental Claims shall not exceed $80 million; and (C) there shall be no material unresolved Indirect Environmental Claims, which, individually or in the aggregate, after having been resolved, reasonably could cause the final aggregate amount of Allowed Indirect Environmental Claims to exceed $80 million; provided however, that the conditions in clauses (A) and (B) above shall be deemed to be met so long as the aggregate amount of allowed General Unsecured Claims and Allowed Indirect Environmental Claims does not exceed $140 million.

Provision of Information	The Backstop Parties shall have been provided (a) a schedule of all workers compensation claims to be assumed by Tronox, together with the letters of credit, bonds or other instruments collateralizing such claims, and (b) a schedule of environmental reimbursements, letters of credit and sureties to be contributed to the Environmental Settlement Trusts.

Savannah, Georgia Sulfuric Acid Facility	Prior to the Effective Date, the Savannah, Georgia sulfuric acid facility shall have been (i) transferred to an Environmental Response Trust at no material cost to Tronox, (ii) sold in a sale pursuant to section 363 of the Bankruptcy Code, which sale shall have been approved by a Final Order of the Bankruptcy Court and shall have been consummated, or (iii) shut down, having no remaining employees or production.

Other Features of the Restructuring

Lease of Henderson, Nevada Plant	Tronox and the applicable Environmental Response Trust shall have entered into lease agreements relating to the Henderson, Nevada facility on terms satisfactory to the Required Backstop Parties, the Creditors’ Committee and the relevant Government Environmental Entity, which terms shall specify that Reorganized Tronox is not responsible for costs of any environmental remedial action or restoration associated with the presence or releases of hazardous substances from or at any portion of the Henderson facility prior to the Effective Date and all areas affected by natural migration of such substances therefrom, except to the extent exacerbated by any act or omission of Reorganized Tronox after the Effective Date. Notwithstanding the nominal rent set forth in the lease, the rent for the Henderson facility can be set at up to $10.5 million for the first term; provided, that such amount shall be deducted from the Funded Environmental Amount and allocated and paid on account of the lease on the Effective Date.

Reorganized Tronox shall exercise commercially reasonable due care at the Henderson facility and shall comply with all applicable local, state and federal laws and regulations. Nothing in the previous sentence shall require Reorganized Tronox to clean up existing contamination in or under the ground except to the extent exacerbated by any act or omission of Reorganized Tronox after the Effective Date. Reorganized Tronox recognizes that the implementation of response actions at the Henderson facility may interfere with Reorganized Tronox’s use of the property, and may require commercially reasonable accommodation from Tronox. Reorganized Tronox agrees to cooperate fully with the EPA, the Nevada Division of Environmental Protection

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(the “NDEP”), and other relevant state agencies in the implementation of response actions at the Henderson facility and further agrees to comply with regulatory requirements related to all such response actions. The EPA and the NDEP, consistent with their responsibilities under applicable law, will use reasonable efforts to minimize any interference with Reorganized Tronox’s operations by such entry and response at the Henderson facility.

The leases shall contain customary provisions relating to indemnity by a tenant with respect to the operation of the tenant at the leased property following the Effective Date. For the avoidance of doubt, Reorganized Tronox shall have liability as an operator of the Henderson facility and shall be responsible for related response action, if any, to the extent such liability or responsibility relates to releases of hazardous substances from any portion of the Henderson facility due to any act or omission of Reorganized Tronox after the Effective Date.

Dilution	The New Common Stock issued in connection with the First Amended Plan and the Rights Offering will be subject to dilution by New Common Stock issued after the Effective Date, including upon issuance of New Common Stock pursuant to the Management Equity Plan, conversion of the New Convertible Preferred Stock and exercise of the New Warrants.

Charter Documents	All charter documents of Reorganized Tronox will be satisfactory to the Required Backstop Parties and the Creditors’ Committee. The Certificate of Incorporation of Reorganized Tronox Incorporated shall include appropriate super-majority provisions with respect to certain material actions (subject to customary carve-outs and limitations), such as issuance and redemption of equity securities and options, amendments to the charter documents, changes to the number of directors, sales or transfers of all or substantially all assets of Reorganized Tronox, recapitalizations and reorganizations, and affiliate transactions. Such super-majority provisions shall cease to be effective on the date Reorganized Tronox Incorporated becomes a public reporting company.

Fees & Expenses	Tronox shall pay the fees and expenses of the legal counsel and financial advisors to the Backstop Parties as set forth in the Equity Commitment Agreement. The Parties agree that the transactions contemplated hereby comprise an Alternative Transaction under the Gleacher engagement letter.

Tronox recognizes that the efforts of Creditors’ Committee member Michael E. Carroll contributed substantially to this case in connection with the support of the Restructuring contemplated hereby by holders of Tort Claims. Accordingly, Tronox agrees that, on the Effective Date, subject to supporting documentation being provided to counsel to the Backstop Parties, Tronox and the Creditors Committee, Tronox shall pay all reasonable fees and expenses of Mr. Carroll’s counsel, Montgomery, McCracken, Walker & Rhoads, LLP, for services rendered and to be rendered in connection therewith up to a maximum of $200,000.

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Plan Milestones:	The plan milestones are set forth in the Equity Commitment Agreement, and shall include among other deadlines:

August 27, 2010: Tronox to file motion on an expedited basis to have Equity Commitment Agreement approved.

September 3, 2010: Deadline for Tronox to file First Amended Plan and Disclosure Statement.

September 17, 2010: Deadline for order entered by the Bankruptcy Court approving the Equity Commitment Agreement.

September 23, 2010: Environmental Settlement Agreement (and related exhibits) to be completed on or prior to September 23, 2010.

September 30, 2010: Deadline for order entered by the Bankruptcy Court approving the Disclosure Statement.

November 30, 2010: Deadline for order entered by the Bankruptcy Court confirming the First Amended Plan and entry of the Confirmation Order.

December 31, 2010: Equity Commitment expires; Deadline for Plan Effective Date.

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Exhibit C
to
Equity Commitment Agreement
RIGHTS PROCEDURES

UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

)
In re	)	Chapter 11
)
TRONOX INCORPORATED, et al.,[1]	)	Case No. 09-10156 (ALG)
)
Debtors.	)	Jointly Administered
)

RIGHTS OFFERING PROCEDURES
On August [__], 2010, Tronox Incorporated and certain of its affiliates, as debtors and debtors in possession (collectively, “Tronox”) filed the First Amended Proposed Joint Plan of Reorganization of Tronox, et al. Pursuant to Chapter 11 of the Bankruptcy Code (as may be amended from time to time, the “Plan”) and the Disclosure Statement Regarding the First Amended Joint Plan of Reorganization of Tronox Incorporated, et al. Pursuant to Chapter 11 of the Bankruptcy Code (as may be amended from time to time, the “Disclosure Statement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan.
     On [__________] [__], 2010, the Bankruptcy Court entered an order (the “Solicitation Procedures Order”) approving, among other things, the adequacy of the Disclosure Statement and use thereof in the solicitation of votes for the Plan and these procedures for participating in the rights offering (the “Rights Offering”) contemplated by, and to be implemented pursuant to, Article [ ] of the Plan.
     All questions relating to these procedures, other documents associated with the Rights Offering or the requirements for participating in the Rights Offering should be directed to Kurtzman Carson Consultants LLC (the “Subscription Agent”), the rights offering agent retained by Tronox in these Chapter 11 Cases at:
Kurtzman Carson Consultants
2335 Alaska Avenue
El Segundo, California 90245
(866) 967-0675

[1]	The debtors in these chapter 11 cases include: Tronox Luxembourg S.ar.l; Tronox Incorporated; Cimarron Corporation; Southwestern Refining Company, Inc.; Transworld Drilling Company; Triangle Refineries, Inc.; Triple S, Inc.; Triple S Environmental Management Corporation; Triple S Minerals Resources Corporation; Triple S Refining Corporation; Tronox LLC; Tronox Finance Corp.; Tronox Holdings, Inc.; Tronox Pigments (Savannah) Inc.; and Tronox Worldwide LLC.

1. Rights Offering Overview
     Under the Plan, each Holder of a Class 3 General Unsecured Claim in excess of $250 or Class 6 Indirect Environmental Claim in excess of $500, whose Claim has been Allowed as of the Record Date (as defined below) (an “Initial Eligible Holder”) or whose claim becomes Allowed after the Record Date but on or before the Rights Expiration Date (a “Subsequent Eligible Holder” and collectively with the Initial Eligible Holders, the “Eligible Holders”), has the right, but not the obligation, to purchase up to its New Common Stock Pro Rata Share (as defined below) of an aggregate of 11,756,570 shares of New Common Stock (the “Rights Offering”). In order to exercise its right to purchase shares of New Common Stock (the “Subscription Rights”), an Eligible Holder must complete the enclosed rights offering subscription exercise form (the “Rights Exercise Form”), which is being sent concurrently to each Initial Eligible Holder entitling such holder to exercise its Subscription Rights and will be sent to each Subsequent Eligible Holder as described in Section 3 below, and make the representations and warranties contained therein. The Rights Exercise Form indicates the price per share of New Common Stock (the “Rights Exercise Price”) payable in connection with such an exercise. Any reference to “Subscription Purchase Price” shall mean the Rights Exercise Price multiplied by the number of shares of New Common Stock such Eligible Holder has properly elected to purchase in accordance with and subject to these procedures and the Rights Exercise Form.
     “New Common Stock Pro Rata Share” of an Eligible Holder means the ratio (expressed as a percentage) of such holder’s Rights Participation Claim Amount (as defined below) to the aggregate amount of all Rights Participation Claim Amounts available to Eligible Holders as of the date fixed by the Bankruptcy Court for the solicitation of acceptances and rejections of the Plan (the “Record Date”) subject to adjustment as set forth below.
     “Rights Participation Claim Amount” means, (a) in the case of an Unsecured Notes Claim, the principal amount thereof plus prepetition accrued interest; and (b) in the case of any other General Unsecured Claim (other than the Unsecured Notes Claims) and Indirect Environmental Claims, the amount of such Claim that is Allowed (i) as of the Record Date for Initial Eligible Holders and (ii) as of the date a Claim becomes Allowed, for Subsequent Eligible Holders (it being understood that the Claim must be Allowed before the Rights Expiration Date). If a Claim is subject to any dispute by the Holder thereof and is not finally determined (with any right to appeal having expired or having been irrevocably waived) as of five calendar days prior to the Rights Expiration Date, then the Allowed amount of such Claim shall be deemed to be zero for the purposes of calculating the Rights Participation Amount, and (ii) for holders of Indirect Environmental Claims allowed for voting purposes, their respective Allowed Claim for purposes of participation in the Rights Offering shall be limited to 50% of their Allowed Claim.
     The Subscription Rights will not be transferable. Only (i) Initial Eligible Holders that are entitled to exercise Subscription Rights on the Record Date and Subscription Nominees (as defined below) of such Initial Eligible Holders and (ii) Subsequent Eligible Holders that receive Subscription Forms on account of their claims becoming Allowed after the Record Date, may submit completed Rights Exercise Forms. If an Allowed Claim is transferred after rights have been allocated, the transferee must receive the benefit of any exercise of the related Subscription Rights and the benefit of such Subscription Rights are not separable from the underlying Allowed Claim. Fractional shares shall not be issued; rather, the number of shares of New

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Common Stock available for purchase shall be rounded down to the nearest whole number, and no compensation shall be paid in cash in respect of such fractional shares. Each Subscription Right can be exercised for one share of New Common Stock.
     Notwithstanding anything contained in the Plan to the contrary, under no circumstances shall any Holder of a General Unsecured Claim, Indirect Environmental Claim or Unsecured Notes Claim that is not entitled to vote on the Plan pursuant to the Disclosure Statement Order have any Rights Participation Claim Amount with respect to any such Claim.
2. The Equity Backstop
     The Rights Offering will be backstopped by certain members of an Ad Hoc Group of Holders of Unsecured Notes (the “Backstop Parties”). Each of the Backstop Parties has, severally and not jointly, agreed pursuant to an equity commitment agreement among the Backstop Parties and the Company (the “Equity Commitment Agreement”), to subscribe for, and purchase, all shares of New Common Stock that are not purchased by other Eligible Holders pursuant to the Rights Offering (the “Unsubscribed Shares”). The Backstop Parties will receive certain consideration in return for the provided commitment. The consideration will be an aggregate of 705,394 shares of New Common Stock. In the event that the Equity Commitment Agreement is terminated under certain circumstances, the Backstop Parties shall be entitled to a cash termination fee of $11.1 million.
3. Commencement/Expiration of the Rights Offering
     The Rights Offering shall commence on the day upon which the Rights Exercise Forms are first mailed or made available to Eligible Holders (the “Rights Commencement Date”). The Rights Offering shall expire at 5:00 p.m. (Pacific Time) on [•], 2010, the “Rights Expiration Date”). Each Eligible Holder intending to participate in the Rights Offering must affirmatively make a binding election to exercise its Subscription Rights on or prior to the Rights Expiration Date in accordance with the provisions set forth in Section 4 below and in the Rights Exercise Form and submit payment for the shares of New Common Stock underlying such Subscription Rights on or prior to the Rights Expiration Date in accordance with the provisions of Section 4 below; provided that each Backstop Party shall make any payments in connection with the Rights Offering directly to Tronox on the Effective Date.
     To facilitate the exercise of the Subscription Rights, (i) on the Rights Commencement Date, Tronox will mail or cause to be mailed a Rights Exercise Form to each Initial Eligible Holder or its intermediary as of the Record Date and (ii) Tronox will mail or cause to be mailed a Rights Exercise Form, to each Subsequent Eligible Holder and within five Business Days of the Rights Expiration Date for any Subsequent Eligible Holders, together with instructions for the proper completion, due execution and timely delivery of the Rights Exercise Form to the Subscription Agent.
     Given that Holders of Unsecured Notes Claims are holding their Claims through the facilities of The Depository Trust Company (“DTC”), Tronox will furnish or cause to be furnished Rights Exercise Forms to the record holders of such Claims, including, without limitation, brokers, banks, dealers, or other agents or nominees (the “Subscription Nominees”). Each Subscription Nominee will be entitled to receive sufficient copies of the Rights Exercise

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Form and Disclosure Statement for distribution to the beneficial owners of the Unsecured Notes Claims for whom such Subscription Nominee holds such Claims.
4. Exercise of Subscription Rights
     Each Eligible Holder that elects to participate in the Rights Offering (in such capacity, a “Participating Eligible Holder”) must affirmatively make a binding, irrevocable election to exercise its Subscription Rights before the Rights Expiration Date.
     Each Eligible Holder (other than the Backstop Parties) is entitled to participate in the Rights Offering solely to the extent of its Rights Participation Claim Amount. Each Eligible Holder may exercise all or any portion of such holder’s Subscription Rights pursuant to the procedures outlined below.
Exercise by Eligible Holders
     To exercise the Subscription Rights, each Eligible Holder (excluding Eligible Holders that hold Unsecured Notes Claims) must (i) return a duly completed Rights Exercise Form to the Subscription Agent and (ii) pay to the Subscription Agent, by wire transfer of immediately available funds or bank cashier’s check, the Subscription Purchase Price, so that both the Rights Exercise Form and payment of the Subscription Purchase Price are actually received by the Subscription Agent prior to the Rights Expiration Date in accordance with these procedures.
     For a beneficial Holder of an Unsecured Notes Claim to exercise its Subscription Rights, such Holder must return a duly completed Rights Exercise Form to its Subscription Nominee or otherwise instruct its Subscription Nominee as to its instructions for the Subscription Rights in accordance with procedures established by its Subscription Nominee, which, in turn, must comply with clauses (i) and (ii) of the immediately preceding paragraph.
     For purposes of this Rights Offering, Wilmington Trust Corporation, in its capacity as Indenture Trustee, shall not constitute a Subscription Nominee and shall have no responsibility with respect to sending any Rights Offering information or collecting any Rights Exercise Forms.
Deemed Representations and Acknowledgements
     Any Holder exercising any Subscription Rights is deemed to have made the following representations and acknowledgements:
     (i) Such Holder recognizes and understands that the Subscription Rights are not transferable and that the benefit of the Subscription Rights are not separable from the claim with respect to which the Subscription Rights have been granted. The Holder acknowledges that the Subscription Rights are not transferable and can only be exercised by an Eligible Holder.
     (ii) Such Holder represents and warrants that it will not accept a distribution of New Common Stock, if at such time, it does not own the Rights Claim and by accepting a distribution of New Common Stock, such Holder will be deemed to be the owner of the Rights Claim. Such

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Holder further agrees that if it transfers its Rights Claim after the Record Date, the benefit of the rights related thereto must be transferred as well and cannot be transferred independently.
Failure to Exercise Subscription Rights
     Unexercised Subscription Rights will be cancelled on the Rights Expiration Date. If, on or prior to the Rights Expiration Date, the Subscription Agent for any reason does not receive from an Eligible Holder or its Subscription Nominee (i) a duly completed Rights Exercise Form (or if such Rights Exercise Form is incomplete or otherwise deficient), and (ii) payment of the Subscription Purchase Price for any such Eligible Holder, such Eligible Holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering.
     Any attempt to exercise Subscription Rights after the Rights Expiration Date shall be null and void and Tronox shall not be obligated to honor any such purported exercise received by the Subscription Agent after the Rights Expiration Date regardless of when the documents relating thereto were sent.
     The method of delivery of the Rights Exercise Form and any other required documents is at each Holder’s option and sole risk, and delivery will be considered made only when actually received by the Subscription Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, in encouraged and strongly recommended. In all cases, you should allow sufficient time to ensure timely delivery prior to 5:00 p.m. (Pacific Time) on the Rights Expiration Date.
Payment for Subscription Rights
     On the Rights Commencement Date or at such later date described above, Tronox shall deliver or cause to be delivered to each Eligible Holder, along with the Rights Exercise Form and Disclosure Statement, a notice setting forth the number of shares of New Common Stock such Eligible Holder is entitled to purchase, such Holder’s total Subscription Purchase Price and instructions for payment of such Holder’s Subscription Purchase Price.
     If, on or prior to the Rights Expiration Date set forth in such instructions, the Subscription Agent for any reason does not receive on behalf of the Eligible Holder immediately available funds by wire transfer or bank cashier’s check in an amount equal to the total Subscription Purchase Price for such Eligible Holder’s Subscription Rights, such Eligible Holder shall be deemed to have relinquished and waived its Subscription Rights.
Disputes, Waivers, and Extensions
     Any and all disputes concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights shall be addressed in good faith by Tronox in consultation with the Creditors’ Committee and the Backstop Parties, the determinations of which shall be final and binding. Tronox, in consultation with the Creditors’ Committee and the Backstop Parties, and subject to Bankruptcy Court approval, may (i) waive any defect or irregularity, or permit a defect or irregularity to be corrected, within such times as they may determine in good faith to be appropriate, or (ii) reject the purported exercise of any Subscription Rights for which the Rights Exercise Form and/or payment includes defects or irregularities.

5

     Rights Exercise Forms shall be deemed not to have been properly completed until all irregularities have been waived or cured within such time as Tronox determine in its discretion reasonably exercised in good faith. Tronox reserves the right, but is under no obligation, to give notice to any Eligible Holder regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such Eligible Holder and Tronox may, but is under no obligation, to permit such defect or irregularity to be cured; provided, however, that none of Tronox (including any of its respective officers, directors, employees, agents or advisors), the Subscription Agent, the Creditors’ Committee or the Backstop Parties shall incur any liability for failure to give such notification.
     Tronox, with the approval of the Bankruptcy Court, the Creditors’ Committee and the Backstop Parties, may (i) extend the duration of the Rights Offering or adopt additional detailed procedures to more efficiently administer the distribution and exercise of the Subscription Rights; and (ii) make such other changes to the Rights Offering including which creditors constitute Eligible Holders.
Funds
     The payments made in order to acquire New Common Stock pursuant to the Rights Offering (the “Rights Offering Funds”) shall be deposited when made and held by the Subscription Agent in escrow pending the Effective Date in an account or accounts (a) which shall be separate and apart from the Subscription Agent’s general operating funds and any other funds subject to any lien or any cash collateral arrangements and (b) which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date. The Subscription Agent shall not use the Rights Offering Funds for any purpose other than to release the funds as directed by Tronox on the Effective Date and shall not encumber or permit the Rights Offering Funds to be encumbered by any lien or similar encumbrance. No interest will be paid to Participating Eligible Holders on account of any amounts paid in connection with their exercise of Subscription Rights under any circumstances.
     Notwithstanding anything to the contrary herein, each Backstop Party shall make all payments in connection with the Rights Offering directly to Tronox on the Effective Date.
     All exercises of Subscription Rights are subject to and conditioned upon confirmation of the Plan and the occurrence of the Effective Date of the Plan. In the event the current Plan is not confirmed and consummated, any payment of the Subscription Purchase Price made to and held by the Subscription Agent will be promptly refunded, without interest, to each respective Participating Eligible Holder.
     Notwithstanding anything to the contrary herein, each Backstop Party shall make all payments in connection with the Rights Offering directly to Tronox on the Effective Date.
Participating Eligible Holder Release
     Upon the Effective Date of the Plan, each Participating Eligible Holder shall be deemed by virtue of its election to exercise Subscription Rights, to have waived and released, to the fullest extent permitted under applicable law, all rights, claims or causes of action against

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Tronox, the Reorganized Tronox Debtors, the Creditors’ Committee, the Backstop Parties and the Subscription Agent, and each of their respective affiliates, officers, directors, counsel and advisors arising out of or related to the receipt, delivery, disbursements, calculations, transmission or segregation of cash, Subscription Rights and shares of New Common Stock in connection with the Rights Offering, except to the extent such claims arise from bad faith, gross negligence or willful misconduct.
5. Registration Rights Agreement
     The New Common Stock will be issued to the Participating Eligible Holders without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Section 1145 of the Bankruptcy Code. The Unsubscribed Shares will be issued to the Backstop Parties without registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. There is no public market for the New Common Stock and there are no guarantees that Tronox will be able to meet the eligibility requirements of any stock exchange or that a public market for the New Common Stock will ever develop.
     On the Effective Date, Reorganized Tronox and the Backstop Parties will execute a Registration Rights Agreement, which shall provide that the Backstop Parties and holders of New Convertible Preferred Stock shall be entitled to registration rights. The Plan will provide that such Registration Rights Agreement shall constitute valid and binding obligations of Reorganized Tronox with respect to each holder of New Common Stock or Convertible Preferred Stock intended to benefit therefrom. Please refer to Section [ ] of the Disclosure Statement and Article [ ] of the Plan for a more detailed discussion regarding the issuance of the New Common Stock.
6. Transfer Restriction
     The Subscription Rights will not be transferable and will not be listed or quoted on any public or over-the-counter exchange or quotation system. Only (i) Initial Eligible Holders that are entitled to exercise such Subscription Rights on the Record Date and Subscription Nominees of such Initial Eligible Holders and (ii) Subsequent Eligible Holders that receive Subscription Forms on account of their claims becoming Allowed after the Record Date, may submit completed Rights Exercise Forms. If an Allowed Claim is transferred after rights have been allocated the transferee must receive the benefit of any exercise of the related Subscription Rights and the benefit of such Subscription Rights are not separable from the underlying Allowed Claim. Fractional shares shall not be issued; rather, the number of shares of New Common Stock available for purchase shall be rounded down to the nearest whole number, and no compensation shall be paid in cash in respect of such fractional shares. Each Subscription Right can be exercised for one share of New Common Stock.
7. Subsequent Adjustments
     The New Common Stock Pro Rata Share is subject to adjustment upon Allowance of Claims after the Record Date. If, as of the Rights Expiration Date, the amount of an Initial Eligible Holder’s Allowed Claims from which the Subscription Rights arise either increase or decrease from the amounts of such underlying claims as of the Record Date or if there are

7

Subsequent Eligible Holders subsequent to the Record Date, (i) Eligible Holders of new claims or claims that have increased will be given Subscription Rights to exercise within five Business Days of the Rights Expiration Date and Holders of such Claims will have 10 Business Days to exercise them and (ii) Eligible Holders of claims that have subsequently been reduced will receive, to the extent they have submitted a subscription price and such subscription price is greater than the maximum subscription price payable on account of such reduced claim, a refund without interest of the difference between such amounts and be permitted to subscribe for the remainder. The Rights delivered in connection with sub-part-(i) of the previous sentence will be based on the aggregate amount of Allowed Unsecured Claims held by Eligible Holders as of the Rights Expiration Date (the “Updated Allowed Amount”). If as a result, more than all of the New Common Stock subject to the Rights Offering has been subscribed for, each properly exercising Eligible Holder shall have the Subscription Rights which it may exercise reduced on a pro rata basis based on the Updated Allowed Amount. The difference between the price actually paid by such exercising Eligible Holder and the Rights Exercise Price that such Eligible Holder is required to pay after giving effect to the reduction, if any, shall be refunded, without interest, as soon as reasonably practicable but no later than five days after the Effective Date.
8. Rights Offering Conditioned Upon Confirmation of The Plan; Reservation of Subscription Rights
     All exercises of Subscription Rights are subject to and conditioned upon the confirmation of the Plan and the occurrence of the Effective Date of the Plan. Notwithstanding anything contained herein, the Disclosure Statement or the Plan to the contrary, Tronox and the Reorganized Tronox Debtors reserve the right, in consultation with the Creditors’ Committee and the Backstop Parties, to modify these procedures or adopt additional detailed procedures if necessary in the Tronox Debtor’s business judgment to more efficiently administer the distribution and exercise of the Subscription Rights or comply with applicable law.
9. Inquiries And Transmittal Of Documents; Subscription Agent
     Questions relating to these procedures, properly completing the Rights Exercise Form or any of the requirements for exercising Subscription Rights or otherwise participate in the Rights Offering, should be directed to the Subscription Agent at:
Kurtzman Carson Consultants
2335 Alaska Avenue
El Segundo, California 90245
(866) 967-0675
     All documents relating to the Rights Offering are available from the Subscription Agent as set forth herein. In addition, such documents, together with all papers filed in these chapter 11 cases, are available on the Debtors’ restructuring website (http://www.kccllc.net/tronox) free of charge.

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These procedures and the subscription instructions should be read carefully and must be strictly followed. The risk of non-delivery of any documents sent or payments remitted to the Subscription Agent in connection with the exercise of Subscription Rights lies solely with Eligible Holders, and shall not fall on Tronox, Reorganized Tronox Debtors or any of their respective officers, directors, employees, agents or advisors, including the Subscription Agent, under any circumstance whatsoever.

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Exhibit D
to
Equity Commitment Agreement
RIGHTS SUBSCRIPTION FORMS

Exhibit E
to
Equity Commitment Agreement
GLEACHER & COMPANY SECURITIES, INC. ENGAGEMENT LETTER

Exhibit F
to
Equity Commitment Agreement
FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT
among
TRONOX, INC.
and
EACH OF THE STOCKHOLDERS
of
TRONOX, INC.
PARTY HERETO
Dated as of                                         , 2010

i

REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT, dated as of [______], 2010 (this “Agreement”), is entered into among TRONOX, INC., a Delaware corporation (the “Company”), and the Holders. Capitalized terms not otherwise defined herein have the meanings set forth in Section 1.
W I T N E S S E T H :
     WHEREAS, on January 11, 2009 the Company and certain of its direct and indirect subsidiaries each filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) initiating cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);
     WHEREAS, the First Amended Joint Plan of Reorganization of Tronox Incorporated, et al., as confirmed on [___________], 2010 by an order of the Bankruptcy Court entered on [___________], 2010 (the “Plan”), provides that the Company shall issue to unsecured creditors of the Company and its subsidiaries shares of Common Stock;
     WHEREAS, the shares of Common Stock to be issued to unsecured creditors of the Company and its subsidiaries pursuant to the Plan, including pursuant to a rights offering (the “Rights Offering”) in which the Company shall issue Common Stock to the purchasers thereof who properly and timely subscribe in the Rights Offering. The shares of Common Stock issued in the Rights Offering are being issued in reliance upon Section 1145 of the Bankruptcy Code (“Section 1145”) without registration under the Securities Act or any state securities laws;
     WHEREAS, notwithstanding the provisions of Section 1145, resales of the Shares may be required to be registered under the Securities Act and applicable state securities laws, depending upon the status of a Holder or the intended method of distribution of the Shares; and
     WHEREAS, the Company and the Backstop Parties have entered into that certain Equity Commitment Agreement dated as of August [__], 2010 (the “Commitment Agreement”), pursuant to which the Backstop Parties agreed to purchase (i) any shares of Common Stock purchasable upon the exercise of Rights which are not so purchased in the Rights Offering (“Unsubscribed Shares”) and (ii) Series A Convertible Preferred Stock, par value $0.01 per share of the Company (the “Preferred Stock”), in each case without registration under the Securities Act or any state securities laws in reliance upon the exemption from registration under the Securities Act provided by Section 4(2) thereof;
     WHEREAS, the Unsubscribed Shares purchased by the Backstop Holders and the shares of Common Stock issued pursuant to Section 3(a) of the Commitment Agreement will be “restricted securities” within the meaning of Rule 144 under the Securities Act and resale of such shares may be required to be registered under the Securities Act and applicable state securities laws;
     WHEREAS, in order to induce the Holders (including the Backstop Holders) to complete the transactions contemplated by the Plan, on the effective date of the Plan, the Company is

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granting to the Holders certain rights to cause the Company to register the Shares and certain other Registrable Securities, on the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1. Definitions. As used in this Agreement, the following terms have the following meanings:
     “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agreement” has the meaning set forth in the introduction.
     “Bankruptcy Code” has the meaning set forth in the preamble.
     “Backstop Holder” means the Holders that are parties to the Commitment Agreement.
     “Bankruptcy Court” has the meaning set forth in the preamble.
     “Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the States of New York) on which banks are open for business in the States of New York.
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock issued by such person, including each class of common stock and preferred stock of such person.
     “Company” has the meaning set forth in the preamble.
     “Commitment Agreement” has the meaning set forth in the preamble.
     “Common Stock” means the Company’s common stock, par value $0.01 per share.
     “Company” has the meaning set forth in the introduction.
     “Delay Period” has the meaning set forth in Section 3(d).
     “Demand Notice” has the meaning set forth in Section 3(a)(i).
     “Demand Registration” has the meaning set forth in Section 3(b).
     “Effectiveness Period” has the meaning set forth in Section 3(c).

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     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Free Writing Prospectus” shall have the meaning set forth in Rule 405 under the Securities Act.
     “Holder” means each person identified as a Holder on the signature pages hereto who is the record or beneficial owner of Registrable Securities, together with their respective successors and permitted assigns who become parties to this Agreement.
     “Indemnified Party” shall have the meaning set forth in Section 8(c).
     “Indemnifying Party” shall have the meaning set forth in Section 8(c).
     “Initial Outstanding Amount” has the meaning set forth in Section 3(a).
     “Inspectors” has the meaning set forth in Section 5(j).
     “Interruption Period” has the meaning set forth in Section 5.
     “Losses” has the meaning set forth in Section 8(a).
     “Marketing Materials” has the meaning set forth in Section 8(a).
     “No-Action Relief” means the written concurrence from the SEC with the Company’s position regarding its financial statements set forth in its letter dated [ ], 2010 to the Office of Chief Accountant of the Division of Corporate Finance of the SEC.
     “Outside Date” has the meaning set forth in Section 8(e).
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Piggyback Registration” has the meaning set forth in Section 4(a).
     “Plan” has the meaning set forth in the preamble.
     “Preferred Stock” has the meaning set forth in the preamble.
     “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus, including any Free Writing Prospectus.

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     “Records” has the meaning set forth in Section 5(j).
     “Registrable Securities” means (i) the Shares, (ii) any shares of Preferred Stock, and (iii) any additional shares of Common Stock acquired by any Holder after the date hereof, including upon conversion of any shares of Preferred Stock, and any shares of Common Stock or Preferred Stock issued or distributed by way of a dividend, stock split or other distribution in respect of the Shares or the Preferred Stock or acquired by way of any rights offering or similar offering made in respect of the Shares or the Preferred Stock, in each case, if such shares of Common Stock or Preferred Stock would, in the hands of such Holder, not be freely transferable in accordance with the intended method of disposition (x) in accordance with Section 1145 or (y) under Rule 144 under the Securities Act, without regard to any information, volume, manner of sale or holding period restriction under Rule 144 under the Securities Act. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed pursuant to Rule 144 under the Securities Act and are no longer “restricted securities”, or (iii) they shall have ceased to be outstanding.
     “Registration” means registration under the Securities Act of an offering of Registrable Securities pursuant to a Demand Registration or a Piggyback Registration.
     “Registration Date” has the meaning set forth in Section 2(a).
     “Registration Failure” has the meaning set forth in Section 8(e).
     “Registration Statement” means any registration statement of the Company filed under the Securities Act that covers resales of any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement. The term “Registration Statement” shall also include any registration statement filed pursuant to Rule 462(b) to register additional securities in connection with any offering.
     “Rights Offering” has the meaning set forth in the preamble.
     “road show” means any “road show” as defined in Rule 433 under the Securities Act, including an electronic road show.
     “SEC” means the Securities and Exchange Commission or any other governmental agency at the time administering the Securities Act.
     “Section 1145” has the meaning set forth in the preamble.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

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     “Shares” means the shares of Common Stock to be issued pursuant to the Plan (which, for the avoidance of doubt, shall include all shares of Common Stock issued in connection with the Rights Offering or pursuant to the Commitment Agreement).
     “Shelf Registration” has the meaning set forth in Section 2(b).
     “underwritten registration” or “underwritten offering” means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.
     “Unsubscribed Shares” has the meaning set forth in the preamble.
2. Registration.
     (a) The Company shall, as soon as practicable after obtaining audited financial statements as are required to be filed with the SEC pursuant to Section 13(a) of the Exchange Act, but in any event not later than September 30, 2011 file to register its shares of Common Stock pursuant to the Exchange Act and file, after such registration becomes effective, all reports and other information necessary to satisfy the reporting requirements under the Exchange Act (the date on which the Company’s registration under the Exchange Act is thus effected is referred to herein as the “Registration Date”).
     (b) As soon as practicable after the Registration Date or earlier, at the option of the Company, the Company shall notify in writing all Holders of the intent of the Company to file a Registration Statement relating to all Registrable Securities, to provide for the sale by the holders thereof of the Registrable Securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration”).
     (c) Notwithstanding anything herein, the Company shall include in the Shelf Registration Statement (i) all Registrable Securities then known to the Company and (ii) any other Registrable Securities held by a Holder which any Holder notifies the Company should be included in such Registration Statement. Any Holder wishing not to have its Registrable Securities (or any portion thereof) included in the Shelf Registration shall provide a written notice thereof to the Company within ten (10) Business Days after the receipt of the Company’s notice pursuant to Section 2(b). In the event that a Holder subsequently notifies the Company that it wishes to include Registrable Securities in the Registration Statement, the Company shall promptly amend the Registration Statement, if it has not been declared effective to include such Registrable Securities. If such Registrable Securities were held by a Registrable Holder at the filing of the Shelf Registration and should have been included pursuant to the terms hereof, the Company shall amend the Registration Statement to include such Registrable Securities (including, if necessary, by filing a Registration Statement that will be part of the same Prospectus pursuant to Rule 429 under the Securities Act).
     (d) Any Holder wishing not to have its Registrable Securities (or any portion thereof) included in the Shelf Registration shall provide a written notice thereof to the Company within ten (10) Business Days after the receipt of the Company’s notice pursuant to Section 2(b).

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     (e) Within fifteen (15) days after the Registration Date, the Company shall file with the SEC, and the Company shall use its commercially reasonable efforts to cause to be declared effective as promptly as practicable thereafter, the Shelf Registration with respect to all Registrable Securities other than those excluded by the Holders pursuant to Section 2(d).
     (f) The Company shall use commercially reasonable efforts to keep the Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of the Registrable Securities covered thereby for a period of three (3) years from the date on which the SEC declares such Registration Statement effective, or until such earlier date as all of the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement. If any Registrable Securities remain issued and outstanding after three (3) years following the initial effective date of such Shelf Registration, upon the request of Holder(s) of at least ten percent (10%) of the Registrable Securities then outstanding, the Company shall, prior to the expiration of such Shelf Registration, file a new Shelf Registration and shall thereafter use its commercially reasonable efforts to cause to be declared effective as promptly as practical, such new Shelf Registration.
3. Demand Registration.
     (a) (i) Provided that the Company does not have the Registration Statement filed pursuant to Section 2 effective and usable to such Holder or group of Holders requesting a Demand Registration under this Section, at any time after the date that the Company becomes a registrant under the Exchange Act, any Holder or group of Holders holding, in the aggregate, ten percent (10%) or more of the Registrable Securities issued and outstanding immediately following the effective date of the Plan (the “Initial Outstanding Amount”), shall have the right, by written notice given to the Company (a “Demand Notice”), to request the Company to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Securities designated by such Holder(s); provided, however, that (x) the Registrable Securities requested to be registered constitute at least ten percent (10%) of the Initial Outstanding Amount, and (y) prior to the time the Company is eligible to use Form S-3 for the registration of Registrable Securities for resale, such Holder(s), in the aggregate, shall only be entitled to three (3) Demand Registrations pursuant to the provisions of this Section 3(a)(i) unless any Demand Registration does not become effective or is not maintained in effect for the respective periods set forth in Section 3(c), in which case the relevant Holder(s) will be entitled to an additional Demand Registration pursuant hereto. Following the time that the Company becomes eligible for use of Form S-3 (or any successor form), any Holder or group of Holders holding, in the aggregate, ten percent (10%) or more of the Initial Outstanding Amount, shall have the right to request the Company to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Securities designated by such Holder(s); provided, however, that such Registrable Securities represent at least ten percent (10%) of the Initial Outstanding Amount, provided, however, that there shall be no more than five (5) Demand Registrations pursuant to this Agreement.
     (ii) Upon receipt of a Demand Notice, the Company shall promptly (and in any event within ten (10) Business Days from the date of receipt of such Demand Notice), notify all other Holders of the receipt of such Demand Notice and allow them the opportunity to include Registrable Securities held by them in the proposed registration by submitting their own Demand

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Notice. In connection with any Demand Registration in which more than one Holder participates, in the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Securities to be included in such offering that the total number of Registrable Securities to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Securities to be sold), then the Registrable Securities to be offered shall be distributed amongst the participating Holders pro rata according to each Holder’s overall percentage of ownership in the Company. In the event of such a pro-rata distribution, to the extent that any Holder (or Holders) has not submitted a Demand Notice, or withdraws from the underwriting, then those Shares that would have been allocated pro-rata to the non-participating Holder if they had participated shall be distributed amongst the participating Holders, pro rata according to each participating Holder’s overall percentage of ownership in the Company.
     (b) The Company, within forty-five (45) days of the date on which the Company receives a Demand Notice given by Holders in accordance with Section 3(a), shall file with the SEC, and the Company shall thereafter use its commercially reasonable efforts to cause to be declared effective as promptly as practicable, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Securities specified by the Holders in such Demand Notice (a “Demand Registration”). Any Demand Registration may, at the request of the Holders submitting the Demand Notice, be a Shelf Registration.
     (c) The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 3 continuously effective and usable for the resale of the Registrable Securities covered thereby (i) in the case of a Registration that is not a Shelf Registration, for a period of one hundred twenty (120) days from the date on which the SEC declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of three (3) years from the date on which the SEC declares such Registration Statement effective, in either case (x) until such earlier date as all of the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, and (y) as such period may be extended pursuant to this Section 3. The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods and all Interruption Periods occurring with respect to such Registration and such period and any extension thereof is hereinafter referred to as the “Effectiveness Period”.
     (d) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 3, or suspend the use of any effective Registration Statement under this Section 3, for a reasonable period of time (a “Delay Period”), if the Board of Directors of the Company determines in the Board of Directors’ reasonable judgment and in good faith that the registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition, disposition, or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders

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written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive twelve (12) months shall not exceed the aggregate of (x) sixty (60) days minus (y) the number of days occurring during all Interruption Periods during such consecutive twelve (12) months and (ii) a period of at least forty-five (45) days shall elapse between the termination of any Delay Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If the Company shall so postpone the filing of a Registration Statement, the Holders of Registrable Securities to be registered shall have the right to withdraw the request for registration by giving written notice from the Holders of a majority of the Registrable Securities that were to be registered to the Company within forty-five (45) days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Securities are entitled pursuant to this Section 3). The Company shall not be entitled to initiate or continue a Delay Period unless it shall (A) concurrently prohibit sales by all other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company’s policies from time to time in effect, forbid purchases and sales in the open market by directors and executive officers of the Company.
     (e) The Company shall not include any securities (whether for its own account or otherwise) that are not Registrable Securities in any Registration Statement filed pursuant to this Section 3 without the prior written consent of the Holders of a majority in number of the Registrable Securities covered by such Registration Statement. Any such securities so included shall be subject to the cut-back provisions of Section 3(a)(ii).
     (f) Holders of a majority in number of the Registrable Securities to be included in a Registration Statement pursuant to this Section 3 may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to the Company revoking such request. Any such Demand Request so withdrawn shall not be counted for purposes of determining the number of requests for registration to which the Holders of Registrable Securities are entitled pursuant to this Section 3 if the Holders of Registrable Securities who revoked such request reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on (i) the Company’s failure to comply in any material respect with its obligations hereunder or (ii) the institution by the Company of a Delay Period or the occurrence of any Interruption Period, such reimbursement shall not be required.
4. Piggyback Registration.
     (a) Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to a public offering by the Company for its own account or for the account of any other Person who is a holder of securities of the same type as the Registrable Securities (other than a registration statement (i) on Form S-8 or Form S-4 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or an employee benefit plan covering only officers or directors of the Company or its Affiliates), then

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the Company shall give written notice of such proposed filing to the Holders at least fifteen (15) days before the anticipated filing date. Such notice shall offer the Holders the opportunity to register such amount of Registrable Securities as they may request (a “Piggyback Registration”). Subject to Section 4(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Securities of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.
     (b) Priority on Piggyback Registrations. The Company shall permit the Holders to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company or any other persons included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Holders and other holders of securities who have piggyback registration rights with respect thereto shall be reduced (to zero if necessary) pro rata on the basis of the number of Common Stock equivalents requested to be registered by each such Holder or other holder participating in such offering.
     (c) Right To Abandon. Nothing in this Section 4 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 4(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise. Any such determination not to file or to withdraw a registration statement shall not affect the obligations of the Company to pay or to reimburse all Registration Expenses pursuant to Section 6.
5. Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Sections 2, 3 and 4 (and subject to Sections 2, 3 and 4), the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:
     (a) prepare and file with the SEC a Registration Statement for the sale of the Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders’ intended method or methods of distribution thereof, and, subject to the Company’s right to terminate or abandon a registration pursuant to Section 4(c), use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;
     (b) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as

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may be required by the rules, regulations or instructions applicable under the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Securities covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this Section if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act that are incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus except to the extent that such reports related primarily to the offering), the Company shall furnish to the Holders of Registrable Securities covered by such Registration Statement and their counsel for review and comment, copies of all documents required to be filed;
     (c) notify the Holders of any Registrable Securities covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding the Company or the Holders, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
     (d) use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of such Registration Statement or the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States, and to obtain the lifting or withdrawal of any such order at the earliest practicable time;
     (e) furnish to the Holder such number of copies of the preliminary prospectus, any amended preliminary prospectus, any Free Writing Prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;
     (f) prior to any public offering of Registrable Securities covered by such Registration Statement, use its commercially reasonable efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Holders of such Registrable Securities shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time required to be so qualified

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or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;
     (g) upon the occurrence of any event contemplated by Section 5(c)(v), prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
     (h) use commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted, or, if none, on such securities exchange or automated interdealer quotation system reasonably selected by the Company;
     (i) if such offering is an underwritten offering, make available for inspection by any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if (i) necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that (A) any decision regarding the disclosure of information pursuant to subsection (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subsection (ii), each Holder of Registrable Securities agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company’s expense, may undertake appropriate action to prevent disclosure of such Records;
     (j) not later than the effective date of a Registration Statement, the Company shall provide to the Holders the CUSIP number for all Registrable Securities; and
     (k) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of

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a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, addressed to each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters, (ii) use commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Registrable Securities covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures customary for underwritten public offerings, but in any event no less favorable to the indemnified parties than the provisions set forth in Section 8, and (iv) provide for the reasonable participation and cooperation by the management of the Company with respect thereto, including participation by management in road shows, investor meetings and other customary cooperation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.
     The Company may require each Holder of Registrable Securities covered by a Registration Statement to furnish such information regarding such Holder and such Holder’s intended method of disposition of such Registrable Securities as it may from time to time reasonably request in writing. If any such information is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder’s Registrable Securities from such Registration Statement. Notwithstanding the foregoing, in no event shall any Holder be required to provide any information about its investors unless required by the SEC to do so.
     Each Holder of Registrable Securities covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v), that such Holder shall discontinue disposition of any Registrable Securities covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(g), or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such request.

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     Each Holder of Registrable Securities covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus, Free Writing Prospectus, road show or Prospectus in connection with the offering of such Registrable Securities.
6. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees, including FINRA filing fees, (ii) all fees and expenses of compliance with securities or “Blue Sky” laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any) and the expenses ordinarily paid by issuers in connection with a road show, (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (vii) the reasonable fees and disbursements of one counsel, other than the Company’s counsel, selected by Holders of a majority of the Registrable Securities being registered, to represent all such Holders, (viii) in the event of an underwritten offering, the expenses of the Company and the underwriters associated with any “road show” which are customarily paid or reimbursed by issuers, and (ix) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons retained by any Holder, other than one counsel for all such Holders, and any discounts, commissions or brokers’ fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Securities by a Holder, will be payable by such Holder and the Company will have no obligation to pay any such amounts.
7. Underwriting Requirements.
     (a) Subject to Section 7(c), any Holder shall have the right, by written notice, to request that any Demand Registration provide for an underwritten offering but the Company shall be under no obligation to conduct more than two (2) underwritten offerings hereunder.
     (b) In the case of any underwritten offering pursuant to a Demand Registration, the Holders of a majority of the Registrable Securities to be disposed of in connection therewith shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to the Company. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering.
     (c) In the case of any Piggyback Registration that is an underwritten offering, no Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into (i) an underwriting or other agreement with such institution or institutions for such offering, and (ii) powers of attorney and custody agreements, in each case in such form as the Company and such institution or institutions shall reasonably determine; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to

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make any representation or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s ownership of the shares to be sold pursuant to such underwriting, such holder’s stabilization activities, and with respect to information provided in writing by such holder expressly for use in any Registration Statement) or to undertake any indemnification or contribution obligations to the Company or any underwriter with respect thereto, other than as specifically provided in Section 8.
8. Indemnification; Liquidated Damages
     (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including costs of investigation or preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or based upon (w) any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto, any preliminary prospectus, any Free Writing Prospectus, any information the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, or any other material or information provided to or made available to investors by, or with the approval of, the Company in connection with the offering, including any road show for the offering (collectively, “Marketing Materials”), or (x) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use in the Marketing Materials; provided, however, that the Company shall not be liable to any such Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (A) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus, (B) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities, and (C) such losses relate to sales during an Interruption Period or Delay Period.
     (b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the

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Company in writing such information as the Company reasonably requests for use in connection with the Marketing Materials and agrees to indemnify, severally and not jointly with the other Holders and to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon (x) any untrue or alleged untrue statement of a material fact contained in the Marketing Materials or (y) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon and is consistent with information so furnished in writing by or on behalf of such Holder to the Company expressly for use in such Marketing Materials. No Holder shall be held liable for any damages in excess of the total amount of proceeds received by such Holder from the sale of the Registrable Securities sold by such Holder (net of all underwriting discounts and commissions) under that particular Registration Statement.
     (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party agrees to pay such fees and expenses; (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any proceeding (including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are in addition to or are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other indemnified parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to subsection (3) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not consent to entry of any judgment or

15

enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.
     (d) Contribution. If the indemnification provided for in this Section 8 is applicable in accordance with its terms but is legally unavailable to an Indemnified Party in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an Indemnifying Party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Securities sold by such Holder (net of all underwriting discounts and commissions) exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     (e) Liquidated Damages. Notwithstanding anything to the contrary herein, if (i) the Company does not receive No-Action Relief from the SEC, and the Shelf Registration is not filed as provided for in Section 2(e) on or before September 30, 2011, (ii) the Company receives No-Action Relief on or prior to June 29, 2011 and the Shelf Registration as provided for in Section 2(e) is not declared effective by the SEC on or before the later of (a) 90 days after receiving such No-Action Relief or (b) June 30, 2011, (iii) the effectiveness of the Shelf Registration is not continuously maintained for the period specified in Section 2(f) (other than as a result of any Delay Periods or Interruption Periods permitted under this Agreement); or (iv) the aggregate number of days in all Delay Periods and Interruption Periods occurring during any twelve (12) month period exceeds sixty (60) days (any such event, in clauses (i) through (iv) immediately above (a “Registration Failure”), then the Company shall be obligated to pay to each Holder of Registrable Securities, as liquidated damages and not as a penalty, an amount

16

equal to $[__]1 multiplied by the number of Registrable Securities held by such Holder on such day (as certified in writing by such Holders) for each day that a Registration Failure is continuing and has not been cured. Such payment shall be made by wire transfer to an account designated by the Holder on the first day of each month following the date on which such amounts become payable and shall continue to be made on the first day of each subsequent month for which amounts have accrued under this Section 8(e) until all amounts due have been paid. The Company shall not be required to make any payment to any Holder until it receives a certification as to the number of Registrable Securities held by such Holder at such time. The parties agree that in the event that a Registration Failure occurs the Holders of Registrable Securities will suffer damages and that the amount of such damages will be difficult to estimate. Accordingly, each party agrees that the receipt of the liquidated damages provided for in this Section 8(e) are reasonable and shall be the sole measure of damages of the Registered Holders in the event that a Registration Failure occurs; provided, that nothing shall prevent a Holder of Registrable Securities from seeking specific performance of the Company’s obligations hereunder as provided in Section 10(f). Notwithstanding the foregoing, the aggregated amount of such liquidated damages payable by the Company under this Agreement shall not exceed $2,000,000.
9. Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a registration statement relating to the Common Stock has been declared effective under either the Securities Act or the Exchange Act, the Company agrees to use its commercially reasonable efforts to:
     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the earlier of (i) such time as a registration statement relating to the Common Stock has been declared effective under either the Securities Act or the Exchange Act or (ii) the date that the Company becomes subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act, for so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act.
     (b) Use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements).
     (c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such

[1]	Calculated by multiplying (i) 5% by (ii) the per Share value based on the midpoint of the range of the Plan Value, and dividing the product by 365.

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other reports and documents of the Company and other information as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.
10. Miscellaneous.
     (a) Limitations on Subsequent Registration Rights. After the date of this Agreement, the Company shall not grant registration rights with respect to any securities of the same class, or securities that are convertible into or exchangeable or exercisable for the same class, as the Registrable Securities which (i) permit any other person to register securities on terms which are more advantageous in any respect to the persons holding such other securities than the rights granted to the Holders of Registrable Securities hereunder, or (ii) permit the inclusion of securities in any Registration Statement (other than one requested by the holders of such securities) unless the rights to include such other securities are junior or secondary to the rights granted to the Holders of the Registrable Securities hereunder
     (b) Termination. This Agreement and the obligations of the Company and the Holders hereunder (other than with respect to Section 8) shall terminate on the first date on which no Registrable Securities remain outstanding. In addition, the obligations of the Company and of any Holder, other than those obligations contained in Section 8, shall terminate with respect to the Company and such Holder when such Holder no longer holds any Registrable Securities.
     (c) Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (i) when personally delivered to the party to be notified; (ii) when sent by confirmed facsimile to the party to be notified at the number set forth below; (iii) when sent by email to the party to be notified at the email address set forth below; (iv) three (3) Business Days after deposit in the United States mail postage prepaid by certified or registered mail return receipt requested and addressed to the party to be notified as set forth below; or (v) one (1) Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth below with next-business-day delivery guaranteed, in each case as follows:
In the case of the Company, to:
Tronox, Inc.
3301 N.W. 150th Street
Oklahoma City, Oklahoma 73134
Attention: Michael J. Foster
Telephone: 405.775.5171
M: 405.802.4185
Facsimile: 405.302.4706
e-mail: michael.foster@tronox.com

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With a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Christian O. Nagler
Telephone: 212-446-4660
Facsimile:
Email: Christian.Nagler@kirkland.com
In the case of the Backstop Holders:
To the names and addresses set forth on the signature pages hereto.
With a copy (which copy shall not constitute notice) to:
Milbank, Tweed, Hadley & McCloy llp
1 Chase Manhattan Plaza
New York, New York 10005
Attention: Thomas C. Janson
Telephone: (212) 530-5000
Facsimile: (212) 530-5219
Email: tjanson@milbank.com
In the case of any other Holder, to such Holder at its address set forth in the stock ledger of the Company.
     (d) Separability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.
     (e) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, legal representatives, successors and assigns. The rights to cause the Company to register Registrable Securities pursuant to Sections 2, 3 and 4 may be assigned in connection with any transfer or assignment by a Holder of Registrable Securities, provided, that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder; and (iii) such assignee or transferee executes this Agreement and is (A) an affiliate of the Holder (B) a partner or member of the Holder or an affiliate of the Holder or (C) holds (after giving effect to such transfer) (I) at least one percent (1%) of the issued and outstanding shares or (II) all shares of Registrable Securities held by a Holder prior to such transfer if transferred to a single entity. No transfer or assignment will divest a Holder or any subsequent owner of any rights or powers hereunder unless all Registrable Securities are transferred or assigned.

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     (f) Specific Performance. The Company acknowledges and agrees that (a) irreparable damages would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and (b) remedies at law would not be adequate to compensate the non-breaching party. Accordingly, the Company agrees that each Holder of Registrable Securities shall have the right, in addition to any other rights and remedies existing in its favor, to an injunction or injunctions to prevent breaches of this Agreement and to enforce its rights hereunder. The right to equitable relief, including an injunction, shall not be limited by any other provision of this Agreement. In any action or proceeding against it seeking an injunction or other equitable relief to enforce the provisions of this Agreement, the Company hereby (i) waives and agrees not to assert any defense that an adequate remedy exists at law or that a Holder of Registrable Securities would not be irreparably harmed and (ii) waives and agrees not to seek any requirement for the posting of any bond or other security in connection with any such action or proceeding.
     (g) Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.
     (h) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless (i) the Company has obtained the written consent of Holders of at least a majority in number of the Registrable Securities then outstanding, or (ii) such changes are not adverse to any Holder.
     (i) Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the Company and any other party mentioned in such release or announcement, except to the extent that such issuing party is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall to the extent practicable provide the Company and any such other party with an opportunity to review and comment on such release or announcement in advance of its issuance.
     (j) Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses, except as otherwise set forth herein.
     (k) Interpretation.
          (i) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
          (ii) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or

20

phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
          (iii) The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.
          (iv) When a reference is made in this Agreement to a Section, paragraph, Exhibit or Schedule, such reference is to a Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.
          (v) The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to include the words “without limitation”, unless otherwise specified.
          (vi) A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns.
     (l) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to each other party.
     (m) Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the internal laws of the State of New York.
     (n) Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.
     (o) FWP Consent. No Holder shall use a Holder Free Writing Prospectus without the prior written consent of the Company, which consent shall not be unreasonably withheld.
[Signature Pages Follow]

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          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[TRONOX INC.]
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

BACKSTOP HOLDER

By:

Name:
Title:

Address:

[Signature Page to Registration Rights Agreement]